As filed with the Securities and Exchange Commission on September 23, 2014

Registration No. 333-194359

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

Amendment No. 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JRSIS HEALTH CARE CORPORATION.

(Exact name of Registrant as specified in its charter)

Florida	8099	46-4562047
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 st – 7 th Floor, Industrial and Commercial Bank Building,

Xingfu Street, Hulan Town, Hulan District, Harbin City,

Heilongjiang Province, China 150025

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

SOUTH MILHAUSEN, P.A.

Gateway Center

1000 Legion Place, Suite 1200

Orlando, FL 32801

Office: (407) 539-1638

Fax: (407) 539-2679

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

with a copy to:

William D. O’Neal, Esq.

Attorney at Law

4400 North Scottsdale Road

Suite 9-208

Scottsdale, AZ 85251

Office: (530) 386-8085

Fax- (888) 353-8842

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Primary Offering
Common Stock, $0.001 per share	6,411,000	$0.5725	$3,670,297.50
Secondary
Common Stock, $0.001 per share	1,589,000	$0.5725	$909,702.50
Total	8,000,000	$0.5725	$4,580,000.00	$590

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be amended. The Issuer may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED September 23, 2014

PRELIMINARY PROSPECTUS

JRSIS HEALTH CARE CORPORATION.

8,000,000 SHARES OF COMMON STOCK

   OFFERING PRICE $0.5725PER SHARE

Of the 8,000,000 shares of common stock offered by this prospectus, 6,411,000 shares are being sold by us and 1,589,000 shares are being sold by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders

Public Offering Prospectus

We are offering on a best-efforts basis 6,411,000 shares of common stock in our initial public offering, without any involvement   of   underwriters or broker-dealers.  We are offering the shares of common stock at a public offering price of $0.5725 per share. While we intend to pursue a quotation of our shares on the OTC Bulletin Board, we are not currently listed or quoted on any exchange or electronic quotation system; thus there is currently no public market for our common stock and there is no assurance that we will obtain any such listing or quotation or that any public market will ever develop or exist for our common shares. The offering does not require that we sell a minimum number of shares.  The proceeds from the sale of the shares in this offering will immediately be payable to JRSIS HEALTH CARE CORPORATION, and used in our operations. Funds will be deposited in our corporate bank account and we are not establishing any escrow account.  As a result, creditors could attach the funds.

The offering shall terminate on the earlier of (i) 180 days after the effectiveness of the registration statement or (ii) when the offering is fully subscribed for. Our ability to terminate the offering is limited to ending the duration of the offering and accepting the amount of shareholder funds as of the termination date.

Our common stock will be sold by our officers and directors and we will not be utilizing an underwriter for this offering. The intended methods of communication with potential investors include, without limitation, telephone and personal contacts. For more information, see the section of this prospectus entitled "Plan of Distribution."

Resale Offering Prospectus

We are also registering for resale 1,589,000 shares of our common stock by selling stockholders (the "Resale Offering"). The selling security holders will offer and sell our common stock at a fixed price of $0.5725 per share, until a public market emerges for our common stock and, thereafter, at prevailing market prices.

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The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

• They contain different outside front covers;

• They contain different The Offering sections beginning on page 54;

• They contain different Use of Proceeds sections on page 63;

• The Dilution section on page 27 of the Public Offering Prospectus is deleted from the Resale Prospectus;

• A Selling Stockholder section is included in the Resale Prospectus beginning on page 64;

• They contain different Plan of Distribution sections beginning on page 46 of the Public Offering Prospectus and page 66 of the Resale Prospectus;

• The outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 15 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. You should rely only on the information contained in this prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, JRSIS HEALTH CARE CORPORATION or the shares of our common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is September 23, 2014

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You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from or in addition to that contained in this Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and are seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the common stock. Our business, financial conditions, results of operations and prospects may have changed since that date.

We have not done anything that would permit this offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this Prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 15. All references to “we,” “us,” “our,”, “Company” or similar terms used in this prospectus refer to JRSIS HEALTH CARE CORPORATION.  Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending December 31. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock.

Corporate Background and Business Overview

JRSIS HEALTH CARE CORPORATION was incorporated in the State of Florida on November 20, 2013. Our corporate address is 1 st – 7 th Floor, Industrial and Commercial Bank Building, Xingfu Street, Hulan Town, Hulan District, Harbin City, Heilongjiang Province, China 150025. Our telephone number is 0086-451-56888933.

On December 20, 2013, we acquired One Hundred Percent (100%) of the issued and outstanding capital stock of JRSIS Health Care Limited, a privately held Limited Liability Company registered in the British Virgin Islands (“JHCL”) for Twelve Million (12,000,000) shares of our common stock. JHCL, through its wholly owned subsidiary, Runteng Medical Group Co., Ltd (“Runteng”), holds majority ownership in Harbin Jiarun Hospital Co., Ltd, a company duly incorporated, organized and validly existing under the laws of China (“Jiarun”). We provide full scale medical services in the Heilongjiang region in China. As the parent company, we rely on Jiarun to conduct One Hundred Percent (100%) of our businesses and operations.

Established in February 2006, Harbin Jiarun Hospital Co., Ltd is a privately held, full medical service hospital established in Harbin City of Heilongjiang, China. Jiarun is serving in a municipal and county level and providing both Western and Chinese medical practices to the citizens of Harbin. Strategically located in the heart of Harbin, the Hospital is operating in over 3,200 square meters of space spread out over 7 stories for residential and walk-in clinic patients, emergency treatments, radiology and day to day management. With over 150 open medical beds and 185 medical staffers (consisting of 68 licensed doctors and 19 surgeons, 15 drug management, 81 nurses, 2 dentists) and supported by 40 non-medical employees, the Hospital is capable of serving as much as 4,315 inpatients and 263 thousand outpatients on an annual basis. Beds are provided to hospitalized patients, who usually have more serious health condition, may also need surgery, the treatment cycle will generally be days, weeks, or even months. On average, the hospital normally intakes much higher number of outpatients (patient who stays within the hospital for medical and/or healthcare services for less than 24 hours) than of inpatients (patient whose stays exceed 24 hours) on an annual basis. For the fiscal year ended December 31, 2013, the Hospital has serviced 249,540 outpatients while only servicing total of 4,100 inpatients for the same fiscal year. For the fiscal year 2012, the hospital has serviced 150,670 outpatients and 3,620 inpatients in total. While outpatients do stay far less time within the facility, they do however, require medical beddings to allow for various medical procedures to be performed on them from time to time, thus consuming some of the available beds.

On November 10, 2013, Jiarun Hospital entered into a Rental Agreement to lease current hospital building from Junsheng Zhang, the owner of Jiarun hospital, the renting agreement for the current hospital building contains the following provisions:

• Rental payments of RMB85, 000 per month.

• The renting period is from January 1, 2014 to September 30, 2014

• Jiarun Hospital is responsible for paying and undertaking all expenses incurred during the rental period, expenses are include: water charge, electricity charge, gas fee, telephone costs, cleaning, heating fee and property management fee, as well as other taxes and expenses.

•The building is to be used solely for Harbin Jiarun Hospital Co., Ltd’s operations.

•During the rental period, the building maintenance costs will be paid by Jiarun Hospital.

We intend to terminate the existing rental agreement with the present owner of Jiarun hospital building when the new facility is completed and immediately to conduct our operations solely from the new facility, as the new facility is considerably larger than current hospital.

The current hospital building has over 3,200m 2 in space spread out in 7 stories. It is working close to its maximum capacity. Current organic growth is limited by operation capacity. The hospital is expanding operation capacity through the cash generated from operations and through current owner contributions. To date Harbin Baiyi Real Estate Development Co., Ltd, (which is the same owner of Jiarun Hospital), has already completed construction of the new building. The management has entered into a leasing agreement with Harbin Baiyi Real Estate Development Co., Ltd. for the new medical facility which has over 24,000 m 2 (increase from 3,200m 2 ) in space spread out in 26 floors in the heart of Harbin City that will contain over 500 open beds and 10-15 operating rooms. Therefore, JRSIS anticipates the sales rate will increase around 64% (compare to the year 2013) in the first year after to use the new medical facility.

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Harbin is the capital city of province of Heilongjiang, China's most North-easterly province. The province has a population of 39 million and Harbin's population is registered to be 10 million. We are located in Hulan district of Harbin, which has a population of 800,000 people [http://www.hulan.gov.cn/hlgk/]

We are competing with two government-owned hospitals in the Hulan district of Harbin city. One is operating in over 8,300 m 2 of space, contain about 200 open beds and about 370 employees; The other one is operating in over 21,000m 2 of space, contain about 300 open beds and about 580 employees .

By offering services that are based on its competitive advantages. Here’s what our employees and customers said the hospital does the best:

-                Provides the one high-quality emergency, primary care, and retail pharmacy within its service area

-                Staffs the hospital with personnel who have superior knowledge to support efficient operations

-                Offers the best care possible by maintaining its full staff of highly-experienced nurses

-                Providing advanced medical facilities and comfortable environments

-                Maintaining the highest level of professional healthcare

-                Maintaining competitive prices for medical treatment and drugs and medications

The hospital industry today constantly face pressure from all sides to provide the highest quality healthcare services while implementing strict cost controls and meeting increasing regulatory requirements. In order to solve this difficult problems, Jiarun has created hospital-wide labour union empowered to analyze problems and to develop, implement, and sustain solutions designed jointly by the labour union and the top management group aiming to improve productivity and service quality throughout the hospital.

Equipped with over 93 pieces of the medical equipment, the Hospital provides well rounded medical services to all of its patients. From less complicated services such as Dentistry to highly sophisticated operations such as General Surgery, the Hospital’s staff are prepared to provide immediate medical treatment services throughout all 24 hours of the day. For the year 2013, the Hospital has conducted about 4,100 inpatient, representing approximately 95% of the hospital’s maximum medical capacity.

The Hospital is currently run by a staff of 185 medically trained personnel and supported by 40 non- medical staff for day to day office work. In the year 2013, the Hospital had served about 4,100 inpatient while providing clinical services to as much as 250 thousand outpatients. Of the many services provided by the Hospital, Internal Medicine and Surgery Performance account for as much as 57.37% of Jiarun’s revenue source.

It is common in China, we generate revenues from providing both medical treatment and the sale of medicine, respectively making up of 49% and 51% of the total revenues for the six months ended June 30, 2014, 52% and 48% of the total revenues for the year ended December 31, 2013.

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Medical Services

The hospital offers a comprehensive range of services—from heart surgery to emergency services to radiology and women’s health. Continuum of care includes wellness programs, inpatient and outpatient services and rehabilitation. The hospital provides modern facilities and cutting-edge equipment, as well as highly skilled and experienced personnel ready to attend to patient medical and healthcare needs. We offer comprehensive healthcare services including: Treatment, X-ray, Electrocardiographic, Surgery, Bed, Body checking, Inspection, Clinic, Ultrasound, Material, Oxygen and others. Breakdown of patient service revenue as fallowing:

	For Six Months Ended Jun 30, 2014	For the Year Ended Dec 31, 2013

Patient services
Bed	$44,177	$63,652
Electrocardiographic	40,301	45,329
Treatment	276,396	348,799
X-ray	274,840	451,117
Surgery	153,987	316,353
Test	377,017	492,886
Inspection	19,561	31,474
Clinic	33,003	53,631
Ultrasound	103,321	162,216
Material	122,073	167,033
Anesthesia	31,340	50,781
Other	40,977	83,473
Total	$1,516,993	$2,266,744

The types of products that we sell include western medicine, Chinese medicine and herbal medicine. The hospital needs to confirm that the patients are prescribed with the right medication, at the right dosage, and at the right time. Pharmacists work throughout the hospital. Hospital can help patient to understand complicated drug therapies, explain why certain laboratory tests are required, and let patient know about the risks and benefits of the medications. Thus, allowing the patient to understand the needs to purchase medicines from hospital thereby generating sales revenue to the hospital.

The revenue from medicine sales as the following:

	For Six Months Ended Jun 30, 2014	For the Year Ended Dec 31, 2013
Medicine:
Western medicine	$1,345,220	$1,760,281
Chinese medicine	166,949	266,064
Herbal medicine	37,212	58,147
Total medicine	$1,549,381	$2,084,492

On a three (3) year basis, Jiarun’s revenue has been growing at a compound rate of approximately 28.00% annually and the Hospital anticipates this trend will slow down but will remain in the high double digits as long as Jiarun’s facility operates at current level of patient and services efficiency. However, accounting for the fact that the hospital is working close to its maximum capacity, this growth trend may only extend for only 2 years unless physical capacity of the hospital is increased. In consideration of this future growth cap, the management has entered into a leasing agreement with Harbin Baiyi Real Estate Development Co., Ltd. for a new 26 floors medical facility in the heart of Harbin City that will contain over 500 open beds and 10-15 operating rooms. The hospital completed the building construction in November of 2013, and it is in the process of decorating, with an anticipated completion date in the third quarter of 2014.

For the long run, we intend to implement two primary strategies to expand and grow the size of our hospital:

We are expanding our hospital operation capacity through the cash generated from operations and through current owner contributions. To date Baiyi has completed the construction of the new building. The new hospital facility is presently undergoing painting and decoration. This is expected to be finished in third quarter of 2014 so that the Hospital can be prepared for expanded medical service operations to commence towards the third quarter of 2014. Therefore, additional sophisticated equipment and professional staffs are a must for us to utilize fully of the new facility.

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In April 2014, Jiarun has spent 1.5m RMB in purchasing additional clinicar, as a sign that Jiarun is promoting its business by providing mobile clinical free medicine services. The Mobile Clinic will provide free medical services around Jiarun Hospital community. With the Jiarun new hospital building is put into use, Jiarun will be able to further improve its healthcare services ability and expand its service coverage area to additional communities and towns.

Harbin Baiyi Real Estate Development Co., Ltd completed the construction of a new 26 floors medical facility in the heart of Harbin City. The owner of Harbin Baiyi Real Estate Development Co., Ltd is also the owner of Jiarun hospital. The new hospital facility was constructed by Baiyi where which the land itself was also purchased by Baiyi in 2011. The management concluded to separate the purchase of the land and the construction of the facility from Jiarun and place all ownership to Baiyi as in accordance to the regulatory rules in PRC, Baiyi will have a much better advantage in obtaining financing facilities for the development and construction of the hospital facility than of Jiarun. In accordance to PRC bank regulation, banks are highly limited to accept buildings as collateral for obtaining banking or financing facilities if the borrower operates within the hospital industry.

Further to the PRC banking restriction, Jiarun was not able to generate sufficient capital to support the new building construction plus land costs. However, the management was about to come up with sufficient funding to complete the purchase and construction as they have more funding channel to support the new hospital facility construction, such as shopping center profit, medicine retail and trading profits and etc.

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The following diagram illustrates our corporate structure before completion of this Offering.

We don’t have any materially changes to our corporate structure upon completion of the new facility.

Business Strategy

We intend to implement two primary strategies to expand and grow the size of our hospital:

(i) We are expanding our hospital operation capacity through the cash generated from operations and through current owner contributions. To date we have already completed construction of the new building. The building is presently undergoing painting and decoration. The new hospital building decoration include outside and inside wall painting, floor coverings, pipeline, electricity, furniture, lift, air-conditioning, central heating installation, purchase medical equipment and installation, purchase beds and doors and so on.

After the new facility is completed, the hospital intends to use the proceeds to hire additional professional staffs and purchase additional medical equipment that are more advance and updated. All medical personnel will be expected to understand and be specialized in some medical technology. Furthermore, the Hospital will expect these personnel to uphold the highest medical ethics mentality and demonstrate top level medical services.

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(ii) We have plans to acquire similar sized hospitals in second tier cities throughout China.

In the past two decades, numerous cities in China have experienced unprecedented economic growth. This economic phenomenon triggered the rise of a classification system based on “tiers” that aims to rank cities throughout China in terms of their population size, development of services, infrastructure and cosmopolitan nature. Although the tier system is often criticized for being inexact and lacking standardized criteria, it can serve as a useful reference for companies that are trying to structure their China strategy.

To be considered in the second tier, a city should have a population of at least three million and a minimum GDP equivalent to USD 2,000 per capita. [http://www.chinasourcingblog.org]

With more than 30 years working and business experience in health and medical services industry, management believes that we have strong opportunities to acquire other similar and/or smaller size hospitals in second tier cities throughout China. We intend to actively pursue acquisition opportunities as they arise. Currently we have no written agreements for hospital acquisition targets, and there can be no assurance that we will be able to locate any suitable target or negotiate definitive terms with them.

From January 1, 2012 to December 31, 2012, we have generated revenues of $3,481,100, with assets of $1,614,754 as of December 31, 2012, and we have incurred net income of $1,145,094.  For the year end of December 31, 2013, we have generated revenues of $4,351,236, with assets of $18,519,798, and we have generated net income of $1,322,692. For six months ended of June 30, 2014, we have generated revenues of $3,066,374, with assets of $20,343,704, and we have generated net income of $567,040. Based on our financial history since January 01, 2011, our independent auditor has expressed no doubt to our ability to continue as a going concern.

Since our incorporation, we have made significant purchases of medical equipment and other assets necessary for the operation of the Hospital.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

We have three (3) executive officers who also serve as three (3) of our four (4) directors. They are Junsheng Zhang, Lihua Sun and Xuewei Zhang. None of our officers live in the United States.

Implications of Being an Emerging Growth Company

As a company with less than $1 billion in revenue in our last fiscal year, we are defined as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.  We will retain “emerging growth company” status until the earliest of:

·	The last day of the fiscal year during which our annual revenues are equal to or exceed $1 billion;

·	The last day of the fiscal year following the fifth anniversary of our first sale of common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, which we refer to in this document as the Securities Act;

·	The date on which we have issued more than $1 billion in nonconvertible debt in a previous three-year period; or

·	The date on which we qualify as a large accelerated filer under Rule 12b-2 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., an issuer with a public float of $700 million that has been filing reports with the U.S. Securities and Exchange Commission (“SEC”) under the Exchange Act for at least 12 months).

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to SEC reporting companies.  For so long as we remain an emerging growth company we will not be required to:

·	Have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Wall Street Reform and Consumer Protection Act of 2002;

·	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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·	Submit certain executive compensation matters to stockholder non-binding advisory votes;

·	Submit for stockholder approval golden parachute payments not previously approved;

·	Disclose certain executive compensation related items, as we will be subject to the scaled disclosure requirements of a smaller reporting company with respect to executive compensation disclosure; and

·	Present more than two years of audited financial statements and two years of selected financial data in this registration statement and future filings, instead of the customary three years for audited financial statements and five years for selected financial data.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result, our financial statements may not be comparable to companies that comply with public company effective dates.  The decision to opt out is irrevocable.

Because the worldwide market value of our common stock held by non-affiliates, or public float, is below $75 million, we are also a “smaller reporting company” as defined under the Exchange Act.  Some of the foregoing reduced disclosure and other requirements are also available to us because we are a smaller reporting company and may continue to be available to us even after we are no longer an emerging growth company under the JOBS Act but remain a smaller reporting company under the Exchange Act.  As a smaller reporting company we are not required to:

·	Have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and
·	Present more than two years of audited financial statements in our registration statements and annual reports on Form 10-K and present any selected financial data in such registration statements and annual reports filings made by the Company on the EDGAR Company Search page of the Securities and Exchange Commission's Web site, the address for which is www.sec.gov. The public may read and copy any materials the Company files with the SEC at the SEC's Public.

Summary of the Offering

Shares of common stock being offered by us:	8,000,000 shares of our common stock.
Offering price:	$0.5725 per share of common stock.

Number of shares outstanding before the offering:	12,000,000
Number of shares outstanding after the offering, if all the shares are sold:	20,000,000

Use of Proceeds:	Hospital expansion and working capitals. See “Use of Proceeds” on page 26.

Offering Period:	The offering shall terminate on the earlier of (i) 180 days after the effectiveness of the registration statement or (ii) when the offering is fully subscribed for.
Risk Factors:	See “Risk Factors” beginning on page15 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.
Dividend Policy:	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

This offering shall be conducted concurrently with the offering of shares by the selling shareholders and could adversely affect the Company’s ability to raise necessary funds in its own offering.

Summary Financial Data

The following selected financial information for the six months ended June 30, 2014 and 2013 is derived from our unaudited interim financial statements, and for the year ended of December 31, 2012 and 2013 is derived from our audited annual financial statements. The information contained in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the financial statements and accompanying notes included in this prospectus.

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JRSIS HEALTH CARE CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30,
	2014 (Unaudited)	December 31, 2013	December 31, 2012
Assets
Current Assets:
Cash and cash equivalents	$1,075,082	$631,288	$200,475
Accounts receivable, net	449,870	271,427	206,165
Inventories	92,369	98,300	60,455
Other receivables	2,842	2,699	2,137
Prepayments	860,286	61,572	54,059
Advance to related parties	94,742	180,930	-
Deposits for capital leases - current portion	-	19,300	19,501
Total current assets	2,575,191	1,265,516	542,792

Construction in progress	15,578,995	15,346,873	-
Property and equipment, net	1,702,323	1,416,732	1,053,280
Deposits for capital leases	487,195	490,677	18,682
Total assets	$20,343,704	$18,519,798	$1,614,754

Liabilities and shareholders’ equity
Current Liabilities:
Accounts payable	$114,636	$84,469	$45,435
Deposits received	6,701	9,208	5,969
Due to related parties	4,816	-	301,324
Other payable	18,597	18,569	168
Payroll payable	29,463	26,975	44,455
Capital lease obligations - current portion	971,927	211,459	135,365
Total current liabilities	1,146,140	350,680	532,716
Capital lease obligations	14,598,853	15,024,218	74,124
Total liabilities	$15,744,993	$15,374,898	$606,840

Shareholders’ equity
Common stock; $0.001 par value, 100,000,000 shares authorized ; 13,589,000 and 12,000,000 issued and outstanding at June 30,2014 and December 31,2013, respectively	13,589	12,000	-
Additional paid-in capital	946,114	38,000	-
Retained earnings	772,450	399,977	-
Other comprehensive income	8,149	23,859	-
Total shareholders’ equity of the Company	1,740,302	473,836	-
Non-controlling interest	2,858,409	2,671,064	1,007,914
Total shareholders’ equity	4,598,711	3,144,900	1,007,914
Total liabilities and shareholders’ equity	$20,343,704	$18,519,798	$1,614,754

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JRSIS HEALTH CARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2014 (Unaudited)	2013 (Unaudited)	2013	2012
Revenue:
Medicine	$1,549,381	$1,034,506	$2,084,492	$1,767,902
Patient services	1,516,993	1,071,686	2,266,744	1,713,198
Total revenue	3,066,374	2,106,192	4,351,236	3,481,100
Operating costs and expenses:
Cost of medicine sold	903,629	620,400	1,247,915	1,029,180
Medical consumables	215,640	132,657	307,493	192,502
Salaries and benefits	545,135	403,063	890,780	692,620
Office supplies	50,271	35,096	65,472	75,482
Vehicle expenses	20,572	23,659	60,353	42,335
Utilities expenses	38,370	37,141	67,474	49,124
Rentals and leases	84,173	81,760	165,667	132,915
Advertising and promotion expenses	2,535	1,067	5,344	13,103
Interest expense	499,129	6,876	12,765	14,200
Professional fee	79,702	46,483	93,776	-
Depreciation	70,491	53,505	116,378	92,294
Total operating costs and expenses	2,509,647	1,441,707	3,033,417	2,333,755
Earnings from operations before other income and income taxes	556,727	664,485	1,317,819	1,147,345
Other income	11,759	299	6,857	(264)
Earnings from operations before income taxes	568,486	664,784	1,324,676	1,147,081
Income tax	1,446	998	1,984	1,987
Net income	567,040	663,786	1,322,692	1,145,094
Less: net income attributable to non-controlling interests	194,567	663,786	922,715	1,145,094
Net income attributable to the Company	$372,473	$-	$399,977	$-
Comprehensive income:
Foreign currency translation adjustment
Foreign currency translation adjustment attributable to non-controlling interests	(7,222)	27,681	37,927	138,998
Foreign currency translation adjustment attributable to the Company	(15,710)	-	23,859	-
Comprehensive income	$544,108	$691,467	$1,384,478	$1,284,092
Less: Comprehensive income attributable to non-controlling interests	$187,345	$691,467	$960,642	$1,284,092
Comprehensive income attributable to the Company	356,763	-	423,836	-
Basic and diluted earnings per share	$0.0278	$-	$ 0. 2897	$-
Weighted average number of shares outstanding	13,394,789	-	1,380,822	-

The biggest risks and uncertainties

Investing in JRSIS HEALTH CARE CORPORATION involves a high degree of risk. You should carefully consider the biggest risks and uncertainties summarized below, the risks described under “Risk Factors” beginning on page 15 of, and the other information contained in, this prospectus before you decide whether to invest our company. The biggest risks associated with our business are as follows:

Like most providers of medical services, we are subject to potential litigation.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and SEC regulations promulgated there under, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from potential revenue generating activities to compliance activities.

If we fail to properly manage the employment of our doctors and nurses, we may be subject to penalties including fines, loss of licenses, or an order to cease practice against our medical centers, which could materially and adversely affect our business.

Our business is heavily regulated. Failure to comply with applicable regulations and any changes in government policies or regulations could result in penalties, loss of licenses, additional compliance costs or other adverse consequences;

Our business exposes us to liability risks that are inherent in the operation of complex medical equipment, which may experience failures or cause injury either because of defects, faulty maintenance or repair, or improper use.

Our business exposes us to liability risks that are inherent in the operation of complex medical equipment, which may experience failures or cause injury either because of defects, faulty maintenance or repair, or improper use. Extended downtime of our medical equipment could result in lost revenues, dissatisfaction on the part of customers and damage to our reputation. Any injury caused by our medical equipment in our medical centers due to equipment defects, improper maintenance or improper operation could subject us to liability claims. Regardless of their merit or eventual outcome, such liability claims could result in significant legal defense costs for us, harm our reputation, and otherwise have a material adverse effect on our business, financial condition and results of operations.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Business

If we fail to properly manage the employment of our doctors and nurses, we may be subject to penalties including fines, loss of licenses, or an order to cease practice against our medical centers, which could materially and adversely affect our business.

The practicing activities of doctors and nurses are strictly regulated under the PRC laws and regulations. Doctors and nurses who practice at medical institutions must hold practicing licenses and may only practice within the scope and at the specific medical institutions for which their practicing licenses are registered.

In practice, it usually takes four to nine weeks for doctors and nurses to transfer their practicing licenses from one medical institution to another or add another medical institution to their permitted practicing institutions. Some of our recently hired doctors have submitted applications to transfer their practicing licenses from their previous employers to our medical centers but have not finished the process. We cannot assure you that these doctors will complete the transfer of their practicing licenses or the government procedures timely, or at all. Our failure to properly manage the employment of our doctors and nurses may subject us to administrative penalties including fines, loss of licenses, or, in the worst case scenario, an order to cease practice against our medical centers, which could materially and adversely affect our business.

Our business exposes us to liability risks that are inherent in the operation of complex medical equipment, which may experience failures or cause injury either because of defects, faulty maintenance or repair, or improper use.

Our business exposes us to liability risks that are inherent in the operation of complex medical equipment, which may experience failures or cause injury either because of defects, faulty maintenance or repair, or improper use. Extended downtime of our medical equipment could result in lost revenues, dissatisfaction on the part of customers and damage to our reputation. Any injury caused by our medical equipment in our medical centers due to equipment defects, improper maintenance or improper operation could subject us to liability claims. Regardless of their merit or eventual outcome, such liability claims could result in significant legal defense costs for us, harm our reputation, and otherwise have a material adverse effect on our business, financial condition and results of operations.

We primarily rely on equipment manufacturers or third-party service providers to maintain and repair the complex medical equipment used in our medical centers. If any of these manufacturers or third-party service providers fails to perform its contractual obligations to provide such services, or refuses to renew these service agreements on terms acceptable to us, or at all, we may not be able to find a suitable alternative service provider or establish our own maintenance and repair team in a timely manner. Similarly, any failure of or significant quality deterioration in such service providers’ services could materially and adversely affect customer experience. We also rely on both equipment manufacturers and our own internal expertise to provide technical training to our staff on the proper operation of such equipment. If such medical technicians are not properly and adequately trained, or if they make errors in the operation of the complex medical equipment even if they are properly trained, they may misuse or ineffectively use the complex medical equipment in our medical centers. Such failure could result in unsatisfactory medical examination results, diagnosis, treatment outcomes, patient injury or possibly death, any of which could materially and adversely affect our business, financial condition, results of operations and prospects.

Financial projections included with this Registration Statement may prove to be inaccurate.

Any projections are based on certain assumptions which could prove to inaccurate and which would be subject to future conditions, which may be beyond our control, such as general industry conditions. We may experience unanticipated costs, or anticipated revenues may not materialize, resulting in lower operating results than forecasted. We cannot assure that the results illustrated in any financial projections will in fact be realized by us. Any financial projections would be prepared by our management and would not be examined or compiled by independent certified public accountants. Counsel to us has had no participation in the preparation or review of any financial projections prepared by us. Accordingly, neither the independent certified public accountants nor our counsel would be able to provide any level of assurance on them. We cannot assure that we will be able to raise capital in this placement of common stock, or that we will have sufficient capital to expand our business operations. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us.

We may not be able to compete against companies with substantially greater resources.

The hospital industry is intensely competitive and we expect competition to intensify further in the future. This is a very capital intensive business and companies with greater resources may have advantages that make our model weaker in comparison.

Our business is subject to various government regulations.

We are subject to various federal, state and local laws affecting medical products in China. The State Food and Drug Administration (“SFDA”), Ministry of Health of The People’s Republic of China (“MoHPRC”) and equivalent state agencies regulate healthcare services made by businesses in the offering of service, which apply to us. We are also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general. Any such new regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

We cannot assure that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and reliant on acceptance of our brand name by local communities, physicians, patients and advertisers. Our operating performance is also heavily dependent on our ability to earn a profit from our services. We cannot assure as to whether we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

We may incur uninsured losses.

Although we maintain vehicle insurance and basic Chinese social insurances and related insurance, we cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. Should uninsured losses occur, the holders of our common stock and debt could lose their invested capital.

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Like most providers of medical services, we are subject to potential litigation.

We are exposed to the risk of litigation for a variety of reasons, including service liability lawsuits, employee lawsuits, commercial contract disputes, government enforcement actions, and other legal proceedings. We cannot assure that future litigation in which we may become involved will not have a material adverse effect on our financial condition, operating results, business performance, and business reputation.

We do not maintain any business liability insurance, insurance companies in China offer limited business insurance products. While business liability insurance is available to a limited extent in China, we have determined that the risks, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to purchase such insurance. Product or medical malpractice liability or uninsured damage to any of our medical centers or the medical equipment in our medical centers could result in significant disruption to the operation of our medical centers and result in a material adverse effect to our business, financial condition and results of operations.

We may incur cost overruns in the distribution of our various services.

We may incur substantial cost overruns in the distribution of our services. Unanticipated costs may force us to obtain additional capital or financing from other sources, or may cause us to lose our entire investment if we are unable to obtain the additional funds necessary to implement our business plan. We cannot assure that we will be able to obtain sufficient capital to successfully continue the implementation of our business plan. If a greater investment in the business is required due to cost overruns, the probability of earning a profit or a return of the Shareholders’ investment in us diminishes.

If we are unable to pay for loans timely, we could be subject to liens.

We may be subject to bank liens in the event that we default on loans from banks, if any. As a participant of the direct healthcare services industry, we do not have any bank loan existing. This is solely because the hospital buildings are highly restricted to be pledged as collaterals to obtaining loans from Chinese banks.

Directors and officers have limited liability.

Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the maximum extent permitted by business laws of the State of Florida. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business. We have no executed indemnification agreement.

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If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, all future success depends largely on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of JRSIS. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy. From our past experiences, we have never had difficulties hiring or retaining qualified personnel, independent contractors or advisors.

Our officers and directors will be conducting the offering without the services of an underwriter.

The offering of our shares will be conducted solely by our officers and directors. As such, no underwriter has been engaged or has engaged in any due diligence activities in connection with this offering. Further, no underwriter shall be confirming the accuracy of the disclosures in this Prospectus or will be providing us with any input as to the offering price.

Our offering is being conducted on a “best-efforts” basis.

We are conducting this offering on a “best-efforts” basis. There is no assurance that all or any of our shares will be sold pursuant to this offering. As such, the Company can make no assurances that any funds will be raised in the offering. In the event we are not able to raise additional funds through the offering, our operations will be adversely impacted.

Risks Related to the Company’s Corporate Structure

The failure to comply with PRC regulations relating to mergers and acquisitions of domestic enterprises by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure.

On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), joined by the China Securities Regulatory Commission (the “CSRC”), the State-owned Assets Supervision and Administration Commission of the State Council (the “SASAC”), the State Administration of Taxation (the “SAT”), the State Administration for Industry and Commerce (the “SAIC”), and the State Administration of Foreign Exchange (“SAFE”), jointly promulgated regulations entitled the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the "M&A Rules"), which took effect as of September 8, 2006. This regulation, among other things, has certain provisions that require offshore special purpose vehicles (“SPVs”) formed for the purpose of acquiring PRC domestic companies and controlled directly or indirectly by PRC individuals and companies, to obtain the approval of MOFCOM prior to engaging in such acquisitions and to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock market. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

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The application of the M&A Rules with respect to our corporate structure and to this offering remains unclear, with no current consensus existing among leading PRC law firms regarding the scope and applicability of the M&A Rules. We believe that the MOFCOM and CSRC approvals under the M&A Rules were not required in the context of our share exchange transaction because at such time the share exchange was a foreign related transaction governed by foreign laws, not subject to the jurisdiction of PRC laws and regulations. However, we cannot be certain that the relevant PRC government agencies, including the CSRC and MOFCOM, would reach the same conclusion, and we cannot be certain that MOFCOM or the CSRC may deem that the transactions effected by the share exchange circumvented the M&A Rules, and other rules and notices, and that prior MOFCOM or CSRC approval is required for this offering. Further, we cannot rule out the possibility that the relevant PRC government agencies, including MOFCOM, would deem that the M&A Rules required us or our entities in China to obtain approval from MOFCOM or other PRC regulatory agencies in connection with JRSIS’s control of Jiarun.

If the CSRC, MOFCOM, or another PRC regulatory agency subsequently determines that CSRC, MOFCOM or other approval was required for the share exchange transaction and/ or the VIE arrangements between JRSIS and Jiarun, or if prior CSRC approval for this offering is required and not obtained, we may face severe regulatory actions or other sanctions from MOFCOM, the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines or other penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel this offering, to restructure our current corporate structure, or to seek regulatory approvals that may be difficult or costly to obtain.

The M&A Rules, along with certain foreign exchange regulations discussed below, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our acquisition strategy. For example, our operating companies' ability to remit dividends to us, or to engage in foreign-currency-denominated borrowings, may be conditioned upon compliance with the SAFE registration requirements by such Chinese domestic residents, over whom we may have no control.

SAFE regulations relating to offshore investment activities by PRC residents may increase our administrative burdens and restrict our overseas and cross-border investment activity. If our shareholders and beneficial owners who are PRC residents fail to make any required applications, registrations and filings under such regulations, we may be unable to distribute profits and may become subject to liability under PRC laws.

SAFE has promulgated several regulations, including Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Oversea Special Purpose Vehicles, or "Circular No. 75," issued on October 21, 2005 and effective as of November 1, 2005 and certain implementation rules issued in recent years, requiring registrations with, and approvals from, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities. These regulations apply to our shareholders and beneficial owners who are PRC residents, and may affect any offshore acquisitions that we make in the future.

SAFE Circular No. 75 requires PRC residents, including both PRC legal person residents and/or natural person residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of equity financing with assets or equities of PRC companies, referred to in the notice as an "offshore special purpose company." In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to update his registration with the relevant SAFE branches, with respect to that offshore company, in connection with any material change involving an increase or decrease of capital, transfer or swap of shares, merger, division, equity or debt investment or creation of any security interest. Moreover, the PRC subsidiaries of that offshore company are required to coordinate and supervise the filing of SAFE registrations by the offshore company's shareholders who are PRC residents in a timely manner. If a PRC shareholder with a direct or indirect stake in an offshore parent company fails to make the required SAFE registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries, and the offshore parent company may also be prohibited from injecting additional capital into its PRC subsidiaries. Furthermore, failure to comply with the various SAFE registration requirements described above may result in liability for the PRC shareholders and the PRC subsidiaries under PRC law for foreign exchange registration evasion.

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Although we have requested our PRC shareholders to complete the SAFE Circular No. 75 registration, we cannot be certain that all of our PRC resident beneficial owners will comply with the SAFE regulations. The failure or inability of our PRC shareholders to receive any required approvals or make any required registrations may subject us to fines and legal sanctions, restrict our overseas or cross-border investment activities, prevent us from transferring the net proceeds of this offering or making other capital injection into our PRC subsidiaries, limit our PRC subsidiaries' ability to make distributions or pay dividends or affect our ownership structure, as a result of which our acquisition strategy and business operations and our ability to distribute profits to you could be materially and adversely affected.

Under Operating Rules on the Foreign Exchange Administration of the Involvement of Domestic Individuals in the Employee Stock Ownership Plans and Share Option Schemes of Overseas Listed Companies, issued and effective as of March 28, 2007 by the State Administration of Foreign Exchange, or "SAFE" ("Circular No. 78"), the employee stock option plan or share incentive plan should be registered with the SAFE or its local branches and complete certain other procedures related to the share option or other share incentive plan through the PRC subsidiary of such overseas listed company or any other qualified PRC agent before such grants are made. We believe that all of our PRC employees who are granted share options are subject to SAFE No. 78. In addition, PRC residents who are granted shares or share options by an overseas listed company according to its employee share option or share incentive plan are required to obtain approval from the SAFE or its local branches. We intend to grant our PRC employees stock options pursuant to an employee stock option plan. We will request our PRC management, personnel, directors and employees who are to be granted stock options to register them with local SAFE pursuant to Circular No.78. However, we cannot assure you that each of these individuals will successfully comply with all the required procedures above. If we or our PRC security holders fail to comply with these regulations, we or our PRC security holders may be subject to fines and legal sanctions. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion and we may become subject to a more stringent review and approval process with respect to our foreign exchange activities.

Risks Related to Doing Business in China

We depend upon the acquisition and maintenance of licenses to conduct our business in the PRC.

In order to conduct business, especially in chemical production activities in the PRC, we are required to maintain various licenses from the appropriate government authorities, including general business licenses and licenses and/or permits specific to our pharmaceutical product retail and distribution operations. We are required to maintain valid safety service licenses and other relevant licenses and permits to conduct our activities. The applicable licenses are subject to periodic renewal. An application for renewal needs to be submitted at least 30 days before the expiration date and the extension will be approved if the applicant satisfies all applicable requirements and pays appropriate resource fee. The PRC government may amend relevant laws and discontinue approval of renewal of pharmaceutical related licenses. Further, fees for such licenses may increase in the future. Our failure to obtain or maintain these licenses and any change of the relevant PRC laws to our disadvantage will have a material adverse impact on our ability to conduct our business and on our financial condition. No assurance can be given regarding the timing or magnitude of these types of government actions or that the same will not have a negative impact on our operations.

Changes in current policies of the PRC government could have a significant impact upon the business we conduct in the PRC and the profitability of our operations ..

Current policies adopted by the PRC government indicate that it seeks to encourage a market oriented economy. We believe that the PRC government will continue to develop policies that strengthen its economic and trading relationships with foreign countries and as a consequence, business development in the PRC will follow current market forces. While we believe that this trend will continue, we cannot assure you that such beneficial policies will not change in the future. A change in the current policies of the PRC government could result in confiscatory taxation, restrictions on currency conversion, or the expropriation or nationalization of private enterprises, all of which would have a negative impact on our current corporate structure and our operations. The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, those laws and regulations governing our business and those relating to the enforcement and operation of our contractual arrangements. At this time, we believe that the relevant PRC laws and regulations validate our current contractual arrangements and that our corporate structure is in keeping with such laws. However, no assurance can be given that PRC court rulings to be decided in the future will be consistent with our current interpretations. Further, new laws or regulations may be enacted which could have a negative impact on foreign investors. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business and no assurance can be given that our operations will not be affected by such laws and/or regulations.

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The PRC government exerts substantial influence over the manner in which companies in China must conduct their business activities.

The PRC only recently has permitted greater provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof. If this were to occur, we may be required to divest the interests we then control in Chinese properties. Any such developments could have a material adverse effect on our business, operations, financial condition and prospects.

Future inflation in China may inhibit economic activity and adversely affect our operations.

The Chinese economy has experienced periods of rapid expansion in recent years which has led to high rates of inflation and deflation. This has caused the PRC government to, from time to time, enact various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has subsided since 1995, high inflation may in the future cause the PRC government to once again impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China. Any action on the part of the PRC government that seeks to control credit and/or prices may adversely affect our business operations.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, demand for our products and our business.

We are a holding company and of our operations are entirely conducted in the PRC. In addition, all of our revenues are currently generated from sales in the PRC. Although the PRC economy has grown at a remarkable pace in recent years, we cannot assure you that such growth will continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for our products and have a materially adverse effect on our business.

We may be restricted from freely converting the Renminbi to other currencies in a timely manner.

At the present time, the RMB is not a freely convertible currency. We receive all of our revenue in RMB, which may need to be converted to other currencies, primarily U.S. dollars, in order to be remitted outside of the PRC. Effective July 1, 1996, foreign currency “current account” transactions by foreign investment enterprises are no longer subject to the approval of State Administration of Foreign Exchange (“SAFE,” formerly, “State Administration of Exchange Control”), but need only a ministerial review, according to the Administration of the Settlement, Sale and Payment of Foreign Exchange Provisions promulgated in 1996 (the “FX regulations”). “Current account” items include international commercial transactions, which occur on a regular basis, such as those relating to trade and provision of services. Distributions to joint venture parties also are considered “current account transactions.” Other non-current account items, known as “capital account” items, remain subject to SAFE approval. Under current regulations, we can obtain foreign currency in exchange for RMB from swap centers authorized by the government. While we do not anticipate problems in obtaining foreign currency to satisfy our requirements; however, no assurance can be given that foreign currency shortages or changes in currency exchange laws and regulations by the PRC government will not restrict us from freely converting RMB in a timely manner.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of foreign currency out of the PRC. We receive all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

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Further, the PRC government may also restrict access to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

Fluctuations in the exchange rate could have an adverse effect upon our business and reported financial results.

We conduct our business in Renminbi (“RMB”), thus our functional currency is the RMB, while our reporting currency is the U.S. dollar. The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, the political situation as well as economic policies and conditions. On July 21, 2005, the PRC government changed its decade old policy of pegging its currency to the U.S. currency. Under that policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximate 21% appreciation of the RMB against the U.S. dollar between 2005 and 2008. However, the PRC government decided to repeg the RMB to U.S.dollars in response to the financial crisis in 2008. On June 19, 2010, China ended the pegging of the RMB to the U.S.dollar, allowing for a greater flexibility of its exchange rate. There remains significant international pressure on the significant appreciation of the RMB against the U.S. dollar. To the extent any of our future revenues are denominated in currencies other than the United States dollar, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse effect on our financial condition and operating results since operating results are reported in United States dollars and significant changes in the exchange rate could materially impact our reported earnings.

Changes in PRC State Administration of Foreign Exchange (“SAFE”) Regulations regarding offshore financing activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that could adversely affect the implementation of our acquisition strategy.

In 2005, SAFE promulgated regulations which require registrations with, and approval from, SAFE on direct or indirect offshore investment activities by PRC legal person resident and/or natural person resident. The SAFE regulations require that if an offshore company formed by or controlled by PRC legal person resident and/or natural person resident, whether directly or indirectly, intends to acquire a PRC company, such acquisition shall be subject to strict examination and registration with SAFE. Without such registration, the PRC entity cannot remit any of its profits out of the PRC, whether as dividends or otherwise. As such, the failure by our shareholders who are PRC residents to make any required applications, filings or registrations pursuant to such SAFE regulations may prevent us from being able to distribute profits and could expose us, as well as our PRC resident shareholders to liability under PRC law.

Because our principal assets are located outside of the United States and most of our directors and officers reside outside of the United States, it may be difficult for an investor to enforce any right founded on U.S. Federal Securities Laws against us and/or our officers and directors, or to enforce a judgment rendered by a United States court against us or our officers and directors.

Our operation and principle assets are located in the PRC, and our officers and directors are non-residents of the United States. Therefore, it may be difficult to effect service of process on such persons in the United States, and it may be difficult to enforce any judgments rendered against us or our officers and/or directors. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in China in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders compared to shareholders of a corporation doing business entirely within the United States.

Risks Related to Use of Projections

Any forecasts or projections provided are based upon various assumptions stated therein.

While we believe the projections are based on reasonable assumptions, the validity and accuracy of the assumptions will depend in large part on future events over which we have little or no control. Consequently, we cannot assure that our actual operating results will correspond to the projections. You should carefully consider whether the assumptions used in the projections are appropriate. To the extent the assumptions upon which the projections are based are incorrect or inaccurate, the anticipated benefits to you might be adversely affected and the variations could be material.

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Regulatory Risks

State and Local Regulation

The Company may be subject to the separate regulations pertaining to commercial private lenders, specific property types or specific types of borrowers in each particular state, county, municipality or country. The Company may fail to comply with all of such regulations, or may incur significant costs in complying with such regulations.

Usury Laws

Although the Company intends for the Company’s debt to be fully compliant with law, the terms of such debts may be determined by a court to be usurious.

Risks Relating to Our Common Stock

This offering shall be conducted concurrently with the offering of shares by the selling shareholders.

Concurrently with this offering, our selling shareholders will be able to sell their shares. As such, our ability to raise funds under this offering could be adversely impacted.

We are an emerging growth company and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies, but not to emerging growth companies, including, but not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements pursuant to the rules applicable to smaller reporting companies and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements, although some of these exemptions are available to us as a smaller reporting company (i.e. a company with less than $75 million of its voting equity held by affiliates).  We have elected to adopt these reduced disclosure requirements.  We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions.  If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates. The decision to opt out is irrevocable.

Because the worldwide market value of our common stock held by non-affiliates, or public float, is below $75 million, we are also a “smaller reporting company” as defined under the Exchange Act. Some of the foregoing reduced disclosure and other requirements are also available to us because we are a smaller reporting company and may continue to be available to us even after we are no longer an emerging growth company under the JOBS Act but remain a smaller reporting company under the Exchange Act. As a smaller reporting company we are not required to:

·	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and

·	present more than two years of audited financial statements in our registration statements and annual reports on Form 10-K and present any selected financial data in such registration statements and annual reports filings made by the Company on the EDGAR Company Search page of the Securities and Exchange Commission's Web site, the address for which is www.sec.gov. The public may read and copy any materials the Company files with the SEC at the SEC's Public.

Because we are subject to “penny stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

The price of our common stock may be volatile, which substantially increases the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Our common stock is not currently quoted or listed on any exchange or electronic quotation system.  There is no assurance that any trading market will ever develop for our shares of common stock. Even if a trading market does develop for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

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·	Variations in quarterly operating results;

·	Our announcements of significant contracts and achievement of milestones;

·	Our relationships with other companies or capital commitments;

·	Additions or departures of key personnel;

·	Sales of common stock or termination of stock transfer restrictions;

·	Changes in financial estimates by securities analysts, if any; and

·	Fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, the Company’s business and management.

The percentage ownership information shown in the table below is calculated based on 12,000,000 shares of our common stock issued and outstanding as of January 31, 2014. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

		Amount and Nature
Title of		of Beneficial
Class	Name of Beneficial Owner	Ownership	Percentage
Common Stock	Junsheng Zhang	11,160,000	93%
	President, Chairman of the board.	Direct
Common Stock	Weiguang Song	252,000	2.1%
		Direct
Common Stock	Yanhua Xing	588,000	4.9%
		Direct
	All Officers and Directors as a Group	11,160,000	93%
	Total Shares Outstanding	12,000,000	100%

As a result, our executive officers, directors and affiliated persons will have significant influence to:

·	Elect or defeat the election of our directors;

·	Amend or prevent amendment of our articles of incorporation or bylaws;

·	Effect or prevent a merger, sale of assets or other corporate transaction; and

·	Affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors will not be able to effect a change in the Company’s business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders.

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In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Purchasers in this offering will experience immediate and substantial dilution.

The public offering price of our common stock pursuant to this Prospectus will be substantially higher than the pro forma net tangible book value per share of our common stock immediately after this offering. Therefore, if you purchase our common stock in this offering, you will incur an immediate dilution of $0.1649 per share, which represents the difference between our net tangible book value per share after this offering and the price you paid, based upon the assumed public offering price of $0.5725 per share of common stock and the net tangible book value and shares outstanding as of June 30, 2014. In addition, if we raise funds by issuing additional securities, the newly issued securities may further dilute your ownership interest.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

We are authorized to issue up to 100,000,000 shares of common stock, of which 13, 589,000 shares are issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through internal growth by acquiring complementary businesses, acquiring or licensing additional brands, or establishing strategic relationships with targeted customers and suppliers. In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets, and this could negatively impact our earnings and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common stock, our stock price and trading volume could decline.

The trading market for our common stock may be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us downgrade our common stock, our common stock price would likely decline. If analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

If we continue to fail to maintain an effective system of internal controls, we might not be able to report our financial results accurately or prevent fraud; in that case, our stockholders could lose confidence in our financial reporting, which could negatively impact the price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. In addition, Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires us to evaluate and report on our internal control over financial reporting for all our current operations. The process of implementing our internal controls and complying with Section 404 will be expensive and time - consuming, and will require significant attention of management. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Even if we conclude, and our independent registered public accounting firm concurs, that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our independent registered public accounting firm discover a material weakness or a significant deficiency in our internal control, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price. In addition, a delay in compliance with Section 404 could subject us to a variety of administrative sanctions, including ineligibility for short form resale registration, action by the Securities and Exchange Commission, and the inability of registered broker-dealers to make a market in our common stock, which could further reduce our stock price and harm our business.

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Because we do not intend to pay any dividends on our common stock, holders of our common stock must rely on stock appreciation for any return on their investment.

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Florida Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution. We paid dividends on our common stock in 2013, we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified members for our Board of Directors.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act. The requirements of these rules and regulations increase our legal, accounting and financial compliance costs, may make some activities more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we will need to expend significant resources and provide significant management oversight. We have a substantial effort ahead of us to implement appropriate processes, document our system of internal control over relevant processes, assess their design, remediate any deficiencies identified and test their operation. As a result, management’s attention may be diverted from other business concerns, which could harm our business, operating results and financial condition. These efforts will also involve substantial accounting-related costs.

As a result of these and other factors, our operating results may not meet the expectations of investors or public market analysts who choose to follow our company. Our failure to meet market expectations would likely result in decreases in the trading price of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 15, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section beginning on page 28, and the section entitled “Business Description” beginning on page 35, and as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

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TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

The principal purposes of this offering are to increase our capitalization and financial flexibility, and to increase our visibility in the marketplace. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering.

However, we currently intend to use the net proceeds to us from this offering primarily for the expansion of the hospital including decoration of the new building, expansion of medical facilities and purchases of new medical equipment. We intend to purchase advanced medical facilities, including 1.5T MRI (Magnetic Resonance Imaging), Ultrasound, Mammography, LightSpeed VCT, Disinfection and sterilization Systems and so on. Although we have no present commitments or agreements to enter into any of the suppliers, we will have broad discretion over the uses of the net proceeds from this offering.

We estimate that we will receive approximately $3,553,892.60 in net proceeds from the sale of 6,411,000 shares of common stock in this offering, based on an assumed public offering price of $0.5725 per share and after deducting estimated offering expenses of $116,404.90.

13,589,000 shares of common stock are issued and outstanding before the offering and 6,411,000 shares will be outstanding after the offering, assuming all shares are sold. However, there is no assurance that we will be able to raise the entire price from the sale of stock by the Company under this Offering. Therefore, the following details how we will use the proceeds if we raise only 75%, 50%, or 25% of this offering respectively, there will be 18,397,250, 16,794,500 or 15,191,750 shares outstanding, respectively.

Offering Proceeds $3,670,297.5 assuming 100% of the shares being sold. However, if only 75%, 50%, or 25% of the shares being offered are sold, the proceeds will be $2,752,723.13, $1,835,148.75, or $917,574.38, respectively. We estimate our total offering registration costs to be $116,404.90.

If 75% of this Offering is sold, we estimate that this would provide sufficient capital to our growth operations and develop our business plan. It may however place potential restraints on our ability to handle unforeseen expenses attributable to Working Capital and may require us to seek additional funding.

If only 50% of this Offering is sold, we estimate that this would provide sufficient capital to commence expand operations and development of the business plan, but we would have no too much money to spend on medical equipment purchasing. Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business. Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If we raise less than 50% we will have difficulty in implementing our business plan. Our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business. If less than 50% is raised, we would not be able to allocate any funds for expansion of medical facilities and purchases of new medical equipment.

If only 25% of the Offering is sold, we would still incur expected offering expenses of $116,404.9, which will have to be paid to maintain reporting status during the next 12 months. We will not be able to apply funds to any other areas of developing our business, such as expansion of medical facilities. We will depend on other funding to complete the project, such as loans from our officers or shareholders or from investors, to pay 10% interests, it will influence our next profit.

Our current estimate of the use of the net proceeds from this offering is as follows:

Approximate Allocation of Net Proceeds

% and amount of the securities offered by the company are sold.	25%	$801,169.48	50%	$1,718,743.85	75%	$2,636,318.23	100%	$3,553,892.60
Decoration of new building		801,169.48		1,718,743.85		2,000,000.00		2,000,000.00

Expansion of medical facilities & purchases of new medical equipment						636,318.23		1,553,892.60

Total		$801,169.48		$1,718,743.85		$2,636,318.23		$3,553,892.60

Currently, we do not have any commitment for alternative funding. Alternative sources of capital such as bank or private loan may increase our financial expense and may decrease our net profit margin of 8% (based on bank average interest rate in China).

DIVIDEND POLICY

We paid cash dividends to stockholders in 2013. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

CAPITALIZATION

The following table sets forth our short-term debt, long-term debt and capitalization as of June 30, 2014:

·	On an actual basis; and.

·	On a pro forma as adjusted basis to reflect the estimated net proceeds we will receive from the sale of 6,411,000 shares of common stock offered by us at an assumed public offering price of $0.5725per share, after deducting estimated offering expenses payable by us of approximately $116,404.9.

	As of June 30, 2014
	Actual	Pro Forma, as Adjusted
		(Unaudited)

Capitalization (based on 0.5725per share)	$4,598,711	$8,152,603.6

This table should be read with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes appearing elsewhere in this Prospectus.

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DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price of $0.5725 per share was determined by us. We determined price at $0.5725 based on we had 85 shareholders paid this price in January 2014. We believe this price reflects the appropriate price that a potential investor would be willing to pay for a share of our common stock at this initial stage of our development. This price bears no relationship whatsoever to business plan, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

DILUTION

Purchasers of common stock in this offering will suffer immediate dilution to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after the completion of this offering. Dilution results from the fact that the per share offering price of the common stock is substantially in excess of the book value per share attributable to the existing stockholders for the presently outstanding stock.

The net tangible book value of our common stock on June 30, 2014 was $4,598,711. It was $0.3384 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, and dividing this amount by the number of shares of our common stock outstanding on June 30, 2014 before giving retroactive effect to this offering.

After giving effect to the sale by us of 6,411,000 shares of common stock in this offering at the assumed public offering price of $0.5725per share, and after deducting our estimated offering costs, our pro forma as adjusted net tangible book value as of June 30, 2014 would have been $8,152,603.6 or $0.4076 per share of our common stock. This represents an immediate increase in net tangible book value of $0.0692 per share to our existing stockholders and an immediate dilution of $0.1649 per share to new investors purchasing shares in this offering.

The following table illustrates this dilution to new investors on a per share basis:

Assumed Public offering price per share	$0.5725
Net tangible book value per share as of June 30, 2014	0.3384
Increase per share attributable to this offering	0.0692
Pro forma as adjusted net tangible book value per share after this offering	0.4076
Dilution in net tangible book value per share to new investors	$0.1649

The number of shares of our common stock to be outstanding after this offering is based on 20,000,000 shares of common stock.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible securities, the issuance of these securities could result in further dilution to our stockholders.

EXCHANGE RATE INFORMATION

An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The functional currency of the Company is the Renminbi (“RMB’), except Runteng bookkeeping transactions are the Hong Kong Dollar (“HKD"). The reporting currency of these consolidated financial statements is the United States dollar (“US Dollars” or “$”).

The financial statements of the company, which are prepared using the RMB, are translated into the Company’s reporting currency, the United States Dollar. Assets and liabilities are translated using the exchange rate at each reporting period end date. Revenue and expenses are translated using weighted average rates prevailing during each reporting period, and shareholders' equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income or expense.

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Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Foreign currency exchange gains and losses resulting from these transactions are included in operations.

The exchange rates used for foreign currency translation are as follows:

		2014H1 (RMB/HKD)	2013H1 (RMB)
Assets and liabilities	period end exchange rate	6.1577/7.7516	6.1882
Revenue and expenses	period weighted average	6.1441/7.7562	6.2479

		2013 (RMB/HKD)	2012 (RMB)
Assets and liabilities	period end exchange rate	6.1140/7.7548	6.3161
Revenue and expenses	period weighted average	6.1982/7.7569	6.3198
Capital related	historical rate	6.1921	0.1290

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 15, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Our financial statements are stated in United States Dollars and are prepared in accordance with accounting principles generally accepted in the United States.

Overview

JRSIS HEALTH CARE CORPORATION

JRSIS HEALTH CARE CORPORATION was incorporated in the State of Florida on November 20, 2013. Our corporate address is 1 st – 7 th Floor, Industrial and Commercial Bank Building, Xingfu Street, Hulan Town, Hulan District, Harbin City, Heilongjiang Province, China 150025. Our telephone number is 0086-451-56888933 .

On December 20, 2013, we acquired One Hundred Percent (100%) of the issued and outstanding capital stock of JRSIS Health Care Limited, a privately held Limited Liability Company registered in the British Virgin Islands (“JHCL”) for Twelve Million (12,000,000) shares of our common stock. JHCL, through its wholly owned subsidiary, Runteng Medical Group Co., Ltd (“Runteng”), holds majority ownership in Harbin Jiarun Hospital Co., Ltd, a company duly incorporated, organized and validly existing under the laws of Hong Kong (“Jiarun”). We provide full scale medical services in the Heilongjiang region in China. As the parent company, we rely on Jiarun to conduct One Hundred Percent (100%) of our businesses and operations.

JRSIS HEALTH CARE LIMITED is a privately held Limited Liability Company registered in British Virgin Island (“BVI”) incorporated on February 25, 2013 .. Through its wholly owned subsidiary, Runteng Medical Group Co., Ltd (“Runteng”), it holds majority ownership over Harbin Jiarun Hospital Co., Ltd (“Jiarun”) (together as the “Company” or “JRSIS”), the Company provides full scale medical services in the Heilongjiang region in China. As a holding company, JRSIS HEALTH CARE CORPORATION relies on Jiarun to conduct 100% of the businesses and operations.

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Established in February 2006, Harbin Jiarun Hospital Co., Ltd is a privately held, full medical service hospital established in Harbin City of Heilongjiang, China. Jiarun is serving in a municipal and county level and providing both Western and Chinese medical practices to the citizens of Harbin. Strategically located in the heart of Harbin, the Hospital is operating in over 3,200 square meters of space spread out over 7 stories for residential and walk-in clinic patients, emergency treatments, radiology and day to day management. With over 150 open medical beds and 185 medical staffers (consisting of 68 licensed doctors and 19 surgeons, 15 drug management, 81 nurses, 2 dentists) and supported by 40 non-medical employees, the Hospital is capable of serving as much as 4,315 inpatients and 263 thousand outpatients on an annual basis.

Equipped with over 93 pieces of latest medical equipment, Jiarun hospital provides well rounded medical services to all of its patients. From less complicated services such as Dentistry to highly sophisticated operations such as General Surgery, the Hospital’s staff are prepared to provide immediate medical treatment services throughout all 24 hours of the day. For the year 2013, the Hospital has accepted approximately 4,100 inpatients for medical treatments. Based on the projected maximum turnover of in and outpatients calculated by the average maximum usage of the primary medical equipment, we have determined our year end operation results represent approximately 95% of the annual target usage capacity. As of December 31, 2013, we have 4 operation rooms in total.

Jiarun hospital is currently run by a staff of 185 medically trained personnel and supported by 40 non- medical staffs for day to day office work. In the year 2013, Jiarun had served 4,100 inpatients while providing clinical services to as much as 250 thousand walk-in patients. Of the many services provided by Jiarun, Internal Medicine and Surgery Performance account for as much as 57.37% of the Hospital’s revenue source.

On a 3 years basis, Jiarun’s revenue has been growing at a compound rate of approximately 28.00% annually and the Hospital anticipates this trend will slow down but remains in the high double digits as long as Jiarun’s facility operates at current level of patient and services efficiency. However, accounting for the fact that the hospital is working close to its maximum capacity, this growth trend may only extend for only 2 years unless physical capacity of the hospital is increased. In consideration of this future growth cap, on June 5, 2013, Jiarun entered into a Lease Agreement to lease new hospital building from Harbin Baiyi Real Estate Development Co., Ltd, which is owed by the owner of Jiarun, a related party. The new medical facility is located in the heart of Harbin city that will be 26 stories high and contain over 500 open beds and 10-15 operation rooms. The hospital completed construction in November 2013, it is in the process of decoration, which anticipated to complete in 2014 Q3 the new hospital will become the largest medical facility (both private and public) in the municipality.

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Analysis of revenue growth:

	For six months ended June 30, (Unaudited)		Change
	2014	2013	$	%
Operating Revenue	3,066,374	2,106,192	960,182	46%
Operating costs and expense	2,509,647	1,441,707	1,067,940	74%
Income from Operations	556,727	664,485	(107,758)	(16)%

Patients (Amounts in thousands)
Inpatient	3.58	2.45	1.13	46%
Outpatient	143.41	129.74	13.67	11%
Total	146.99	132.19	14.80	11%
The amount of revenue covered by social insurance	$1,105,835	$552,364	$553,471	100%

	For the year ended December 31,		Change
	2013	2012	$	%
Operating Revenue	4,351,236	3,481,100	870,136	25%
Operating costs and expense	3,033,417	2,333,755	699,662	30%
Income from Operations	1,317,819	1,147,345	170,474	15%

Patients (Amounts in thousands)
Inpatient	4.10	3.62	0.48	13%
Outpatient	249.54	150.67	98.87	66%
Total	253.64	154.29	99.35	64%
covered by social insurance	40.93	38.08	2.85	7%
Not covered by social insurance	212.71	116.21	96.50	83%

The amount of revenue covered by social insurance	$1,237,525	$924,192	$313,333	34%

Breakdown of patient service revenue:

	For the six months ended June 30, (Unaudited)		For the year ended December 31,
	2014	2013	2013	2012
Patient services
Bed	44,177	31,149	63,652	50,303
Electrocardiographic	40,301	19,763	45,329	39,066
Treatment	276,396	163,310	348,799	282,147
X-ray	274,840	223,398	451,117	332,034
Surgery	153,987	154,541	316,353	239,269
Test	377,017	239,301	492,886	382,728
Inspection	19,561	14,036	31,474	31,658
Clinic	33,003	27,241	53,631	38,471
Ultrasound	103,321	77,781	162,216	148,138
Material	122,073	82,460	167,033	116,203
Anesthesia	31,340	24,939	50,781	31,030
Other	40,977	13,767	83,473	22,151
Total	1,516,993	1,071,686	2,266,744	1,713,198

Breakdown of medicine revenue

	For the Six Months Ended June 30, 2014
	Jiarun	Eliminations	Consolidated
Medicine:
Western medicine	$1,345,220	-	$1,345,220
Chinese medicine	166,949	-	166,949
Herbal medicine	37,212	-	37,212
Total medicine	$1,549,381	-	$1,549,381

	For the Year Ended December 31, 2013
	Jiarun	Eliminations	Consolidated
Medicine:
Western medicine	$1,760,281	-	$1,760,281
Chinese medicine	266,064	-	266,064
Herbal medicine	58,147	-	58,147
Total medicine	$2,084,492	-	$2,084,492

Operating Revenue for the year ended December 31, 2013, which resulted primarily from medicine revenue and patient services revenue, were $4,351,236, an increase of 25% as compared with the operating revenue of $3,481,100 for the year ended December 31, 2012. The increase was primarily in the patient services sector, as a result of increasing of patients, were 253 thousand patients, an increase of 99 thousand as compared with the number of patients154 thousand for the year ended December 31, 2012. For six months ended June 30, 2014, which resulted primarily from medicine revenue and patient services revenue, were $3,066,374, an increase of 46% as compared with the operating revenue of $2,106,192 for six months ended June 30, 2013. The increase was primarily in the patient services sector, as a result of increasing of patients, were 146.99 thousand patients, an increase of 14.80 thousand as compared with the number of patients 132.19 thousand for six months ended June 30, 2013.

The revenue from social insurance was $ 1,237,525 an increase of 34% or $313,333 as compared with the revenue from insurance of $924,192 for the year ended December 31, 2012. The revenue from social insurance was $1,105,835 an increase of 100% or $ 553,471 as compared with the revenue from insurance of $552,364 for six months ended June 30, 2013. The number of patients increased, as there was more residents raised awareness of insurance.

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Operating Expenses was $3,033,417 for the year ended December 31, 2013, an increase of $699,662 or 30% as compared to $2,333,755 for the same period of 2012. This increase was primarily due to significant increase in salaries and benefits $198,160, and increase in cost of medicine supplies of approximately $218,735, and increase in medical consumables $114,991. In addition, the Company had professional fee $93,776 in 2013, which was paid for auditing and attorney fees. Operating Expenses was $2,509,647 for six months ended June 30, 2014, an increase of $1,067,940 or 74% as compared to $1,441,707 for the same period of 2013. This increase was primarily due to significant increase in salaries and benefits $142,072, and increase in cost of medicine supplies of approximately $283,229, and increase in medical consumables $82,983,and increase in finance lease fees for new building $492,253.In addition, the Company had professional fee $33,219 in 2014, which was paid for auditing and attorney fees.

Income from Operations was $1,317,819 for the year ended December 31, 2013, as compared with operating income of $1,147,345 for the fiscal year ended December 31, 2012. Income from Operations was$556,727 for six months ended June 30, 2014, as compared with operating income of $664,485 for six months ended June 30, 2013. The primary reasons are due to aforementioned changes in operating revenue and operating expenses.

Jiarun hospital has capacity stress for long time and it is being stretched for its limits. We are near our capacity limits in providing patient care. Especially on our emergency services capacity, over the course of the past 24 months, we have had experienced significant increase in frequency with which we must request that incoming ambulances to bypass our emergency department as our existing facilities are 100% full. As a result of such overcapacity, we often have to utilize medical spaces of other departments to fulfill the needs of the emergency patients. These issues have generated discussion between management and head of departments.

However, emergency department overcrowding creates substantial stress on hospital staff, patients, and patients’ families. In many cases, some patients cannot be placed in an inpatient bed, because definitive care planning and treatment could not begin and because busy ED staff had to prioritize patients with more pressing and immediate needs.

Management project the needs for new beds capacity to rise from 150 to 500 after the transition to the new facility. In comparison to medical equipment, we are not as much as stressful and remains to have sufficient capacity to handle additional patients. Within our analysis, we have only included our most frequently used and large scale medical equipment to base our projections in our current plan. However, we might need additional equipment after our new hospital building begins operating, but mostly, our basic and core equipments are enough to support the new building operation capacity. Therefore, we are planning to increase essential medical equipments from 93 sets to 100.

Plan of Operation

Over the next twelve months, we will concentrate on the following four areas to grow our operations:

●	Capital and Funding – Seek to obtain capital from all available sources to complete our hospital expansion and acquisition targets.

●	Advertising and Marketing – Work with several marketing companies to develop brand identity, marketing materials, and update our web site. Utilize all available marketing venues and public relations opportunities to promote the Company and its medicine and services. In end of 2013, we also bought a medico-physical examination vehicle to provide free health check in our operation region. Management believes this free services will bring us much higher brand reputation and potential customers in our hospital region,

●	Sales – Grow our core business in the Hulan - Harbin–China and increase sales.

●

Increase Space - Jiarun entered into a Lease Agreement to lease a brand new medical facility in the heart of Harbin city for Jiarun Hospital. This new facility consists of 26 stories specifically designed for medical operation purposes. The 1st to the 5th floor will be designed for open clinic services as well as emergency operations; the 6th floor to the 23rd floor will be for surgical procedures, emergency services and residential patient areas. Finally, the 24th to 26th floor will be for office clerical work for managing the hospital’s day to day operation.

This new medical facility shall contain approximately 500 open medical beds for residential patients and over 100 pieces of advance medical equipment. This new medical facility will effectively increase the Jiarun’s medical capacity by over 300% in comparison to the current facility. Furthermore, in response to the increasing trend where high net worth individuals having much higher preference toward privatized medical services for better treatment quality and experience, the new hospital will allot as much as 50% of its residential treatment area specifically for serving high net worth clients. This operation start is anticipated to 2014 Q3

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Operating Environment

JRSIS is located in the heart of Harbin city of Heilongjiang, China. With over 150 open beds and 185 medical personnel, the Hospital is currently located in a 7 stories building and is equipped with the latest medical equipment imported from North America and Europe. Unlike many domestic hospitals, JRSIS has a finely structured management tree where each member in different department would not overlap the works of another department. Equipped with over 93 pieces of latest medical equipment, JRSIS provides an all rounded medical services to all of its patients.

From less complicated services such as Dentistry to highly sophisticated operations such as General Surgery, the Hospital’s staffs are prepared to provide immediate medical treatment services throughout all 24 hours of the day. JRSIS is currently run by a staff of 185 medically trained personnel and supported by 40 non-medical staffs for day to day office work. In the year 2013, JRSIS has served 4,100 inpatients while providing clinical services to over 263thousand outpatients.

Cost of Production/Operation

As a medical facility, the highest expenses in operations are split between staffing and medical supplies for patients. While medicine inventory cost can be offset directly from service charges to the patients, salary of operation staff are a somewhat fixed cost of the hospitals’, which has direct effect on the JRSIS’s net profit margin. Having been able to successfully lock in long term medicine prices directly with distributors and sellers, JRSIS is able to lower its forward inventory costs while maximizing its net profit margin from the medicinal sales.

Labor Costs

JRSIS has signed employment agreement with much of its high level medical staff for duration between 1 – 3 years. By doing so, the Hospital is able to lock in long term employment contracts with key medical staff, which in turn will minimize the fluctuation in salary expenses for the hospital. The management will remain careful in managing the size of the Hospital’s work force for the planned expansion. Once the new Hospital is completed, an increase in both medical and non-medical staff is inevitable. One proposed method to hedge such increase in labor costs would be to peg the number of medical staff directly in line with the average revenue generated annually. This will allow JRSIS to maintain a steady ratio in labor cost to the revenue over time.

Margins for Operations

Margins for operation remain steady and should not fluctuate materially until the new hospital is completed and operations are move to the new facility. After the relocation, JRSIS’s profit margin should increase as the Hospital may charge a higher margin for delivering new higher quality medical services to high net worth patients, which as noted previously has become a major trend within the private healthcare sector in China.

Capital Expenditures

The hospital signed agreement to financing the lease from the new hospital building owner to lease the premises for hospital operations. This is a 26 stories building. The Company is leasing the building for 30 years. The lease conditions have been reviewed and approved by the Company’s auditors. The present situation is that the building construction is fully completed. The building is presently undergoing painting and decoration. This is expected to be finished in Q3 of 2014 so that the hospital can be prepared for expanded medical service operations to commence towards the Q3 of 2014.

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This new hospital will be consisted of 5 floors of open clinic, 17 floors of residential patient area and 3 floors of office space. It will have 10-15 independent surgery rooms backed by more than 500 open beds while being support by more than 320 medical staffs, recruitment of specialists and physicians estimated as US$1Million, working capital of US$0.5Million and professional fees and expenses of US$0.2Million.

Over the years of operations, JRSIS has developed a solid and reliable image to the general public and to the medical academia and industry. Leveraging its positive track records and brand name, JRSIS have established strategic alliances with a number of well-known local and international healthcare and financial companies and medical academia.

Operating Results

For the six Months Ended June 30, 2014 as Compared to the six Months Ended June 30, 2013

JRSIS HEALTH CARE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Six Months Ended June 30,		Change
	2014	2013	$	%
Revenue:
Medicine	$1,549,381	$1,034,506	$514,875	50%
Patient services	1,516,993	1,071,686	445,307	42%
Total revenue	3,066,374	2,106,192	960,182	46%
Operating costs and expenses:
Cost of medicine sold	903,629	620,400	283,229	46%
Medical consumables	215,640	132,657	82,983	63%
Salaries and benefits	545,135	403,063	142,072	35%
Office supplies	50,271	35,096	15,175	43%
Vehicle expenses	20,572	23,659	(3,087)	(13)%
Utilities expenses	38,370	37,141	1,229	3%
Rentals and leases	84,173	81,760	2,413	3%
Advertising and promotion expenses	2,535	1,067	1,468	138
Interest expense	499,129	6,876	492,253	7159%
Professional fee	79,702	46,483	33,219	71%
Depreciation	70,491	53,505	16,986	32%
Total operating costs and expenses	2,509,647	1,441,707	1,067,940	74%
Earnings from operations before other income and income taxes	556,727	664,485	(107,758)	(16)%
Other (loss) income	11,759	299	11,460	3833%
Earnings from operations before income taxes	568,486	664,784	(96,298)	(14)%
Income tax	1,446	998	448	45%
Net income	567,040	663,786	(96,746)	(15)%

Less: net income attributable to non-controlling interests	194,567	663,786	(469,219)	(71)%

Net income attributable to the Company	$372,473	$-	372,473	N/A

Comprehensive income:
Foreign currency translation adjustment attributable to non-controlling interests	(7,222)	27,681	(34,903)	(126)%
Foreign currency translation adjustment attributable to the Company	(15,710)	-	(15,710)	N/A
Comprehensive income	$544,108	$691,467	$(147,359)	(21)%

Less: Comprehensive income attributable to non-controlling interests	187,345	691,467	(504,122)	(73)%
Comprehensive income attributable to the Company	$356,763	$-	356,763)	N/A
Basic and diluted earnings per share	$0.0278	$-	0.0278	N/A
Weighted average number of shares outstanding	13,394,789	-	13,394,789	N/A

The Company’s net income for the six Months ended June 30, 2014 was $567,040 representing a decrease of $96,746 or 15%, over $663,786 for the six months ended June 30, 2013. The decrease in net income for the six months ended June 30, 2014 was the main effect of the changes in the following components:

●	An increase in medicine revenue of $514,875;
●	An increase in patient services revenue of $445,307;
●	An increase in Cost of medicine sold of $283,229;
●	An increase in Cost of medical consumables of $82,983;
●	An increase in Cost of Salaries and benefits of $142,072;
●	An increase in Cost of Professional fee of $33,219;and
●	An increase in Interest expense of $492,253 for finance lease new building.

Liquidity and Capital Resources

The accompanying financial statements have been prepared that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

As of June 30, 2014, the Company had approximately $1,075,082 of cash and cash equivalents

We are presently able to meet our obligations as they come due.  At June 30, 2014, we had non-controlling interest of $2,858,409 and shareholders’ equity of $1,740,302.

We anticipate that our future liquidity requirements will arise from the need to fund our growth, pay current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the public offering and/or debt financing. However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern.

Cash Flows and Capital Resources

	Six Months Ended June 30,
	2014 (Unaudited)	2013 (Unaudited)
Cash Flows From Operating Activities
Net income	$567,040	$663,786
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	70,491	53,505
Interest	496,619	6,549
Loss/ (gain) on disposal of fixed assets	(1,831)	10,809

Changes in operating assets and liabilities:
Accounts receivable, net	(180,769)	2,857
Inventories	5,245	(13,363)
Advance to related parties	85,448	-
Prepayments and other current assets	15,068	(543,770)
Accounts payable	30,834	4,848
Due to related parties	4,666	(302,113)
Deposits received	(2,447)	1,960
Accrued expenses and other current liabilities	2,868	10,028
Net cash provided by (used in) operating activities	1,093,232	(104,904)

Cash Flows From Investing Activities
Purchases of fixed assets	(395,883)	(262,238)
Addition of construction in progress	(341,791)	-
Prepayment for fixed assets acquisition	(816,880)	(182,460)
Proceeds from disposal of fixed assets	30,924	84,508
Net cash used in investing activities	(1,523,630)	(360,190)

Cash Flows From Financing Activities
Proceeds from non-controlling shareholder	-	702,508
Proceeds from shareholders	909,703	13
Payments on capital lease obligation	(33,206)	(85,471)
Net cash provided by financing activities	876,497	617,050

Effect of exchange rate fluctuation on cash and cash equivalents	(2,305)	(5,967)

Net increase in cash and cash equivalents	443,794	145,989

Cash and cash equivalents, beginning of period	631,288	200,475

Cash and cash equivalents, ending of period	$1,075,082	$346,464

Supplemental disclosure of cash flow information
Cash paid for income taxes	(1,446)	(998)
Cash paid for interest	(496,619)	(6,549)

Net Cash Provided by Operating Activities

For the six Months ended June 30, 2014, we had positive cash flow from operating activities of $1,093,232, an increase of $1,198,136 from the same period of 2013, during which we had cash flow from operating activities of $(104,904). The net income for the six months ended June 30, 2014 decreased by $96,746 as compared to six months ended June 30, 2013. The increase in net cash provided by operating activities was the result of several factors, mainly including:

·

An increase in cash flow due to an increase of Interest items totaling $490,070, which was due to the increase in interest for new building.

An increase in cash flow due to an increase of Prepayments and other current assets items totaling $558,838, which was due to the decrease in prepayments and other current assets.

An increase in cash flow due to an increase of Due to related parties items totaling $306,779, which was due to the increase in payment due to related parties

Investing Activities

Net cash used in investing activities for the six months ended June 30, 2014 was $1,523,630, compared to net cash used in investing activities of $360,190 for the six months ended June 30, 2013. The cash used in investing activities for the six months ended June 30, 2014 was mainly used for purchase clinicar, medical equipment and decoration hospital building.

Financing Activities

Net cash provided by financing activities for the six Months ended June 30, 2014 was $876,497, as compared to net cash used in financing activities of 617,050 for the six months ended June 30, 2013. The cash provided by financing activities for the six months ended June 30, 2014 was mainly provided by proceeds from shareholders of $909,703.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

For the year Ended December 31, 2013 as Compared to the year Ended December 31, 2012

JRSIS HEALTH CARE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the year ended December 31,		Change
	2013	2012	$	%
Revenue:
Medicine	$2,084,492	$1,767,902	316,590	18%
Patient services	2,266,744	1,713,198	553,546	32%
Total revenue	4,351,236	3,481,100	870,136	25%
Operating costs and expenses:
Cost of medicine sold	1,247,915	1,029,180	218,735	21%
Medical consumables	307,493	192,502	114,991	60%
Salaries and benefits	890,780	692,620	198,160	29%
Office supplies	65,472	75,482	(10,010)	(13)%
Vehicle expenses	60,353	42,335	18,018	43%
Utilities expenses	67,474	49,124	18,350	37%
Rentals and leases	165,667	132,915	32,752	25%
Advertising and promotion expenses	5,344	13,103	(7,759)	(59)%
Interest expense	12,765	14,200	(1,435)	(10)%
Professional fee	93,776	-	93,776	N/A
Depreciation	116,378	92,294	24,084	26%
Total operating costs and expenses	3,033,417	2,333,755	699,662	30%
Earnings from operations before other income and income taxes	1,317,819	1,147,345	170,474	15%
Other income	6,857	(264)	7,121	(2697)%
Earnings from operations before income taxes	1,324,676	1,147,081	177,595	15%
Income tax	1,984	1,987	(3)	N/A
Net income	1,322,692	1,145,094	177,598	16%
Less: net income attributable to non-controlling interests	922,715	1,145,094	(222,379)	(19)%
Net income attributable to the Company	$399,977	$-	399,977	N/A

Comprehensive income:
Foreign currency translation adjustment attributable to non-controlling interests	37,927	138,998	(101,071)	(73)%
Foreign currency translation adjustment attributable to the Company	23,859	-	23,859	N/A
Comprehensive income	$1,384,478	$1,284,092	100,386	8%
Less: Comprehensive income attributable to non-controlling interests	960,642	1,284,092	(323,450)	(25)%
Comprehensive income attributable to the Company	$423,836	$-	423,836	N/A

The Company’s net income for the year ended December 31, 2013 was $1,322,692 representing an increase of $177,598 or 16%, over $1,145,094 for the year ended December 31, 2012. The increase in net income for the year ended December 31, 2013 was the main effect of the changes in the following components:

●	An increase in medicine revenue of $316,590;
●	An increase in patient services revenue of $553,546;
●	An increase in Cost of medicine sold of $218,735;
●	An increase in Cost of medical consumables of $114,991;
●	An increase in Cost of Salaries and benefits of $198,160
●	An increase in Cost of Professional fee of $93,776;and
●	An increase in Rentals and leases of $32,752.

Liquidity and Capital Resources

The accompanying financial statements have been prepared that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

As of December 31, 2013, the Company had approximately $631,288 of cash and cash equivalents

We are presently able to meet our obligations as they come due.  At December 31, 2013, we had non-controlling interest of $2,671,064 and shareholders’ equity of the company 473,836.

We anticipate that our future liquidity requirements will arise from the need to fund our growth, pay current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the public offering and/or debt financing. However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern.

Cash Flows and Capital Resources

As of December 31, 2013, cash was $631,288 as compared to $200,475 as of December 31, 2012.The following table sets forth a summary of our cash flows for the periods indicated:

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	For the year ended December 31,
	2013	2012
Cash Flows From Operating Activities
Net income	$1,322,692	$1,145,094
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	116,378	92,294
Loss on disposal of fixed assets	5,959	11,594

Changes in operating assets and liabilities:
Accounts receivable, net	(57,653)	(32,224)
Inventories	(35,360)	1,088
Prepayments and other current assets	37,843	(42,571)
Accounts payable	37,023	7,534
Due to related parties	(417,976)	62,773
Deposits received	3,000	2,348
Accrued expenses and other current liabilities	(18,692)	(11,843)
Net cash provided by operating activities	993,214	1,236,087

Cash Flows From Investing Activities
Purchases of fixed assets	(701,504)	(33,519)
Prepayment for fixed assets acquisition	(42,916)	-
Proceeds from disposal of fixed assets	95,351	5,538
Net cash used in investing activities	(649,069)	(27,981)

Cash Flows From Financing Activities
Proceeds from non-controlling shareholder	702,670	-
Payments on capital lease obligation	(627,659)	(209,133)
Distribution paid	-	(916,163)*
Net cash provided by(used in) financing activities	75,011	(1,125,296)

Effect of exchange rate fluctuation on cash and cash equivalents	11,657	950

Net increase in cash and cash equivalents	430,813	83,760

Cash and cash equivalents, beginning of period	200,475	116,715

Cash and cash equivalents, ending of period	$631,288	$200,475

Supplemental disclosure of cash flow information
Cash paid for income taxes	$(1,984)	$(1,987)
Cash paid for interest	$(11,539)	$(14,200)

Non-cash investing and financing activities:
Rent offset from non-controlling interest distribution	$-	$132,914 *
Purchases of fixed assets under capital lease obligations	$15,185,032	$203,815

* The distribution to non-controlling interest of $1,049,077 composed of the amount appearing on the cash flow statement of “Distribution paid” $916,163 and “Rent offset from non-controlling interest distribution” $132,914.

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Net Cash Provided by Operating Activities

For the year ended December 31, 2013, we had positive cash flow from operating activities of $993,214, a decrease of $242,873 from the same period of 2012, during which we had cash flow from operating activities of $1,236,087. The net income for the year ended December 31, 2013 increased by $177,598 as compared to year ended December 31, 2012. The decrease in net cash provided by operating activities was the result of several factors, mainly including:

·	A decrease in cash flow due to a decrease of Due to related parties items totaling $480,749, which was primarily due to the decrease in payments to related parties of $307,277.

Investing Activities

Net cash used in investing activities for the year ended December 31, 2013 was $649,069, compared to net cash used in investing activities of $27,981 for the year ended December 31, 2012. The cash used in investing activities for the year ended December 31, 2013 was mainly used for purchase new cars, advancing fixed assets acquisition and decoration hospital building.

Financing Activities

Net cash provided by financing activities for the year ended December 31, 2013 was$75,011, as compared to net cash used in financing activities of $1,125,296 for the year ended December 31, 2012. The cash provided by financing activities for the year ended December 31, 2013 was mainly attributable to net proceeds from capital paid in from shareholder of $702,670. The cash used in financing activities for the year ended December 31, 2012 was mainly attributable to payment to related parties of $ 916,163.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

BUSINESS DESCRIPTION

Overview

JRSIS HEALTH CARE CORPORATION is serving patients on a municipal and county level and providing both Western and Chinese medical practices to the citizens of Harbin.

Our vision is to develop a comprehensive healthcare services based upon the Company’s current business model, offering healthcare services in the medicine and patient markets in second tier cities throughout China.

Services Overview

JRSIS HEALTH CARE CORPORATION provide a wide range medical services that match the capabilities and efficiency of a Class 2 hospital.

In accordance to China’s Ministry of Health (MOH), the regulator of the nation’s healthcare industry, the Chinese hospital industry is separated into three levels of classification in accordance to each hospital’s size and location.

Chinese Hospital Classification System
Class 3 Hospitals	Serve major city areas and operates on a provincial level regardless of the patient’s level of severity. Quality and efficiency varies among the group as these hospitals deal with disproportionate number of operations and outpatients. Facility size may vary between 500 – 1,000 hospital beds.

Class 2 Hospitals	Serve at the county and city level and offer in/outpatient services. Quality and efficiency are much more stable than of Class 3, but lack in facility size. Majority of the nation’s private hospitals are classified as Class 2 hospitals.

Class 1 & Community Hospitals	Serve rural areas and operate on a much smaller scale than of Class 2 hospitals. These hospitals are common to the problem of poor efficiency and quality of medical facility and would often refer patients to nearby Class 2 hospitals in severe medical cases.

Hospitals in China are organized according to a 3-tier system that recognizes a hospital's ability to provide medical care, medical education, and conduct medical research. Based on this, hospitals are designated as Primary, Secondary or Tertiary institutions.

A primary hospital is typically a township hospital that contains less than 100 beds. They are tasked with providing preventive care, minimal health care and rehabilitation services. Secondary hospitals tend to be affiliated with a medium size city, county or district and contain more than 100 beds, but less than 500. They are responsible for providing comprehensive health services, as well as medical education and conducting research on a regional basis. Tertiary hospitals round up the list as comprehensive or general hospitals at the city, provincial or national level with a bed capacity exceeding 500. They are responsible for providing specialist health services, perform a bigger role with regard to medical education and scientific research and they serve as medical hubs providing care to multiple regions (http://en.wikipedia.org/wiki/Classification_of_Chinese_Hospitals).

JRSIS HEALTH CARE CORPORATION’s new hospital building has over 24,000 m 2 (increase from 3,200m 2 ) in space spread out in 26 floors in the heart of Harbin City that will contains about 500 open beds and 10-15 operating rooms. According to above definition, Jiarun Hospital is located in Harbin City and contains more than 100 beds, but less than 500 beds. The hospital is responsible for providing comprehensive health services, as well as medical education and conducting research on a regional basis. Therefore, the new hospital facility will be able to classify as secondary hospital.

As a full service medical facility, JRSIS HEALTH CARE CORPORATION provides a wide range of medical services that is listed below:

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Pediatrics, Dermatology, Ears, Nose and Throat(ENT),Traditional Chinese Medicine (TCM), Ophthalmology, Internal Medicine Dentistry, General Surgery, Rehabilitation Science, Gynecology, General Medical Services, etc.

JRSIS HEALTH CARE CORPORATION is also equipped with 4 ambulances that are ready at any given moment for emergency services on a 24 hours basis.

Listed below are the primary services we offer:

Medicine - Revenue from the sale of medicine is recognized when it is both earned and realized. The Company’s policy is to recognize the sale of medicine when the title of the medicine, ownership and risk of loss have transferred to the purchasers, and collection of the sales proceeds is reasonably assured, all of which generally occur when the patient receives the medicine.

Given the nature of this revenue source of the Company’s business and the applicable rules guiding revenue recognition, the revenue recognition practices for the sale of medicine do not contain estimates that materially affect results of operations nor any policy for return of products.

JRSIS HEALTH CARE CORPORATION is serving patients on both Western and Traditional Chinese medicines to the citizens of Harbin.

The basic regulations for the government's administration of the pharmaceutical industry in China are outlined in two fundamental laws. These laws regulate all pharmaceutical areas, including drug manufacturers, drug distributors, and pharmaceutical use in medical institutions, new drug registrations, drug packaging, and pricing, advertising, and post-marketing surveillance.

First, the Drug Administration Law of the People's Republic of China was revised at the 20th Session of the Standing Committee of the 9th National People's Congress on February 28, 2001 and became effective on December 1, 2001. This law controls all pharmaceutical areas from R&D, manufacturing to marketing and circulation of drugs. Since its first edition in 1985, it is the basis of whole Chinese drug regulation system.

Second, the Regulation for the Implementation of the Drug Administration Law of the People's Republic of China was approved by the State Council and became effective on September 15, 2002. It is a corresponding law for maneuverable operation of Drug Administration Law.

According to the Drug Administration Law of the People's Republic of China (http://eng.sfda.gov.cn )

“Chapter VII Control over Drug Pricing and Advertising Article 55 For drugs the prices of which are fixed or guided by the government according to law, the competent pricing department of the government shall, on the pricing principle stipulated in the Pricing Law of the People’s Republic of China and on the basis of average social cost, supply and demand in the market, and public affordability, rationally fix and adjust the prices, in order to ensure that price is commensurate with quality, eliminate excessively high price, and protect the legitimate interests of users. Drug manufacturers, drug distributors and medical institutions shall implement prices fixed or guided by the government. No one may raise prices in any matter without authorization. Drug manufacturers shall provide the truthful manufacturing and operating cost to the competent pricing department of the government. No one may refuse to or falsely or deceptively report the cost.”

“Article 56 for drugs the prices of which are adjustable with the market according to law, drug manufacturers, drug distributors and medical institutions shall fix the prices on the principles of fairness, rationality, good faith and commensuration of price with quality, in order to provide the users with drugs of reasonable prices. When fixing and indicating retailing prices, drug manufacturers, drug distributors and medical institutions shall abide by the regulations on control over drug prices formulated by the competent pricing department under the State Council. Usurious profits and fraud in pricing that harms the users’ interests are prohibited.”

Chapter VIII Inspection of Drugs

“Article 64 Drug regulatory departments shall have the power to supervise and inspect, according to law and administrative regulations, matters related to drug research and development, which it has given approval, to drug production and distribution, and to the use of drugs by medical institutions. No institutions or individuals concerned may resist the supervision and inspection or conceal any facts. When people from drug regulatory departments conduct supervision and inspection, they shall show their identification documents, and they shall keep confidential the technical and business secrets of the persons under inspection which they come to know in the course of supervision and inspection.”

According to the above regulations, the hospital medicine prices are fixed or guided by the government according to law. The hospital medicine quality is supervised by government regularly. If the PRC government finds that operating our business in China do not comply with its foreign investment in healthcare businesses, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our economic benefits in the assets and operations of our affiliated PRC entities.

Patient Services

In accordance with the medical licenses of the Company, the approved medical patient service scope of the Company include medical consulting, surgery, obstetrics and gynecology, pediatrics, anesthesia, clinic laboratory, medical imaging, and traditional Chinese medicine, etc.

Patient service revenue is recognized when it is both earned and realized. The Company’s policy is to recognize patient service revenue when the medical service has been provided to the patient and collection of the revenue is reasonably assured.

The Company provides services to both patients covered by social insurance and patients who are not covered by social insurance. The Company charges the same rates for patient services regardless of the coverage by social insurance.

Patients who are not covered by social insurance are liable for the total cost of medical treatment.

☐  For out-patient medical services, revenue is recognized when the Company provides medical service to the patient. The Company collects payment when the patient checks out from the hospital, which is the same day the services are provided.

☐ For in-patient medical services, the Company estimates the approximate fee the patients will spend in the hospital based on patients’ symptom. This is when the patients check in to the hospital. At that time, the Company collects the estimated fees from the patient and records the payment as deposits received.

During the in-patient services period, the Company recognizes revenue when the patient service is provided and deducts the cost of service from the deposit received. The Company records these transactions based on daily reports generated by the respective medical department. When medical services exceed patient deposits received the Company records revenue and accounts receivable when the patient services are provided.

When patients check out from the hospital, the Company calculates and determines the remaining deposit, if any, and refunds the unused portion of the deposit to the patients. In the case where the patients have a balance in accounts receivable during the in-patient period, accounts receivable are required to be paid in full at checkout.

Patients covered by social insurance will receive a portion or full medical services reimbursed or paid by the social insurance agencies via prepaid cards or insurance claim settlement process.

Strategic Marketing Plan

China’s status as one of the world’s largest market rests mainly on the size of its population, rather than its maturity. The percentage of healthcare expenditure in GDP is estimated to be of below five percent (KPMG, 2011), but China’s share of spending on drugs out of its total healthcare expenditure is as high as 50% as compared with only 13% in the US in 2009. Drug revenue in the Chinese market has grown swiftly. Hospital drug sales, retail pharmacy sales and rural drug sales are forecasted to grow 20%, 13% and 40% respectively for the next 3 years annually. This contrasts starkly with developed nations which are looking at single digit growth for the next few years. A small but rising percentage of the urban population, whose income has grown quickly, is likely to become customers of high end healthcare products. Even a tiny percentage of China’s huge population base is a large number in other markets. The country already has over one million Chinese with net worth more than RMB 10Million.

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Since 2009, the Chinese government’s long term policy target continues to be the development of an affordable and accessible healthcare system, with a medical insurance system covering the whole population and as more and more of the country’s rural areas experience urbanization, the government’s participation is likely to deepen with an increase in subsidies for the New Rural Cooperative program as well as increase in upper limit for the Urban Employee and Urban Resident Basic Medical Insurance Program.

China's Twelfth Five Year Plan (2011-2015) (the 12th 5YP) for the healthcare sector will extend the major policy blueprint as reflected from the healthcare system reform that began in April 2009. The directives for the 12th 5YP focus on reinforcing the objective of developing an affordable and accessible healthcare system and infrastructure for the entire population. This objective is consistent with the country’s emphasis on higher-quality growth over the next five years.

In mid-March 2011, the National People's Congress (NPC), China's top legislature, approved the new Five-Year Plan (FYP). China's Twelfth Five Year Plan (2011-2015) , which outline key economic and development targets for the country for the next five-year period, This is essential reading for businesses seeking to either expand their existing China operations or position themselves in the market for the first time.

According to FYP, Chapter 34: Improve basic health care system, which is focus on reinforcing the objective of developing an affordable and accessible healthcare system and infrastructure for the entire population. This objective is consistent with the country’s emphasis on higher-quality growth over the next five years.

The plan’s outline covers six main goals for the healthcare sector:

1. Strengthen public healthcare infrastructure

A. Complete specialist healthcare services network and expand basic healthcare service offerings

B. Continue to develop rural emergency healthcare network

C. Implement healthcare education for the population

D. Push for a ban on smoking in public places

E. Create an E-healthcare database with coverage for 70percent of urban residents

2. Strengthen healthcare service network

A. Strengthen grassroots hospital and clinic infrastructure and network

B. Encourage long term general partition in grassroots services

C. Improve compensation system for grassroots healthcare institutions

D. Encourage and introduce private capital into medical institutions.

3. Develop a comprehensive medical insurance system

A. Establish medical insurance coverage for the entire population

B. Increase insured amount and medical expenses payment ratio

C. Improve payment and reimbursement system.

4. Improve drug supply system

A. Establish and develop the procurement of essential drugs at grassroots hospitals

B. Establish the essential drugs list, including pricing and reimbursements

C. Strengthen the manufacturing of drugs and regulate drug procurement by healthcare institutions.

5. Reform the public hospital system

A. Strengthen the social welfare function of public hospitals

B. Encourage modernization of hospital standards and practices

C. Improve hospital process, with a focus on serving patients.

6. Support the development of Chinese medicine

A. Continue to promote the development of Chinese medicine including the training of practitioners

B. Strengthen the protection of Chinese medicine resources and research, establishing appropriate standards and practice

C. Encourage the use of Chinese medicine essential drugs policies.

The successful execution of the programs in the 12th 5YP will be critical to the upgrading of domestic healthcare. Government resources are likely to be channeled towards the expansion of medical insurance coverage, provision of preventive medical treatment and building of healthcare infrastructure, especially in rural areas. Expansion of medical cost reimbursements is expected to be a key driver for growth as the government aims to increase subsidy coverage as well as limit out-of-pocket payments during the 12th 5YP period. Local government fiscal constraints could provide short term challenges to 5YP implementation. The essential drugs list is likely to be an exception.

Essential Drugs play a crucial role in the prevention and control of diseases. In spite of the ever increasing production and distribution of pharmaceuticals, acute shortages and irrational use of essential drugs are prevalent in most parts of the world. Moreover, the emerging and re-emerging diseases, epidemiological transition and increasing resistance to drugs have compounded the problem.

In order to meet this challenge and continue to strive to protect, preserve and restore the health of the most vulnerable populations, the International Federation finds it necessary to adopt a comprehensive policy on essential drugs which includes vaccines and medical supplies. This policy will form the basis for the guidelines which will contain, among others, innovative approaches which assist the National Societies and the International Federation in their endeavors.

This policy is directed towards addressing the aforementioned constraints by indicating new approaches that ensure provision of good quality essential drugs. Besides, it outlines the responsibilities within emergency response operations and in the area of improvement of the health of the population through long term developmental health programs. It covers the efforts of National Societies at country levels in supporting line ministries in the development of national drug policies and legislation and in the implementation of essential drug programs. Furthermore, it underscores the linkages of essential drug activities to other primary health care (PHC) activities.

The overall objective of the Essential Drugs Policy is to ensure that the public, particularly low-income groups, has access to a sustainable supply of safe, effective and affordable drugs. Due to significant demand, limited budgetary resources and high prices, most public health facilities have had little or no drugs in recent years. Four main strategies may relate to JRSIS, involve: (a) developing an affordable and sustainable supply of safe drugs, (b) improving the skills of health workers in providing drugs, (c) changing the harmful practices of beneficiaries, and (d) strengthening institutional capacities to undertake essential drugs programs (EDPs).

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Given the policy targets in the healthcare reform and 12th 5YP, the sector is likely to move in the direction of more innovation, product upgrades, cost control and more sustainable and environmentally friendly developments. For example, the government has brought biological medicine development to a strategic level and the plan is pushing for not just quantity but also “strong” development of the industries. The plan may accelerate consolidation across the healthcare sector as the government implements directives and further strengthens regulations and standards in the industry.

Impacts on JRSIS Health Care Corporation:

•To encourage investment to JRSIS Health Care Corporation.

•There are potential benefits for JRSIS Health Care Corporation to expand our coverage and operations

•JRSIS Health Care Corporation may also benefit from collaboration with more experienced foreign operators.

•The government is likely to further support private hospitals, in purchasing medical equipment, in line with its efforts to support private capital into the hospital services sector.

•Better government policies will decrease private hospital operating expense and boosting JRSIS’s future development.

JRSIS HEALTH CARE CORPORATION intends to achieve the following objectives:

- Establish a strong brand name and reputation in the healthcare industry

- Strategically align ourselves with other partners

- Generate enough revenue to expand operations by going public through full medical services

JRSIS HEALTH CARE CORPORATION has outlined five phases of our marketing strategy:

- JRSIS will obtain US public trading status

JRSIS HEALTH CARE CORPORATION is filling S1 with the U.S. Securities and Exchange Commission (the “SEC”) for the offering on March 6, 2014. JRSIS HEALTH CARE CORPORATION is seeking a platform to support its long term hospital chain development goals.

- Initiate PR work – Road Show and marketing

Road show is a marketing strategy adopted by companies to launch a new product or spread awareness about a particular product or service. It is an event that is conducted at several locations to generate interest amongst the target set of population, thereby promoting it.

JRSIS HEALTH CARE CORPORATION is planning to have a road show in USA, China and worldwide, once it becomes public.

- Complete construction and expansion of new facilities in the hospital

The hospital is currently in the process of decorating, with an anticipated completion date in the third quarter of 2014.

- Target industry expansion by acquisition of local medical facilities

We have plans to acquire similar sized hospitals in second tier cities throughout China. With more than 30 years working and business experience in health and medical services industry, management believes that we have strong opportunities to acquire other similar and/or smaller size hospitals in second tier cities throughout China. We intend to actively pursue acquisition opportunities as they arise. Currently we have no written agreements for hospital acquisition targets, and there can be no assurance that we will be able to locate any suitable target or negotiate definitive terms with them. Junsheng Zhang, Chairman of JRSIS Health Care Corporation, he said he plans to reach out to independent physician practices in Heilongjiang Province, China.

In Q4 2014, JRSIS HEALTH CARE CORPORATION plans to acquire one pharmaceuticals whole sale and one medicine retail company. In 2015, the hospital plans to acquire one hospital, JRSIS HEALTH CARE CORPORATION will continue its efforts to acquire more independent hospitals.

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- Partnership with Western firms wanting to market their medical devices and supplements and drugs for use in the hospitals in China.

According to 12th 5YP, we are seeking the reduction of barriers to private investment, including medical institutions reclassified as a “permitted” investment category in the revised Foreign Investment Catalogue (Originally “restricted”). And there are potential benefits for foreign hospital operators who are looking to enter the China market and for certain domestic players to expand their coverage and operations. Therefore, JRSIS may benefit from collaboration with more experienced foreign operators.

Competition

The Chinese Private Healthcare sector has become a major attraction for international investment target since 2007. For example, International Finance Corporation (IFC) has a US$35m Joint Venture (JV) investment with Chindex and JP Morgan’s US$50m JV investments in 2 Class 2 hospitals in Beijing and Shenzhen.

Chinese government had Medical service reform policy from 2009, but as researcher’s findings, with unequal government policies from tax, financial and expenditure aspects, private hospitals are still facing difficulties to expand. As such a reason, private hospitals in China still appears small and highly fragmented. However, the biggest news on October 14, 2013 was New Health service policy-to promote health service industry development. Private hospital owners are anticipating equal pricing, expenditure, tax, recruitment polices, plus much more government incentives to private hospitals.

We are in direct competition with two government-owned hospitals in the Hulan district of Harbin city.

China has a relatively underdeveloped healthcare infrastructure, which results in significant unmet demand for healthcare services in China. Due to the rapidly rising demand for healthcare services and the underdevelopment of public medical services, as well as favorable government policies encouraging private capital to invest in the healthcare services industry, the number of privately-owned medical institutions in China has experienced rapid growth in recent years.

Key advantages to compete with two government hospitals are as follows:

Ø	Compared with a public hospital at a single location, we are able to offer a more comprehensive medical serves at competitive prices, and provide an affordable “one-stop” service to our corporate customers who contract us to provide healthcare services to their employees and clients. We are also able to provide our customers with satisfying experiences by providing customized services, streamlined processes, access to advanced equipment, a comfortable environment, customer services-oriented staff and greater privacy, characteristics which are highly valued by our corporate and individual customers.

Ø	Leading position in a fast growing market

We were one of the earliest entrants into Hulan’s private hospital market. We were the largest provider of private medical services by revenue in Hulan. Our operating history coupled with our established reputation provides us with advantages in retaining our leading market share, Compared with a public hospital at a single location, we are the largest provider of private hospital by revenue in Hulan.

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Ø	The private hospital market in China is expected to grow in the next three to five years due to the following factors:

·	Rising demand for customer-centric professional services with broader and easily accessible locations, attracting customers from the medical serves of public hospitals to private hospital;
·	Private hospital providers’ strong sales and marketing efforts;
·	Physician’s ability to practice in multiple locations. Under China’s healthcare reform plan announced by the PRC State Council in 2013, physicians completely be allowed to practice, on either a full-time or part-time basis, at different medical institutions, including hospitals and clinics, which provides sufficient supply of highly-qualified physicians to the private medical institutions.

Like any system, of course, there are disadvantages:

➢	Inequality, which means that not every patient can benefit of private medical services. Therefore, taxes are paid by private insurance companies, if you need care after an accident or illness. All individuals who have a healthcare insurance policy as a result of their work agreements are receiving care in a private hospital, according to company policies.
➢	Increased cost, not every patient can afford to be treated in a private hospital, especially students and older people.

A disadvantage can be the ignorance of people in terms of positive outcomes if people get better treatment in either public or private hospital. These are characterized by a better system care, which may contribute to a successful economy, if people are treated effectively and quickly, can lead to an improvement of work productivity.

In conclusion, we believe the negatives of the private medical services are offset by the positive sides of it and anyone who needs care and better medical attention, it is advisable to go for a private hospital. Difference and convenience compared to public hospitals can have a real impact on health and recovery time.

Competitive Advantage

We intend to capitalize on our core strengths in order to establish ourselves as a hospital chain. These competitive advantages are outlined in greater detail below:

·	The major suppliers of JHCC as following:

(1) Hitachi Leasing (China) Co., Ltd provides us with financing lease of advanced medical equipment, is one of our main equipment supplier; we have entered into lease agreements.

On December 23, 2010, Jiarun entered into a Lease Agreement to lease medical equipment from Hitachi, a third party, for a three-year period, in which Jiarun is required to make quarterly payments toward the lease. The Company was also required to pay a deposit up front, which the deposit will later be used to offset against the last quarterly payment. The medical equipment will be transferred to Jiarun upon the completion of the Agreement.

On September 3, 2012, Jiarun entered into a Lease Agreement to lease medical equipment from Hitachi, a third party, for a two-year period, in which Jiarun is required to make quarterly payments toward the lease. The Company also was required to pay a deposit up front, which the deposit will be later used to offset against the last quarterly payment. The medical equipment will be transferred to Jiarun upon the completion of the Agreement.

(2) Harbin Pharmaceutical Group is one of our main equipment supplier, we have entered into written agreements, please kindly see exhibits to the registration statements. We have attached a general agreement, which include general rules between Harbin Jiarun Hospital and Harbin Pharmaceutical.

(3) Beijing Persee General is the biggest supplier of Medical reagent of Jiarun; we have entered a general agreement. The general agreement include general rules between Harbin Jiarun Hospital and Beijing Persee General.

The suppliers agreements are general agreements, most terms are the same. Therefore, JRSIS HEALTH CARE CORPORATION has translate one of the Harbin Pharmaceutical Group agreement

·	Strong historic financial returns and Strong management team with deep knowledge and experience
·	Multiple avenues for growth, including expansion current hospital capacities and potential acquisitions
·	Management team has more than 30 years of combined experience in medical and hospital management
·	Superior level of professionalism

We provide comprehensive medical service and establish departments as per actual requirements including medicine, surgery, orthopedics, pediatrics, gynecology, dentistry, Ears, Nose and Throat (ENT), ophthalmology, medicine, dermatology, rehabilitation and physiotherapy, Integrated Medicine, Laboratory Medicine, emergency department, gastroscopy and 24 hours emergency service. We invite a large number of professional doctors and doctors with years of extensive clinical experience from provincial hospitals, City Hospital, Children's Hospital and other respective hospitals for day visits. Additionally we import advanced hospital equipment, incl. a U.S. company GE CT, Siemens DRX -ray machines , large Beckman automatic biochemical analyzer , Japanese production of electronic gastroscopy , allergens analyzer (exclusive ) , Philip knife treatment of gynecological instrument (exclusive ) , GE sophisticated equipment and high color ultrasound equipment in strict accordance with World Health Organization standards to regulate the inspection and system operation.

All medical personnel specialize in medical technology with more than eighteen Chief Physician, most of them have healthcare experiences of more than thirty years, with high professional ethics for offering quality service, warm healthcare environment, low prices, and dedication to our patients.

We have successfully marketed our value proposition to a large number of corporate customers as well as individual customers. Compared with a public hospital at a single location, we are able to offer a more comprehensive examination menu at competitive prices, and provide an affordable “one-stop” service to our corporate customers who contract us to provide healthcare services to their employees and clients across the country. We are also able to provide our customers with satisfying experiences by providing customized services, streamlined processes, access to advanced equipment, a comfortable environment, customer services-oriented staff and greater privacy, characteristics which are highly valued by our corporate and individual customers.

Thus, in our opinion, we have a super level of professionalism.

·	Extensive marketing tactics will reach a large segment of customers

Extensive marketing tactics will reach a large segment of customers, such as our especial "Mobile clinics free medical service " program, which provide free medical services around Jiarun Hospital community and neighboring towns, more as an expanded customer base and expand the influence of the marketing plan.

Sources and Availability of Products and Supplies

We believe there are no constraints on the sources or availability of products and supplies related to our business.

We are led by a strong and dedicated management team of experienced professionals with complementary skill sets in the healthcare sectors. Mr. Junsheng Zhang, our founder, chairman and director, has more than 30 years working experience in China medical services industry, he is also owner of several pharmacy retailers, medicine wholesaling company and medical equipment company. Lihua Sun, our chief executive officer also has more than 30 years of experience in medical services industry. Both the Chairman and the CEO have plenty of resources and connections across medical industry.

We have maintained a large and loyal customer base comprised of both corporate and individual customers. Thus, we believe we face no constraints on the sources or availability of products and supplies related to our business. Our “Jiarun” brand is a well-established brand in the markets in which we have a presence. Our integrated and quality services as well as our coverage have enabled us to achieve significant brand recognition among our existing and target customers.

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Dependence on One or A Few Major suppliers

Over the years of operations, we have developed a solid and reliable image to the general public and to the medical academia and industry. Leveraging our positive track record and brand name, we have established supplier relationship with a number of well-known local and international healthcare and financial companies and medical academia. The following are some of the most recognized supplier’s name the hospitals have established working relationships with:

Company	Content of cooperation
Shanghai Weidi Biological Technology Co., Ltd.	Supplier of Medical Supplies
Shanghai Fanwei Electronic Technology Co., Ltd	Supplier of Medical CT Film
Heilongjiang Dahua Pharmaceutical Co., Ltd	Supplier of Medical
China Medical Equipment And Technical Service Company	Supplier of Medical Equipment
Harbin Sike Medical Reagent Co., Ltd	Supplier of Medical reagent
Anguo Linshi Medicinal Material Co., Ltd.	Supplier of Chinese Herbal Medicine
Harbin Yuanda Mingsheng Medical Instrument Co., Ltd	Supplier of Medical Supplies
Changchun Hongyi Medical Equipment Co., Ltd	Supplier of Medical reagent
Harbin Jiarun Pharmacy Co., Ltd	Supplier of Medical
Harbin Shengtai Pharmaceutical Co., Ltd	Supplier of Chinese Herbal Medicine
Harbin Zhengda Longxiang Pharmaceutical Co., Ltd	Supplier of Medical
Sinopharm Group Co., Ltd	Supplier of Medical
Beijing Persee General	Supplier of Medical reagent
Harbin Zuolin Medical Co., Ltd	Supplier of Medical
Harbin Pharmaceutical Group	Supplier of Medical
Hitachi Leasing (China) Co., Ltd	Financial Lease of Medical Equipment
GE Medical Systems Trade and Development (Shanghai)Co., Ltd	Supplier of Medical Equipment

(1)	The company listed in the table is customary purchasers and suppliers.

Patents, Trademarks, Licenses, Restrictions and Contractual Obligations & Concessions

The Company and hospital currently has not established any trademark or patent registration for its brand and logo. Currently, the management does not feel there is any need to establish such registration.

Regulations

Ø	Interim Measures for Administration of Chinese-foreign Joint Venture and Cooperative Medical Institutions (Promulgated by Order No.11 of the Ministry of Health, Ministry of Foreign Trade and Economic Cooperation on May 15, 2000): These Measures are enacted in accordance with the pertinent state laws and administrative regulations such as the Law of the People's Republic of China on Chinese-foreign Equity Joint Ventures, the Law of the People's Republic of China on Chinese-Foreign Contractual Joint Ventures, the Regulations for the Administration of Medical Institutions for the purpose of further catering to the needs of reforms and opening up to the outside world, enhancing the administration of Chinese-foreign joint equity venture and cooperative medical institutions and promoting the healthy development of the medical and health undertakings of the country.

Ø	Law of People’s Republic of China on Sino-Foreign Equity Joint Ventures In order to expand international economic co-operation and technological exchange the People’s Republic of China shall permit foreign companies, enterprises and other economic entities or individuals to establish, within the territory of the People’s Republic of China, equity joint ventures with Chinese companies, enterprises or other economic entities, in accordance with the principles of equality and mutual benefit that are subjected to the approval by the Chinese government.

We conduct our medical services related operations in China primarily through Harbin Jiarun Hospital Co., Ltd or Harbin Jiarun is a Sino-foreign equity joint venture that is 70% owned by Runteng Medical Group Co., Ltd and 30% owned by Junsheng Zhang. We exercise control over, and receive 70% the economic benefits from Jiarun hospital and therefore consolidate Jiarun’s results of operations, financial position and cash flows. As we directly own 70% of the equity interest of Harbin Jiarun Hospital Co., Ltd, we account for Harbin Jiarun as a consolidated subsidiary in our consolidated financial statements. For details on the control positions, see “Our Corporate History and Structure.” Harbin Jiarun holds a hospital license.

Ø	Law of the People's Republic of China on Sino-Foreign Cooperative Joint Venture s (Adopted at the First Session of the Seventh National People's Congress and promulgated by Order No.4 of the President of the People's Republic of China on April 13, 1988, and effective as of the date of promulgation) This Law is formulated to expand economic cooperation and technological exchange with foreign countries and to promote the joint establishment, on the principle of equality and mutual benefit, by foreign enterprises and other economic organizations or individuals and Chinese enterprises or other economic organizations of Chinese-foreign contractual joint ventures within the territory of the People's Republic of China.

Under the Sino-foreign Medical Institution Measures and its supplementary rules, the share percentage of foreign investment in a Sino-foreign medical institution cannot exceed 70%, except that qualified Hong Kong, Macao and Taiwan investors may set up wholly foreign-owned medical institutions subject to certain conditions and geographic restrictions. In addition to the restrictions on the equity proportion of foreign investment, the Chinese-foreign Medical Institution Measures also set certain qualifications and requirements on shareholders investing in foreign-invested medical institutions, such as relevant medical industry and management experience requirements for shareholders.

To comply with PRC laws and regulations, we conduct our operations by equity control, (1) JHCC 100% controls JHCL, (2) JHCL 100% controls Runteng Medical group. (3) Runteng Medical Group Co., Ltd holds 70% equity interest in Harbin Jiarun Hospital Co., Ltd and Junsheng Zhang who holds a 30% equity interest in Harbin Jiarun Hospital Co., Ltd, through which JRSIS HEALTH CARE CORPORATION, JRSIS HEALTH CARE LIMITED, Runteng Medical Group Co., Ltd control over the operations of Harbin Jiarun Hospital Co., Ltd, and receive economic benefits generated from shareholders’ equity interests in this entity.

As a result, as of the date of this prospectus, JRSIS’s investments in its operating companies in the healthcare section continue to be made in accordance with the previous rules governing foreign investment in the healthcare sector. We primarily operate our business in China via Jiarun Hospital, or the JR, instead of wholly-owned subsidiaries due to the foresaid restrictions on equity proportion of foreign investment and qualification requirements on foreign investors. If the PRC government finds that the structure for operating our business in China do not comply with its restrictions on foreign investment in healthcare businesses, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our economic benefits in the assets and operations of our affiliated PRC entities.”

Ø	Regulations for the Administration of Medical Institutions These Regulations are enacted to strengthen the administration of medical institutions, promote the development of medical and health service and protect people’s health.

Pursuant to the Regulations on Administration of Medical Institutions issued in February 1994 by the PRC State Council and the Implementation Rules for the Regulations on Administration of Medical Institution , or the Medical Institution Regulations and Rules, issued in August 1994 by the National Health and Family Planning Commission (NHFPC), any organization or individual that intends to establish a medical institution must obtain a medical institution establishment approval certificate from the NHFPC or the local health bureau before applying for registration of the legal entity of such medical institution. Under the Medical Institution Regulations and Rules, a medical institution is required to obtain a medical institution practicing license from the NHFPC or the local health bureau before providing medical services. When reviewing the application for a medical institution practicing license, the NHFPC or its local branches will consider whether the proposed medical institution comports with the population, medical resources, medical needs and geographic distribution of existing medical institutions in the region for which the relevant healthcare administrative authority is responsible, as well as whether the proposed medical institution meets the basic medical standards set by the NHFPC or the local health bureau. Medical institutions should provide medical services within the approved or registered scope, and any activities relating to forging, selling, transferring or lending of medical institution practicing license is prohibited. A medical institution practicing license is subject to inspection by the NHFPC or the local health bureau on an annual or every three-year basis depending on the size of the medical institution. All medical institution practicing licenses held Jiarun hospital are subject to an annual inspection. In addition, personnel and employees directly performing medical services in medical institutions are required to obtain qualification certificates.

Pursuant to the Interim Provisions on the Administration of Medical Examinations, or the Medical Examination provisions, issued in August 2009 by the NHFPC, the NHFPC or its local branches are responsible for the regulation of medical examination activities. Medical institutions that plan to operate medical examination businesses should apply to the NHFPC or its local branches for the approval of such medical examination business and register such business with the NHFPC or its local branches by including the business in their medical institution practicing licenses.

Pursuant to the Rules on Administration of Radiation-related Diagnose and Treatment issued in January 2006 by the NHFPC, medical institutions that plan to conduct radiation-related diagnosis and treatment businesses should apply to the NHFPC or its local branches and obtain radiation-related diagnosis and treatment licenses.

JRSIS hospital that engage in radiation-related diagnosis and treatment business have obtained radiation-related diagnosis and treatment licenses.

➢ Regulations Relating To Encouraging Private Capital Investment in Medical Institutions

The Private Capital Investment Circular (i) establishes priorities for using government resources to support private capital investment in medical institutions, including profit-driven medical institutions where there is a demand to adjust or extend medical resources; (ii) encourages the use of private capital to privatize certain state-owned medical institutions subject to the requirements relating to the sale of state-owned assets; (iii) states that restrictions on foreign investment in medical institutions should be lifted, including moving the medical institution industry from the restricted category to the permitted category in the foreign investment industry catalog and gradually lifting the 70% restriction on foreign ownership in medical institutions; and (iv) reiterates that a non-profit medical institution should not distribute gains to its investors either as dividends or by other means whereas a profit-driven medical institution may distribute gains to its investors.

We conduct our medical services related operations in China primarily through Harbin Jiarun Hospital Co., Ltd or Harbin Jiarun is a Sino-foreign equity joint venture that is 70% owned by Runteng Medical Group Co., Ltd and 30% owned by Junsheng Zhang. We exercise control over, and receive 70% the economic benefits from Jiarun hospital and therefore consolidate Jiarun’s results of operations, financial position and cash flows. As we directly own 70% of the equity interest of Harbin Jiarun Hospital Co., Ltd, we account for Harbin Jiarun as a consolidated subsidiary in our consolidated financial statements. For details on the control positions, see “Our Corporate History and Structure.” Harbin Jiarun holds a hospital license.

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Research and Development

We are not engaged in any research and development activities and do not foresee engaging in such activities in the foreseeable future.

DESCRIPTION OF PROPERTY

Harbin Baiyi Real Estate Development Co., Ltd, which is owned 100% by the same owner of Jiarun Hospital. The main purpose of the new building is for Jiarun Hospital to expand its operations. Harbin Baiyi Real Estate Development Co., Ltd completed construction of a brand new medical facility in the heart of Harbin city. On June 5, 2013, Jiarun Hospital entered into a Lease Agreement to lease the hospital building from Harbin Baiyi Real Estate Development Co., Ltd. The Company is leasing the new hospital building for 30 years. The new building decoration expenses are paid by Jiarun Hospital. This new facility consists of 26 stories specifically designed for medical operation purposes. The 1st to the 5th floor will be designed for an open clinic which also serves an emergency operation; the 6th floor to the 23rd floor will be for surgery operation, emergency services and residential patient areas. Finally, the 24th to 26th floor will be for office clerical work for managing the hospital’s day to day operations. The present situation is that the building construction is fully completed. The building is presently undergoing painting and decoration. This is expected to be finished in Q3 2014 so that the hospital can be prepared for expanded medical service operations to commence towards the Q3 of 2014.

We are raising money for the decoration of a building that owns by Harbin Baiyi Real Estate Development Co., Ltd as the new building was designed and constructed solely for the purpose of allowing Jiarun Hospital to carry out its operation in the highest efficiency manner. The completed Lease Agreement between Jiarun Hospital and Harbin Baiyi Real Estate Development Co., Ltd extends for thirty years, which represents over 80% of the building’s estimated life. In order to ensure the new facility will fully be customized for standard hospital operation and provide excellent healthcare services, Jiarun has to raise the external capital in order to aid it to complete all customization.

This new medical facility shall contain approximately 500 open medical beds for residential patients and over 100 pieces of advance medical equipment. This new medical facility will effectively increase the Jiarun’s medical capacity by over 300% in comparison to the current facility. Furthermore, in response to the increasing trend where high net worth individuals having much higher preference toward privatized medical services for better treatment quality and experience, the new hospital will allot as much as 50% of its residential treatment area specifically for serving high net worth clients. This operation start is anticipated to 2014 Q3.

REPORTS TO SECURITY HOLDERS

We will voluntarily make available to our stockholders an annual report, including audited financials, on Form 10-K.

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website: www.jhcc.cn

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age and position of each of our directors and executive officers:

Directors and Executive Officers*	Age	Position/Title
Junsheng Zhang	48	President, Chairman of the Board and Director
Lihua Sun	45	Chief Executive Officer and Director
Xuewei Zhang	26	Chief Financial Officer and Director
Yanhui Xing	31	Director
Du Qi	68	Dean of the hospital

*	The business address for each of the directors and executive officers is 1st - 7th Floor, Industrial and Commercial Bank Building, Xingfu Street, Hulan Town, Hulan District, Harbin City, Heilongjiang Province, China 150025.

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Junsheng Zhang, age 48, is our founder and has served as our president and director since Feb 2006. Mr. Zhang was the co-founders of Jiarun Pharmacy, a retail company, and Dahua Medical Co., Ltd (Wholesale provider), From 2003 to 2011, Mr. Zhang served as President and Chief Executive Officer of Dahua Medical Ltd, a whole sale shop owned by Mr. Zhang. Mr. Zhang served as General Manager of Dongtai Medical Ltd from 1990 to 2003. Mr. Zhang provides hands-on leadership, strategic direction and operations management with a focus on business development, exceptional quality patient care and fiscal accountability. The right candidate was display high personal integrity, positivity and the ability to operate effectively under pressure. Was a hand on self-starter who can assume broad responsibility in a dynamic, challenging healthcare environment. Mr. Zhang received a bachelor's degree in Traditional Chinese Medicine in China and an EMBA from Peking University. From Mr. Zhang’s experience and management skill should serve as a director.

Ms. Lihua Sun, age 45, is our Chief Executive Officer and Director since Feb 2006. Ms. Sun is one of the cofounder of Jiarun Hospital, accountability for hospital operations, budget development, analysis and oversight; marketing including volume growth/program development; FTE management; expense control; policy and procedure development and implementation; and process development to facilitate regulatory compliance. She has more than 30 years in the healthcare industry. She has been the former General Manager of Ankang Medicine in Hulan district and a Director of Heilongjiang Dahua Medicine Co., Ltd. From Ms. Sun’s experience and management skill should serve as a director.

Miss. Xuewei Zhang, age-26 is our Chief Financial Officer and Director since 2012, in 2009 Miss. Zhang served as finance manager of Jiarun Hospital. She earned a Bachelor degree in Business Studies from University of Exeter. During her position performance, the chief financial officer was trained by Harbin Humankind Biology Technology Co., Limited finance department, learned that reports financial statements under U.S. GAAP and was involved in its proposed U.S. initial public offering, including preparing U.S. GAAP financial statements and quarterly and annually fillings preparation. From 2009 to 2011, CFO learned U.S. GAAP, Securities Exchange Act 1934, Securities Act 1933, Regulation S-K and Regulation S-X. In 2009, CFO served as the finance manager, served in progressive managerial roles in accounting management, strategic planning and company control, have well knowledge about the hospital operation situation. From Miss. Zhang’s international business study and US GAAP and SEC training experienced, she was designed to serve as a director and CFO.

Miss. Yanhui Xing, age-31, is our director since 2012. Miss Xing served as the CEO assistant in Eden Hall Global Capital Co., Ltd, which is a financial advisor firm from 2010 until now. From 2007 to 2010, Miss Xing served as CFO assistant in Gfort. From 2006 to 2007, Miss Xing served as Finance manager in Green Island Limited in New Zealand, From 2003-2004, Miss Xing served as Finance manager in Fresh and Natural Ltd in New Zealand. Miss Xing earned Master degree of Banking and Bachelor degree in Accounting. From Miss. Xing’s accounting, financial advisory experiences, international studies and IPO experience and management skills, she should serve as a director.

Jiarun Pharmacy, a retail company, and Dahua Medical Co., Ltd (Wholesale shop) are related companies, both are found by Junsheng Zhang and Lihua Sun.

Mr. Du Qi, age 68, is dean of the hospital since 2008. Practiced in medicine industry for more than fifty years, he is one of the most famous doctor and director in Heilongjiang Province. Graduated from The fourth military medical university, engaged in advanced studies in Beijing Shijitan Hospital, Nanjing Railway Medical College (Medical School of Southeast University), Harbin University of Science and Technology, and Japan National Hospital Organization Nagasaki Medical Center. Currently, he is the dean of Harbin Jiarun Hospital, meanwhile, he is a part-time professor of Tongji University School Of Medicine, Heilongjiang University of Chinese Medicine, Harbin worker medical school. As a representative, he was invited to join international academic conference in Japan for three times. More work experiences he has including: From 1967 to 1974, he was served as doctor for The 102nd Hospital of Army, from 1974 to 2003, he was served as doctor, physician, associate chief physician, chief physician, for the Harbin Railway Central Hospital, from 2003 to 2006, he was served as dean for the Northeast hospital of Heilongjiang, in 2008, he was served as director of Heilongjiang Hongqiao Hospital, from 2008 until now, he is serving as dean of Harbin Jiarun Hospital. He is the Committee member of Rheumatism institute in Heilongjiang province. Director of Harbin medical association, Committee member of Hospital management committee in Heilongjiang province, Jury of Technology Application Award by The health department of Heilongjiang Province.

Our Chief Executive Officer and Director, Lihua Sun is wife of Junsheng Zhang, our President and Director.

Our Chief Financial Officer and Director, Xuewei Zhang, is daughter of Junsheng Zhang, Chairman and Director.

The dean of the hospital, he has no any relationship to our shareholders and directors.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of one or more members, but not more than nine, and that our shareholders shall determine the number of directors at each regular meeting. Each director serves for a term that expires at the next regular meeting of the shareholders or until his successor is elected and qualified.

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Committees of the Board of Directors

Due to our size, limited operating history and financial conditions we do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors. We do not have an audit committee “financial expert.”

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because, we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of “independent” as within the meaning of such rules as a result of their current positions as our executive officers.

Significant Employees

Other than our officers and directors we have no additional significant employees.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors or make nominations to the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Code of Ethics

As of the date of this Registration Statement, we had not adopted a Code of Ethics, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to compensation paid by us to our officers from the fiscal years ended 2011, 2012 and 2013, respectively.

						Non-Equity	Non-qualified
						Incentive	Deferred	All
Name and				Stock	Option	Plan	Comp.	Other
Principal		Salary	Bonus	Awards	Awards	Comp.	Earnings	Comp.	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Junsheng (1)	2011	-	-	-	-	-	-	-	-
Zhang	2012	-	-	-	-	-	-	-	-
Chairman,	2013	11,213	-	-	-	-	-	-	11,213
Lihua (2)	2011	-	-	-	-	-	-	-	-
Sun	2012	-	-	-	-	-	-	-	-
CEO/Director	2013	9,132	-	-	-	-	-	-	9,132
Xuewei	2011	-	-	-	-	-	-	-	-
Zhang	2012	-	-	-	-	-	-	-	-
CFO	2013	-	-	-	-	-	-	-	-
Yanhui	2011	-	-	-	-	-	-	-	-
Xing	2012	-	-	-	-	-	-	-	-
Director	2013	-	-	-	-	-	-	-	-

(1). The salaries of the Chairman, Junsheng Zhang, earned from the company’s inception in November 2013 until the end of 2013 is US$1,533, 100% were earned solely as compensation for work performed as executive officers.

(2). The salaries of the CEO, Lihua, Sun, earned from the company’s inception in November 2013 until the end of 2013 is US$1,065, 100% were earned solely as compensation for work performed as executive officers.

Amounts of compensation for 2013, reported in the table above, represent accrued compensation. The manner and timing of payments of the accrued compensation will depend on the future financial conditions of the Company.

Refer to the Notes to Financial Statements for more information.

Outstanding Equity Awards

No individual grants of stock options or other equity incentive awards have been made to any executive officer or any director since our inception.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

We have not entered into any employment or other contracts or arrangements with our executive officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

Compensation of Directors

We have no formal plan for compensating our directors for their services in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. The Board of Directors may award special remuneration to any director undertaking any special services on behalf of JRSIS HEALTH CARE CORPORATION other than services ordinarily required of a director.

The following table summarizes all compensation awarded to, earned by or paid to our directors for all services rendered in all capacities to us through the end of our fiscal years 2011, 2012 and 2013.

						Non-Equity	Non-qualified
						Incentive	Deferred	All
Name and				Stock	Option	Plan	Comp.	Other
Principal		Salary	Bonus	Awards	Awards	Comp.	Earnings	Comp.	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Junsheng	2011	-	-	-	-	-	-	-	-
Zhang	2012	-	-	-	-	-	-	-	-
Chairman,	2013	11,213	-	-	-	-	-	-	11,213
Lihua	2011	-	-	-	-	-	-	-	-
Sun	2012	-	-	-	-	-	-	-	-
CEO/Director	2013	9,132	-	-	-	-	-	-	9,132
Xuewei	2011	-	-	-	-	-	-	-	-
Zhang	2012	-	-	-	-	-	-	-	-
Director	2013	-	-	-	-	-	-	-	-
Yanhui	2011	-	-	-	-	-	-	-	-
Xing	2012	-	-	-	-	-	-	-	-
Director	2013	-	-	-	-	-	-	-	-

(1)The amounts listed in the table were earned solely as compensation for work performed as executive officers. No any amount was earned in the capacity of director.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any director, executive officer, shareholder of the company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On December 20, 2013, JHCC issued an aggregate of 12,000,000 shares of its common stock to the shareholders of JHCL in exchange for all 50,000 common stock of JHCL. Only one of the three shareholders of JHCL is also our officer and director and the shares were issued as follows:

Name of shareholders	Dollar value of the amount involved in JHCC*		Dollar value of the amount Involved in JHCL**
Junsheng Zhang	11,160,000 shares	$11,160	46,500	shares	$46,500
Yanhua Xing	588,000 shares	$588	2,450	shares	$2,450
Weiguang Song	252,000 shares	$252	1,050	shares	$1,050
Total	12,000,000 shares	$12,000	50,000	shares	$50,000

*$0.001 par value per share

**$1 par value per share

In January 2014, we issued 1,589,000 common shares by private offering to 85 shareholders at a price of US$0.5725 per share, including both non-related and related persons, three persons are defined as related persons. The approximate dollar value of the amount involved in the transaction is US$909,703, including US$ 81,295 value of the amount of the related person's interest in the transaction.

1. Lanying Zhang, the sister of the Chairman, is not an employee of the Company and does not earn annual salary from the Company. The approximate dollar value of the amount involved in the transaction is US$22,900.

2. Pinxia Jin, the cousin of the Chairman, is not an employee of the Company and does not earn annual salary from the Company. The approximate dollar value of the amount involved in the transaction is US$57,250.

3. Ms. Xing Yanhui, a director of the Company since 2012. This relationship was reviewed by the Corporate Governance under the Company’s related party transaction policy. The approximate dollar value of the amount involved in the transaction is US$1,145.

The Company recognizes that related party transactions can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the Company’s best interests and those of our shareholders.

PLAN OF DISTRIBUTION

This offering will be conducted on a best-efforts basis utilizing the efforts of our officers and directors. We are not engaging any underwriter in connection with this offering. Potential investors include, but are not limited to, family, friends and acquaintances of our officers and directors. The intended methods of communication include, without limitation, telephone calls and personal contact.

All funds received by us in connection with sales of our securities will be transmitted immediately into our general corporate account and will become immediately available to us.

Concurrently with this offering, our selling shareholders will be able to sell their shares. As such, our ability to raise funds under this offering could be adversely impacted.

No officer or director will receive any commissions for any sales originated on our behalf. We believe that our officers and directors are exempt from registration as brokers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, each of our officers and directors:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a) 39 of the Act, at the time of their participation;

a. Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b. Is not an associated person of a broker or dealer; and

c. Meets the conditions of the following:

i. Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

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There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be immediately deposited into our general corporate account and shall become immediately available to us. All subscription agreements and checks are irrevocable.

Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents, if any.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has filed an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

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Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible”, then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). Basically, DTC eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

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Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

·	the basis on which the broker or dealer made the suitability determination, and

·	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, the Company intends to consider becoming a “reporting issuer” under Section 12(g) of the U.S. Securities Exchange Act of 1934, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company intends, at its own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filings its Form 8-A with the SEC.

49

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2013 for (1) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock; (2) each of our executive officers; (3) each of our directors; and (4) all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address for each person listed in the table is c/o JRSIS HEALTH CARE CORPORATION, 1 st – 7 th Floor, Industrial and Commercial Bank Building, Xingfu Street, Hulan Town, Hulan District, Harbin City, Heilongjiang Province, China 150025.

The percentage ownership information shown in the table below is calculated based on 13,589,000 shares of our common stock issued and outstanding as of January 31, 2014. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

		Amount and Nature
Title of		of Beneficial
Class	Name of Beneficial Owner	Ownership	Percentage
Common Stock	Junsheng Zhang,	11,160,000	82.13%
	President, Chairman of the board	Director
Common Stock	Yanhua Xing	588,000	4.33%
	Shareholder
Common Stock	Weiguang Song Shareholder	252,000	1.85%
	Lihua Sun CEO/Director	-	-
	Yanhui Xing Director	-	-
	Xuewei Zhang Director	-	-
	All Officers and Directors as a Group	11,160,000	82.13%
	Shares Outstanding as of January 31, 2014	13,589,000	100.0%

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

We do not have any issued and outstanding securities that are convertible into common stock. Other than the shares covered by the registration statement of which this prospectus is a part, we have not registered any shares for sale by security holders under the Securities Act. None of our stockholders are entitled to registration rights.

50

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share.

The holders of our common stock:

·	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

·	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

·	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

·	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or “ pari passu,” each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each shares of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. A simple majority vote by our shareholders is required to take action. To the knowledge of our management, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

As of January 31, 2014, there were 1,589,000 shares of our common stock issued and outstanding held by 85 shareholders.

Preferred Stock

We do not have any preferred stock authorized, issued or outstanding.

Options, Warrants and Rights

There are no outstanding options, warrants, or rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

51

Transfer Agent

Our stock transfer agent for our securities is VStock Transfer, LLC, 77 Spruce Street, Suite 201Cedarhurst, NY 11516. Their telephone number is (212) 828-8436.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, based on our outstanding shares as of June 30, 2014, we will have outstanding an aggregate of 20,000,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 8,000,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The 12,000,000 restricted shares of common stock to be outstanding after this offering are owned by our executive officers and directors, known as our “affiliates,” and other shareholders, and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 of the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding, or 200,000, shares immediately after this offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Rule 144 is not available for resale of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

UNDERWRITING

We are not engaging an underwriter to assist us in this offering. This offering is being made solely through our officers and directors.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from January 01, 2013 through December 31, 2013, included in this prospectus have been audited by De Joya Griffith, LLC, as set forth in their report included in this prospectus.

52

LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be jointly passed upon for us by our securities co-counsel South Milhausen, P.A. and William D. O’Neal, Esq., included in the opinion letter filed as an exhibit to the Registration Statement of which this prospectus is a part.

WHERE YOU CAN FIND MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offering in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

53

JRSIS HEALTH CARE CORPORATION

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2014 AND 2013

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Jrsis Health Care Corporation

We have audited the accompanying consolidated balance sheets of Jrsis Health Care Corporation (the “Company”) as of December 31, 2013 and 2012 and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended. Jrsis Health Care Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jrsis Health Care Corporation as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ De Joya Griffith, LLC

Henderson, Nevada

February 26, 2014

Corporate Headquarters:

De Joya Griffith, LLC

2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702) 563-1600 Fax: (702) 920-8049

F-2

JRSIS HEALTH CARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN USD, EXCEPT SHARES)

	December 31,
	2013	2012
Assets
Current Assets:
Cash and cash equivalents	$631,288	$200,475
Accounts receivable, net	271,427	206,165
Inventories	98,300	60,455
Other receivables	2,699	2,137
Prepayments	61,572	54,059
Advance to related parties	180,930	-
Deposits for capital leases - current portion	19,300	19,501
Total current assets	1,265,516	542,792
Construction in progress	15,346,873	-
Property and equipment, net	1,416,732	1,053,280
Deposits for capital leases	490,677	18,682
Total assets	$18,519,798	$1,614,754

Liabilities and shareholders’ equity
Current Liabilities:
Accounts payable	$84,469	$45,435
Deposits received	9,208	5,969
Due to related parties	-	301,324
Other payable	18,569	168
Payroll payable	26,975	44,455
Capital lease obligations - current portion	211,459	135,365
Total current liabilities	350,680	532,716
Capital lease obligations	15,024,218	74,124
Total liabilities	$15,374,898	$606,840

Shareholders’ equity
Common stock; $0.001 par value, 100,000,000 shares authorized; 12,000,000 issued and outstanding at December 31, 2013	12,000	-
Additional paid-in capital	38,000	-
Retained earnings	399,977	-
Other comprehensive income	23,859	-
Total shareholders’ equity of the Company	473,836	-
Non-controlling interest	2,671,064	1,007,914
Total shareholders’ equity	3,144,900	1,007,914
Total liabilities and shareholders’ equity	$18,519,798	$1,614,754

The accompanying notes are an integral part of these consolidated financial statements.

F-3

JRSIS HEALTH CARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(AMOUNTS IN USD, EXCEPT SHARES)

	For the Years Ended December 31,
	2013	2012
Revenue:
Medicine	$2,084,492	$1,767,902
Patient services	2,266,744	1,713,198
Total revenue	4,351,236	3,481,100
Operating costs and expenses:
Cost of medicine sold	1,247,915	1,029,180
Medical consumables	307,493	192,502
Salaries and benefits	890,780	692,620
Office supplies	65,472	75,482
Vehicle expenses	60,353	42,335
Utilities expenses	67,474	49,124
Rentals and leases	165,667	132,915
Advertising and promotion expenses	5,344	13,103
Interest expense	12,765	14,200
Professional fee	93,776	-
Depreciation	116,378	92,294
Total operating costs and expenses	3,033,417	2,333,755
Earnings from operations before other income and income taxes	1,317,819	1,147,345
Other (loss) income	6,857	(264)
Earnings from operations before income taxes	1,324,676	1,147,081
Income tax	1,984	1,987
Net income	1,322,692	1,145,094
Less: net income attributable to non-controlling interests	922,715	1,145,094
Net income attributable to the Company	$399,977	$-

Comprehensive income:
Foreign currency translation adjustment attributable to non-controlling interests	37,927	138,998
Foreign currency translation adjustment attributable to the Company	23,859	-
Comprehensive income	$1,384,478	$1,284,092
Less: Comprehensive income attributable to non-controlling interests	960,642	1,284,092
Comprehensive income attributable to the Company	$423,836	$-
Basic and diluted earnings per share	0.2897	$-
Weighted average number of shares outstanding	1,380,822	-

The accompanying notes are an integral part of these consolidated financial statements.

F-4

JRSIS HEALTH CARE CORPORATION

CONSOLIDATED STATEMENT OF SHARESHOLDERS’ EQUITY

(AMOUNTS IN USD, EXCEPT SHARES)

	Common stock		Retained	Other comprehensive	Additional paid-in	Non- Controlling	Total Shareholders’
	Quantity	Amount	Earnings	income	capital	Interest	equity
Balance at December 31, 2011	-	$-	-	-	$-	$772,899	$772,899

Distribution to non-controlling interest	-	-	-	-	-	(1,049,077)	(1,049,077)
Net income	-	-	-	-	-	1,145,094	1,145,094
Foreign currency translation adjustment	-	-	-	-	-	138,998	138,998

Balance at December 31, 2012	-	$-	-	-	$-	$1,007,914)	$1,007,914

Net income	-	-	399,977	-	-	922,715	1,322,692
Distribution to non-controlling interest	-	-	-	-	-	-	-
Paid-in capital	-	-	-	-	-	702,508	702,508
Stock Exchange Merger & Acquisition	12,000,000	12,000	-	-	38,000	-	50,000
Foreign currency translation adjustment	-	-	-	23,859	-	37,927	61,786

Balance at December 31, 2013	12,000,000	$12,000	$399,977	$23,859	$38,000	$2,671,064	$3,144,900

The accompanying notes are an integral part of these consolidated financial statements.

F-5

JRSIS HEALTH CARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(AMOUNTS IN USD, EXCEPT SHARES)

	For The Years Ended December 31,
	2013	2012
Cash Flows From Operating Activities
Net income	$1,322,692	$1,145,094
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	116,378	92,294
Loss on disposal of fixed assets	5,959	11,594

Changes in operating assets and liabilities:
Accounts receivable, net	(57,653)	(32,224)
Inventories	(35,360)	1,088
Prepayments and other current assets	37,843	(42,571)
Accounts payable	37,023	7,534
Due to related parties	(417,976)	62,773
Deposits received	3,000	2,348
Accrued expenses and other current liabilities	(18,692)	(11,843)
Net cash provided by operating activities	993,214	1,236,087

Cash Flows From Investing Activities
Purchases of fixed assets	(701,504)	(33,519)
Prepayment for fixed assets acquisition	(42,916)	-
Proceeds from disposal of fixed assets	95,351	5,538
Net cash used in investing activities	(649,069)	(27,981)

Cash Flows From Financing Activities
Proceeds from non-controlling shareholder	702,670	-
Payments on capital lease obligation	(627,659)	(209,133)
Distribution paid	-	(916,163)*
Net cash provided by (used in) financing activities	75,011	(1,125,296)

Effect of exchange rate fluctuation on cash and cash equivalents	11,657	950

Net increase in cash and cash equivalents	430,813	83,760

Cash and cash equivalents, beginning of period	200,475	116,715

Cash and cash equivalents, ending of period	$631,288	$200,475

Supplemental disclosure of cash flow information
Cash paid for income taxes	$(1,984)	$(1,987)
Cash paid for interest	$(11,539)	$(14,200)

Non-cash investing and financing activities:
Rent offset from non-controlling interest distribution	$-	$132,914 *
Purchases of fixed assets under capital lease obligations	$15,185,032	$203,815

* The distribution to non-controlling interest of $1,049,077 composed of the amount appearing on the cash flow statement of “Distribution paid” $916,163 and “Rent offset from non-controlling interest distribution” $132,914.

The accompanying notes are an integral part of these consolidated financial statements.

F-6

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2013 AND 2012

(AMOUNTS IN USD)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

JRSIS HEALTH CARE CORPORATION (the “Company”) was incorporated on November 20, 2013 under the laws of the United States and the State of Florida. The general nature of the business shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

China Runteng Medical Group Co., Ltd ("CRMG"), which is a privately held Limited Liability Company registered in British Virgin Island (“BVI”) on February 25, 2013. The characteristics of a limited liability company registered in British Virgin Islands are similar to a corporation incorporated in the United States. CRMG was authorized to issue 50,000 shares of a single class each with par value of $1.00 per share to its sole shareholder Ms. Yanhua Xing. On November 20, 2013, China Runteng Medical Group Co., Ltd has changed its name to JRSIS HEALTH CARE LIMITED ("JHCL").

On March 7, 2013, China Runteng Medical Group Co., Ltd acquired all 100 issued and outstanding shares of Runteng Medical Group Co., Ltd (“Runteng”) through share exchanges to obtain 100% controlling interests of Runteng.

Runteng Medical Group Co., Ltd. is a privately held limited liability company registered in Hong Kong on September 17, 2012. The characteristics of a limited liability company registered in Hong Kong are similar to a corporation incorporated in the United States. Runteng was authorized to issue up to 10,000 shares with par value of $1HKD per share to its sole shareholder Ms. Yanhua Xing.

In December 2012, Runteng entered into agreements with Harbin Jiarun Hospital Co., Ltd ("Jiarun") to invest 70% in it:

Harbin Jiarun Hospital Co., Ltd ("Jiarun"or “Joint Venture”)

On December 23, 2012, in accordance with the "Foreign Investment Enterprise Law" under the People’s Republic of China (“PRC”), Runteng and Jiarun entered into an agreement that Runteng and the current owner of Jiarun will invest a total of $7,936,508(equivalent to RMB50,000,000), in which Runteng will contribute $5,555,556 (equivalent to RMB35,000,000)or 70% of the total capital and the current owner of Jiarun will contribute $2,380,952 (equivalent to RMB15,000,000) or 30% of the total capital. As of December 31, 2013, Jiarun has not yet received such investment amount from Runteng. According to the Article of Association (Joint venture investment agreement), Runteng has the obligation to pay 20% of $5,555,556 (35m RMB) before the issuance of the joint venture business license, the balance 80% of $5,555,556 shall be paid within two years after the issuance of the joint venture business license.

On July 08, 2014, Jiarun have obtained joint venture business license. We have already completed “cooperation restructuring”. According to the amending of Article of Association (Joint venture investment agreement), Runteng has the obligation to pay $5,555,556 (35m RMB) within five years after the issuance of the joint venture business license. However, no interest is required to be paid. Up to completion of our legal structures, we are compliance with the Company Law of People’s Republic of China and all other requirements imposed by PRC authorities.

Upon completion of the proposed $3.5M financing plus JHCC current cash balance, JHCC is estimated to have a total additional working capital of $4.5M. We intend to transfer the working capital balance to Jiarun Hospital immediately to fulfill part of our $5.5M capital injection obligation, leaving a payable balance of approximately $1M. Regardless of the timing of our payment for the paid-in capital, Runteng has been immediately registered as a shareholder of Jiarun Hospital and will be entitled to receive dividend payout by the Joint Venture immediately. Jiarun may elect to issue cash dividends to its shareholders at any time.

In the event JHCC fails to raise or is unable to deliver the remaining balance of the payable within the five years period, Jiarun may at any time, declare a cash dividend payable to JHCC and its other shareholder. Upon declaration of the cash dividend, Jiarun may immediately convert JHCC’s portion of the dividend and record it against the amount of paid-in capital payable by JHCC, thereby reducing the payable amount by JHCC.

While this may be an option for our company, our management continues to seek alternative financing externally in order to fulfill our capital obligation.

On February 25, 2013, China Runteng Medical Group Co., Ltd issued 50,000 authorized shares of China Runteng Medical Group Co., Ltd at US$1.00 each to its sole shareholder Ms. Yanhua Xing. After the issuance, the total shares issued by JHCL were 50,000 with par value of US$1.00 per share.

On May 21, 2013, the Joint Venture Investment Agreement between Runteng and Harbin Jiarun Hospital Company Ltd has been approved by the Ministry of Health of Heilongjiang; the approval certificate will be due on May 21, 2015.

On February 28, 2013, Harbin Jiarun Hospital and Runteng Group has held board meeting. The board have agreed Mr. Junsheng Zhang, the owner of Jiarun Hospital to raise Jiarun’s paid in capital to RMB15Million ($2,403,736) with non-controlling interest of RMB10.15Million ($1,639,185) and cash of RMB4.35Million ($702,508) . Before the completion of the joint venture, the accumulated retained earnings of Jiarun Hospital will be dominated by Mr. Junsheng Zhang.

On June 01, 2013, Junsheng Zhang, the owner of Jiarun Hospital, entered into a supplemental agreement with Runteng for the attribution of accumulated retained earnings of Jiarun. In which, the retained earnings of Jiarun will be 100% attributed to Junsheng Zhang up to June 30, 2013. From July 1, 2013, the income of operations from Jiarun will be attributed to Runteng and Junsheng Zhang for 70% and 30% respectively

On June 03, 2013, Mr. Junsheng Zhang, the owner of Jiarun Hospital raised Jiarun’s paid in capital to $2,403,736 (RMB15 Million) with Non-controlling interest of$1,639,185 (RMB10.15Million) and cash of$702,508 (RMB4.35Million), which has been certified by Heilongjiang Jinyuda Accountants Business Office Co. Ltd; the report number is (2013) A436.

Jiarun credited paid-in-capital for $2,403,736, it consists of Harbin Jiarun Hospital Co., Ltd incorporated in February 2006 with paid in capital of $62,043. On June 03, 2013, Mr. Junsheng Zhang, the owner of Jiarun Hospital raised Jiarun’s paid in capital to $2,341,693 with cash of $702,508 and Non-controlling interest of $1,639,185. Breakdown of received paid-in-capital:

	Jiarun’s Capital paid by
Receiving date	Cash	Equipment	Non-controlling interest	Total

February 20,2006	18,613	43,430	-	62,043
June 3,2013	702,508	-	1,639,185	2,341,693
Total	$721,121	$43,430	$1,639,185	$2,403,736

According to USGAAP has no literature can be used for reach retained earnings contribute to paid in capital. Therefore, JHCC has made adjustment within consolidated financial statements, non-controlling interest of $1,639,185 will not recognized as paid in capital.

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, “Consolidation”, the consolidated financial statements presented herein include the accounts of JHCC, JHCL, Runteng and its 70% owned subsidiary, Jiarun. All inter-company transactions and balances among the Company and its subsidiary are eliminated upon consolidation. In the opinion of management, all adjustments and normal recurring accruals considered necessary for a fair statement of the results for the period have been included.

F-7

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2013 AND 2012

(AMOUNTS IN USD)

On July 29, 2013, the Joint Venture Investment Agreement between Runteng and Junsheng Zhang has been approved by the Development and Reform Commission of Hulan District, Harbin City.

On July 29, 2013, the Joint Venture Investment Agreement between Runteng and Junsheng Zhang has been approved by the Harbin Investment Promotion Bureau; the Joint Venture Jiarun Hospital duration of operation is twenty years.

On July 29, 2013, Harbin Jiarun Hospital Company Ltd has obtained Certificate of Approval for Establishment of Enterprises with Investment of Taiwan, Hongkong, Macao and Overseas Chinese in the People’s Republic of China; the Joint Venture Jiarun Hospital duration of operation is twenty years.

Runteng will pay to Jiarun as soon as Runteng obtain funding from any alternatives. On July 08, 2014, Jiarun have obtained joint venture business license. We have already completed “cooperation restructuring”. According to the amending of Article of Association (Joint venture investment agreement), Runteng has the obligation to pay $5,555,556 (35m RMB) within five years after the issuance of the joint venture business license.

On October 3, 2013, Ms. Yanhua Xing transferred 23,275 JHCL shares to Mr. Junsheng Zhang, 23,225 JHCL shares to Ms. Chunlan Tang, and 1,050 JHCL shares to Mr. Weiguang Song.

On November 8, 2013, Ms. Chunlan Tang transferred all 23,225 JHCL shares to Mr. Junsheng Zhang, subsequently making Mr. Junsheng Zhang holdings 46,500 JHCL shares.

On November 20, 2013, JRSIS HEALTH CARE LIMITED has changed its name from China Runteng Medical Group Co., Ltd.

On 20 th of December, 2013, by and among JRSIS HEALTH CARE CORPORATION (the “JHCC”) and JRSIS HEALTH CARE LIMITED (the “JHCL”) and the shareholders of JHCL, Junsheng Zhang, Yanhua Xing and Weiguang Song has entered a share exchange agreement. JHCC desires to issue a total of 12,000,000 shares of its Common Stock (the “JHCC Shares”) to the Shareholders of JHCC, pro rata, in exchange for one hundred percent (100%) of the JHCL Shares owned by the Shareholders. At the Closing, the Shareholders shall allot and deliver to JHCC a total of 50,000 shares of the ordinary share of JHCL which represents one hundred percent (100%) of the issued and outstanding shares of JHCL. JHCL shall become a wholly-owned subsidiary of JHCC, and JHCC will effectively acquire all business and an assets of JHCL as now or hereafter existing, including all business and assets of any and all subsidiaries of JHCL., including Runteng Medical Group Company Limited, a Hong Kong registered investment company that holds a seventy percent (70%) ownership interest in Harbin Jiarun Hospital Company Ltd., a Heilongjiang registered company.

Reporting entities may make investments in target companies for a variety of reasons, ranging from capital appreciation to strategic business alliances. The investor's accounting for these transactions will be driven by the legal form, significance, and economic features of its investment. In some cases, even when no investment will be made in legal form, a reporting entity's involvement through a contractual relationship (e.g., a management services agreement, supply contract, or purchasing contract) will require assessment under the rules governing consolidation.

All forms of economic involvement with target companies / third parties should be carefully evaluated. The accounting for such transactions may range from recording the investment at initial cost and subsequently testing for impairment, to full consolidation of the investee's assets, liabilities and operations, with various different models "in between". Reporting entities should engage in discussions regarding accounting treatment early in the process of making an investment or becoming strategically involved with another entity in order to understand, and be able to accurately communicate, the expected impact of the new relationship on its key ratios and covenant.

The accounting rules governing investments in equity or debt, and consolidation in general, are complex and may require significant judgment. Our experience has been that early identification of these areas of complexity and open lines of communication between the parties negotiating the transaction and the parties responsible for the accounting treatment are instrumental in avoiding unexpected or adverse accounting implications

(http://www.pwc.com/us/en/audit-assurance-services/accounting-advisory/consolidations-joint-venture-formation-accounting.jhtml).

Runteng as a parent company, is subjecting to ASC810-10-10, which states that consolidated financial statements are required for a fair presentation as it has a direct controlling financial interest in Jiarun. The consolidated financial statements are the historical financial information and operation results of Jiarun.

Based on our analysis of the guidance contained in FASB ASC 805-50-15 a, an example of transactions between entities under common control includes an entity that “charters” a newly formed entity and then transfers some or all of its net assets to that newly formed entity. In this situation, the Predecessor’s management (Jiarun) created the JHCC, and operating with the approval and at the direction of JHCC. For the purpose of contributing the net assets in the Predecessor, in exchange for equity in the JHCC.

30% of Jiarun hospital interest held by Junsheng Zhang is subjecting to non-controlling interest (“NCIs”), which was stated under ASC810-10-45, the ownership interest in the subsidiary that are held by owners other than the parent is a non-controlling interest. 70% held by Runteng is applying to its holding Runteng.

On June 01, 2013, Junsheng Zhang, the owner of Jiarun Hospital, entered into supplemental agreement with Runteng for the attribution of accumulated retained earnings of Jiarun. In which, the retained earnings of Jiarun will be attributed to Junsheng Zhang up to June 30, 2013. From July 1, 2013, the income of operations from Jiarun will be attributed to Runteng and Junsheng Zhang for 70% and 30% respectively.

According to the joint venture supplemental agreement, the comprehensive income of Jiarun will be attributable to the non-controlling interest up to June 30, 2013. From July 1, 2013, the comprehensive income from Jiarun will be attributable to retained earnings and non-controlling interest for 70% and 30% respectively (Exhibit 10.6 Supplementary Description Terms for the Articles of Harbin Jiarun Hospital Co., Ltd).

According to ASC 810-10-50 requirements, we have separately disclosed amounts attributable to our parent and NCIs in the financial statements. As of December 31, 2012, the comprehensive income attributable to the parent and NCIs is $Nil and $1,007,914 respectively. As of December 31, 2013, the comprehensive income attributable to the parent and NCIs is $473,836 and $2,671,064.

JRSIS HEALTH CARE CORPORATION, JRSIS HEALTH CARE LIMITED, Runteng, Jiarun is collectively referred as the “Company”. The Company provides full health care services in the Heilongjiang region in China through Harbin Jiarun Hospital Co., Ltd:

Harbin Jiarun Hospital Co., Ltd

Harbin Jiarun Hospital Co., Ltd is a privately held, for-profit hospital incorporated in Harbin city of Heilongjiang, China in February 2006. Jiarun is a private hospital serving patients on a municipal and county level and providing both Western and Chinese medical practices to the residents of Harbin.

On 20th of December, 2013, by and among JRSIS HEALTH CARE CORPORATION (the “JHCC”) and JRSIS HEALTH CARE LIMITED (the “JHCL”) and the shareholders of JHCL, Junsheng Zhang, Yanhua Xing and Weiguang Song has entered a share exchange agreement. JHCC desires to issue a total of 12,000,000 shares of its Common Stock (the “JHCC Shares”) to the Shareholders of JHCC, pro rata, in exchange for one hundred percent (100%) of the JHCL Shares owned by the Shareholders. At the Closing, the Shareholders shall allot and deliver to JHCC a total of 50,000 shares of the ordinary share of JHCL which represents one hundred percent (100%) of the issued and outstanding shares of JHCL. JHCL shall become a wholly-owned subsidiary of JHCC, and JHCC will effectively acquire all business and an assets of JHCL as now or hereafter existing, including all business and assets of any and all subsidiaries of JHCL., including Runteng Medical Group Company Limited, a Hong Kong registered investment company that holds a seventy percent (70%) ownership interest in Harbin Jiarun Hospital Company Ltd., a Heilongjiang registered company.

On December 23, 2012, in accordance with the "Foreign Investment Enterprise Law" under the People’s Republic of China (“PRC”), Runteng and Jiarun entered into an agreement that Runteng and the current owner of Jiarun will invest a total of $7,936,508(equivalent to RMB50,000,000), in which Runteng will contribute $5,555,556 (equivalent to RMB35,000,000)or 70% of the total capital and the current owner of Jiarun, Junsheng Zhang will contribute $2,380,952 (equivalent to RMB15,000,000) or 30% of the total capital. On May 21, 2013, the Joint Venture Investment Agreement between Runteng and Harbin Jiarun Hospital Company Ltd has been approved by the Ministry of Health of Heilongjiang.

The owners of Jiarun gaining control over the combined entity after the transaction, and the shareholders of the former public shell corporation continuing only as passive investors. Besides, Junsheng Zhang, the chairman, hold more than 50% of the voting ownership interest of each entity and as a controlling position for each entity. The transaction with Jiarun was treated as a transaction between entities under common control.

As stipulated in ASC 805-50-45-5, the previously-separate entities have been combined in our presentation of our financial statements and financial data for 2012, the basis of accounting as the financial statements for all periods included in the filing were presented on an historical cost basis. The previously-separate entities were Harbin Jiarun Hospital Co., Ltd (“Jiarun Hospital”), Runteng Medical Group Co., Ltd (“Runteng”), JRSIS Health Care Limited (“JHCL”) and JRSIS Health Care Corporation (“JHCC”).

The Company has also considered the need for the group’s financial statements before and after the combination transaction pursuant to ASC 805-50-45-5. The healthcare businesses of Jiarun Hospital that were contributed to the Company were controlled by Jiarun Hospital for all periods through December 31, 2011, and as such all such prior year data of the Company, as the receiving entity has been retrospectively adjusted.

NOTE 2. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

A .	Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and are presented in U.S. Dollars.

B.	Principles of consolidation

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, “Consolidation”, the consolidated financial statements presented herein include the accounts of JHCC, JHCL, Runteng and its 70% owned subsidiary, Jiarun. All inter-company transactions and balances among the Company and its subsidiary are eliminated upon consolidation. In the opinion of management, all adjustments and normal recurring accruals considered necessary for a fair statement of the results for the period have been included.

F-8

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2013 AND 2012

(AMOUNTS IN USD)

C.	Foreign currency

An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The functional currency of the Company is the Renminbi (“RMB’), except Runteng paid-in capital is the Hong Kong Dollar (“HKD"). The reporting currency of these consolidated financial statements is the United States dollar (“US Dollars” or “$”).

The financial statements of the company, which are prepared using the RMB, are translated into the Company’s reporting currency, the United States Dollar. Assets and liabilities are translated using the exchange rate at each reporting period end date. Revenue and expenses are translated using weighted average rates prevailing during each reporting period, and shareholders' equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income or expense.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Foreign currency exchange gains and losses resulting from these transactions are included in operations.

The exchange rates used for foreign currency translation are as follows:

		2013	2012
		(RMB/HKD)	(RMB)
Assets and liabilities	period end exchange rate	6.1140/7.7548	6.3161
Revenue and expenses	period weighted average	6.1982/7.7569	6.3198
Capital related	historical rate	6.1921	0.1290

D.	Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include valuation allowances for receivables and recoverability of carrying amount and the estimated useful lives of long-lived assets.

E.	Cash and cash equivalents

Cash and cash equivalents represent cash on hand; cash in bank with various financial institutions in the People’s Republic of China (“PRC”) and all highly-liquid investments with original maturities of three months or less at the time of purchase. Cash accounts are not insured or otherwise protected. Should any bank holding cash on deposits become insolvent, or if the Company is otherwise unable to withdraw funds, the Company would lose the cash on deposits with that particular bank or other financial institutions.

F.	Accounts receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts as needed. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

F-9

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2013 AND 2012

(AMOUNTS IN USD)

F.	Accounts receivable(continue)

The Company is a registered medical service vendor under the state social insurance system. The balances of this account represent amounts due from social insurance agencies for the medical service provided to the patients who are covered by insurance. In accordance with the agreements with social insurance agencies, credit terms granted to those agencies are 30 days after their confirmation on relevant claims. A general bad debt provision was made at year end for potential claims arising from medical disputes. As of December 31, 2013 and 2012, the Company has accounts receivable to social insurance agencies of $298,823 and $232,685, respectively; and recorded bad debt provision of 27,396 and $26,520, respectively.

G.	Inventories

Inventories, consisting principally of medicines, are stated at the lower of cost or market using the first-in, first-out method (“FIFO”). This policy requires the Company to make estimates regarding the market value of inventory, including an assessment of excess or obsolete inventory. The Company determines excess or obsolete inventory based on an estimate of the future demand and estimated selling prices for its products.

	December 31,
	2013	2012
Western medicine	$94,507	$58,994
Chinese herbal medicine	3,793	1,461
	$98,300	$60,455

H.	Construction in progress

Construction in progress represents the new hospital painting and decoration costs. And all direct costs relating to the polishing and decoration are capitalized as construction in progress. No depreciation is provided in respect of construction in progress.

The construction in progress of the Company were $15,346,873 and nil as of December 31, 2013 and 2012 respectively.

	For the year ended Dec31,
Item	2013	2012
Police fire protection construction costs	$19,545	$
Water pump costs	45,744		-
Building materials porcelain	16,356		-
Building	15,185,032		-
Wall decoration	37,291		-
Electric power survey and design fees	17,553		-
Public water work	25,352		-
Total	$15,346,873		$-

I.	Property and equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to operations when incurred, while additions and betterments are capitalized. Depreciation is recorded on a straight-line basis reflective of the useful lives of the assets. When assets are retired or disposed, the asset’s original cost and related accumulated depreciation are eliminated from accounts and any gain or loss is reflected in income.

Buildings and improvement	10-40 years
Medical equipment	5-15 years
Transportation instrument	5-10 years
Office equipment	5-10 years
Electronic equipment	5-10 years
Software	5-10 years

F-10

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2013 AND 2012

(AMOUNTS IN USD)

I.	Property and equipment (continue)

	December 31,
	2013	2012
Transportation equipment	$231,141	$214,180
Medical equipment	1,463,847	1,085,300
Electrical equipment	47,414	45,366
Office equipment and other	58,696	12,423
Software	2,911	1,631
Total fixed assets at cost	1,804,010	1,358,900
Accumulated depreciation	(387,277)	(305,620)
Total fixed assets, net	$1,416,732	$1,053,280

Depreciation expense was $116,378 and $92,294 for the years ended December 31, 2013 and 2012, respectively.

J	Long-lived Assets

The primary components of the Company’s long-lived assets are discussed below. When events, circumstances or operating results indicate that the carrying values of certain long-lived assets and related identifiable intangible assets (excluding goodwill) that are expected to be held and used might be impaired under the provisions of FASB authoritative guidance regarding accounting for the impairment or disposal of long-lived assets, the Company considers the recoverability of assets to be held and used by comparing the carrying amount of the assets to the undiscounted value of future net cash flows expected to be generated by the assets. If assets are identified as impaired, the impairment is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets as determined by independent appraisals or estimates of discounted future cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

K.	Deposits received

Deposits received consist of the following two types of deposit:

-   Deposits received from patients before hospitalization. These deposits are recognized as revenue when patient services are provided to the patients or the balance is refunded to the patients at the time the patients check out of the hospital. Deposits received from patients were $2,251 and $5,969 as of December 31, 2013 and 2012, respectively.

-   Deposits received from Bureau of civil affairs were $6,957 and Nil as of December 31, 2013 and 2012, respectively.

Deposits received consist of the following:

	December 31,
	2013	2012
Bureau of civil affairs	$6,957	$-
Deposits from patients	$2,251	$5,969
	$9,208	$5,969

F-11

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2013 AND 2012

(AMOUNTS IN USD)

L.	Capital lease obligations and deposit for capital leases

On December 23, 2010, Jiarun entered into a Lease Agreement to lease medical equipment from Hitachi, a third party, for a three-year period, in which Jiarun is required to make quarterly payments toward the lease. The Company was also required to pay a deposit up front, which the deposit will later be used to offset against the last quarterly payment. The medical equipment will be transferred to Jiarun upon the completion of the Agreement.

On September 3, 2012, Jiarun entered into a Lease Agreement to lease medical equipment from Hitachi, a third party, for a two-year period, in which Jiarun is required to make quarterly payments toward the lease. The Company also was required to pay a deposit up front, which the deposit will be later used to offset against the last quarterly payment. The medical equipment will be transferred to Jiarun upon the completion of the Agreement.

On June 5, 2013, Jiarun entered into a Lease Agreement to lease hospital building from Harbin Baiyi Real Estate Development Co., Ltd, which is owed by the owner of Jiarun, a related party. The Leasing terms consist of principal plus interest of 30 payments. Each payment will be made at annual basis and 7 million RMB for each payment will be paid upfront for each leasing period. The first payment shall commence on September 1 st , 2014, then the final payments to settle the total leasing amount. Both parties agreed for the leasee to pay 3 million RMB as deposit at the execution of the Leasing agreement, which will be deducted from the finally rental settlement. The lending interest rate was calculated at 6.55%, which is the benchmark interest rate announced from The People’s Bank of China. After the completion of all payments, the ownership of the lease item will be transferred to the Leasee (Jiarun hospital). According to the Financial Leasing Contract, Jiarun has committed CNY 3 million ($490,677) of premium for lease which shall be paid in full prior to commencement of the leasing period to the Leasor. In accordance to accounting principles and treatment, this payment was booked as deposit in our accounts. The Leasor shall return the premium for lease to the Leasee at expiration of this Contract, or pledge this deposit as part of rents for the last period or periods in 2043.

ASC840-30-45-1 to 2 required us to separately disclose assets, obligations in Lessee’s financial statements. Especially it requiring assets to be recorded under capital leases and the accumulated amortization thereon shall be separately identified in the lessee’s balance sheet or in footnotes thereto. Obligation under capital leases shall be separately identified as such in the lessee’s balance sheet and shall be subject to the same considerations as other obligations in classifying them with current and noncurrent liabilities in classified balance sheets. ASC 840-30-45-3 　 the interest expense does not necessary classify as separate items in the income statement. However, unless the charge to income resulting from amortization of assets recorded under capital leases is included by the lessee with depreciation expense and the fact that it is so included is disclosed, the amortization charge shall be separately disclosed in the financial statements or footnotes thereto.

ASC840-30-50-1 a to d specifies all of the information with capital leases shall be disclosed in the lessee’s financial statements or footnotes thereto, including the gross amount of assets recorded under capital leases, future minimum lease payments, the total of minimum sublease rentals and etc.

The leasing agreement for our hospital building contains the following provisions:

•	Rental payments of $1,144,913 per year, payable at the beginning of the month, September 2014.

•	An option allowing the lessor to extend the lease for thirty years beyond the last renewal option exercised by the company

•	A guarantee by the company that the lessor will realize $Nil, from selling the asset at the expiration of the lease This lease is a capital lease because its term (30 years) exceeds 75% of the building’s estimated economic life. In addition, the present value ($15,185,032) of the minimum lease payments exceeds 90% of the fair value of the building ($15,721,295).

•	Accumulated annual amounts resulting from applying an interesting rate 6.55% to the balance of the lease obligation at the beginning of each year. The lease obligation is increased by the amount of the prior year’s interest, the amount of the net rental payment at the beginning of each year; and this amount represents the guaranteed residual value at the end of the lease term.

These leases have been classified as capital leases. The cost of the medical equipment and hospital building included in these leases are included in the consolidated balance sheets as property and equipment and construction in progress.

The future minimum lease payments for annual capital lease obligations at December 31, 2013 are as follows:

Year	Amounts
2014	$211,459
2015	185,824
2016	197,996
Thereafter	14,640,398
Total	$15,235,677

The Company recorded interest expense of $10,661 and $14,200 for the years ended December 31, 2013 and 2012, respectively.

M.	Income taxes

The Company adopts FASB ASC Topic 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In July 2006, the FASB issued FIN 48(ASC 740-10), Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109 (ASC 740), which requires income tax positions to meet a more-likely-than-not recognition threshold to be recognized in the financial statements. Under FIN 48(ASC 740-10), tax positions that previously failed to meet the more-likely-than-not threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

F-12

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2013 AND 2012

(AMOUNTS IN USD)

M.	Income taxes (continue)

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability may be materially different from our estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities or deferred tax asset valuation allowance.

As a result of the implementation of FIN 48 (ASC 740-10), the company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48 (ASC 740-10). The Company recognized no material adjustments to liabilities or shareholders’ equity as a result of the implementation. The adoption of FIN 48 did not have a material impact on the Company’s consolidated financial statements.

Enterprise income tax is defined under the Provisional Regulations of PRC Concerning Income Tax on Enterprises promulgated by the PRC, income tax is payable by enterprises at a rate of 25% of their taxable income.

Jiarun's medical services have been exempt from enterprise income tax since March 1, 2006, which has been approved by the Local Taxation Bureau.

Jiarun was incorporated in accordance with the law of medical and health institutions mainly provide medical services, with the "PRC Business Tax Tentative Regulations" Article 8 (3) medical service income tax-free provisions (hospital, clinics and other medical institutions to provide medical services shall be exempt from business tax). The Company's medical services have been exempted from business tax since March 1, 2006.

In considering the achievement of the hospital, it could not have been done without the support of local authorities, Jiarun hospital has paid income tax voluntary for $1,984 and $1,987 for the years ended December 31, 2013 and 2012, respectively as a support to the local tax bureau's economical obligation.

N.	Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

As of December 31, 2013 and 2012, the Company has a balance due to Heilongjiang Dahua Medicine Wholesale Co., Ltd owned by the owner of Jiarun, of Nil and $301,324, respectively. The medicines purchased from Heilongjiang Dahua Medicine Wholesale Co., were $240,879 and $193,553 for years ended December 31, 2013 and 2012, respectively.

As of December 31, 2013 and 2012, the Company has a balance due to Harbin Jiarun Pharmacy Co., Limited owned by the owner of Jiarun, of $Nil and $Nil, respectively. The medicines purchased from Harbin Jiarun Pharmacy Co., Limited were valued for $203,617 and $205,183 for the one years ended December 31, 2013 and 2012, respectively.

As of December 31, 2013, the Company has a balance due to Heilongjiang Province Runjia Medical Equipment CompanyLimited owned by the owner of Jiarun of Nil. The equipment purchased from Heilongjiang Province Runjia Medical Equipment Company Limited was $ 117,986.

F-13

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2013 AND 2012

(AMOUNTS IN USD)

N.	Related parties (continue)

During the years ended December 31, 2013 and 2012, the owners of Jiarun received net distributions from the Company in the total amount of $Nil and $1,049,077, respectively.

The Company has a total balance due to related parties of Nil and $301,324 as of December 31, 2013 and December 31, 2012, respectively.

As of December 31, 2013, the shareholder of JHCL owed the company $50,000 for paid-in capital.

As of December 31, 2013, the owner of Jiarun Junsheng Zhang received rent paid in advance from the Company in the total amount of $125,123.

On June 5, 2013, Jiarun entered into a Lease Agreement to lease new hospital building from Harbin Baiyi Real Estate Development Co., Ltd, which is owed by the owner of Jiarun, a related party. As of December 31, 2013, Harbin Baiyi Real Estate Development Co., Ltd received decoration fee paid in advance from the Company in the total amount of $ 5,807. As of December 31, 2013, the company has balance of deposits for capital leases and Capital lease obligations of 490,677 and 15,024,218 respectively.

As of December 31, 2013, Harbin Baiyi Real Estate Development Co., Ltd owned by the owner of Jiarun received decoration fee paid in advance from the Company in the total amount of $5,807.

O.	Prepayments

Prepayments consist of the following:

	December 31,
	2013	2012

Heating fees	$11,061	$12,894
Deposits on medical equipment	43,507	23,749
Others	7,004	17,416
	$61,572	$54,059

P.	Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. There were no contingencies of this type as of December 31, 2013 and 2012.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. There were no contingencies of this type as of December 31, 2013 and 2012.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

F-14

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2013 AND 2012

(AMOUNTS IN USD)

Q.	Segment and geographic information

The Company is operating in one segment in accordance with the accounting guidance FASB ASC topic 280, “Segment Reporting”. The company’s revenues are from customers in the People’s Republic of China (“PRC”). All assets of the company are located in PRC.

R.	Revenue Recognition

The Company’s revenue consists of medicine sales and patient care revenue.

Medicine

Revenue from the sale of medicine is recognized when it is both earned and realized. The Company’s policy is to recognize the sale of medicine when the title of the medicine, ownership and risk of loss have transferred to the purchasers, and collection of the sales proceeds is reasonably assured, all of which generally occur when the patient receives the medicine.

Given the nature of this revenue source of the Company’s business and the applicable rules guiding revenue recognition, the revenue recognition practices for the sale of medicine do not contain estimates that materially affect results of operations nor any policy for return of products.

The revenue from medicine sales consists of the following:

	For the Year Ended December 31, 2013
	Jiarun	Eliminations	Consolidated
Medicine:
Western medicine	$1,760,281	-	$1,760,281
Chinese medicine	266,064	-	266,064
Herbal medicine	58,147	-	58,147
Total medicine	$2,084,492	-	$2,084,492

	For the Year Ended December 31, 2012
	Jiarun	Eliminations	Consolidated
Medicine:
Western medicine	$1,482,719	-	$1,482,719
Chinese medicine	228,598	-	228,598
Herbal medicine	56,585	-	56,585
Total medicine	$1,767,902	-	$1,767,902

Patient Services

In accordance with the medical licenses of Jiarun, the approved medical patient service scope of the Company include medical consulting, surgery, obstetrics and gynecology, pediatrics, anesthesia, clinic laboratory, medical imaging, and traditional Chinese medicine, etc.

Patient service revenue is recognized when it is both earned and realized. The Company’s policy is to recognize patient service revenue when the medical service has been provided to the patient and collection of the revenue is reasonably assured.

F-15

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2013 AND 2012

(AMOUNTS IN USD)

R.	Revenue Recognition (continue)

The Company provides services to both patients covered by social insurance and patients who are not covered by social insurance. The Company charges the same rates for patient services regardless of the coverage by social insurance.

Patients who are not covered by social insurance are liable for the total cost of medical treatment.

■	For out-patient medical services, revenue is recognized when the Company provides medical service to the patient. The Company collects payment when the patient checks out from the hospital, which is the same day the services are provided.

■	For in-patient medical services, the Company estimates the approximate fee the patients will spend in the hospital based on patients’ symptom. This is when the patients check in to the hospital. At that time, the Company collects the estimated fees from the patient and records the payment as deposits received.

During the in-patient services period, the Company recognizes revenue when the patient service is provided and deducts the cost of service from the deposit received. The Company records these transactions based on daily reports generated by the respective medical department. When medical services exceed patient deposits received the Company records revenue and accounts receivable when the patient services are provided.

When patients check out from the hospital, the Company calculates and determines the remaining deposit, if any, and refunds the unused portion of the deposit to the patients. In the case where the patients have a balance in accounts receivable during the in-patient period, accounts receivable are required to be paid in full at checkout.

Patients covered by social insurance will receive a portion or full medical services reimbursed or paid by the social insurance agencies via prepaid cards or insurance claim settlement process.

Settlement process

The Company is a registered medical service vendor under the state social insurance system for various social insurance agencies; the insurance agencies include “Social Medical Insurance funded by PRC and Heilongjiang Province” and “Heilongjiang Province New Rural Cooperative Medical Care System”. The Company utilizes an online system maintained by the social insurance agencies for patients’ who are covered by social insurance agencies.

■	The Company records patients’ information in the social insurance system at check in. The system determines the covered portion and amounts based on the information input to the system.

■	At the time of check out, the Company collects payment for services the patients are liable for and records accounts receivable from the social insurance agencies for the portion of services covered by the social insurances. In the case that the patients have made payment during the in-patient services period, the Company refunds any amount in excess of the portion they are liable for.

■	The Company is responsible for submitting supporting documents of patient services provided to the social insurance agencies for their review. The Company also requires reconciling its records with the social insurance agencies once a month. Once the social insurance agencies approve the reconciliation, the insurance agencies will settle the accounts receivable balance in the next month following the approval.

F-16

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2013 AND 2012

(AMOUNTS IN USD)

R.	Revenue Recognition (continue)

The revenue from patient services consists of the following:

	For the Year Ended December 31, 2013
	Jiarun	Eliminations	Consolidated
Patient services:
Medical consulting	$690,697	-	$690,697
Medical treatment	1,506,359	-	1,506,359
Others	69,688	-	69,688
Total patient services	$2,266,744	-	$2,266,744

	For the Year Ended December 31, 2012
	Jiarun	Eliminations	Consolidated
Patient services:
Medical consulting	$415,081	-	$415,081
Medical treatment	1,168,572	-	1,168,572
Others	129,545	-	129,545
Total patient services	$1,713,198	-	$1,713,198

S.	Fair Value Measurement

The Company applies the provisions of ASC Subtopic 820-10, Fair Value Measurements, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

There were no transfers between level 1, level 2 or level 3 measurements for the years ended December 31, 2013 and 2012.

Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are reflected in the accompanying consolidated financial statements at amounts that approximate fair value because of the short-term nature of these instruments. The fair value of the Company’s capital lease obligations also approximate carrying value as they bear interest at current market rates.

F-17

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2013 AND 2012

(AMOUNTS IN USD)

T.	Recently accounting pronouncements

From time to time, new accounting standards issued by the Financial Accounting Standards Board (“FASB”) are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

U.	Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base. The majority of sales are either cash receipt in advance or cash receipt upon delivery. During the years ended December 31, 2013, and 2012 no customer accounted for more than 10% of net revenue. As of December 31, 2013 and 2012, 3 and 2 customers accounted for more than 5% of net accounts receivable, respectively. For those credit sales, the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

V.	Paid-in capital

On February 25, 2013, China Runteng Medical Group Co., Ltd was incorporated in British Virgin Islands under BVI’s Companies Ordinance. The Company has been authorized to issue 50,000 shares with par value of US$1.00 per share. The total issued and outstanding share as of December 31, 2013 is 50,000 shares, which was issued as founder’s shares at the time of incorporation with no consideration were given. On March 7, 2013, CRMG has acquired all 100% issued and outstanding shares of Runteng Medical Group Company Limited, obtained 100% controlling interest of Runteng Medical Group Company Limited. A Hong Kong registered company that holds a seventy percent (70%) ownership interest in Harbin Jiarun Hospital Company Ltd., a Heilongjiang registered company.

On May 21, 2013, the Joint Venture Investment Agreement between Runteng and Harbin Jiarun Hospital Company Ltd has been approved by the Ministry of Health of Heilongjiang; the approval certificate will be due on May 21, 2015. On June 03, 2013, Mr. Junsheng Zhang, the owner of Jiarun Hospital raised Jiarun’s paid in capital to $2,403,736 (RMB15 Million) with Non-controlling interest of $1,639,185 (RMB10.15Million) and cash of$702,508 (RMB4.35Million), which has been certified by Heilongjiang Jinyuda Accountants Business Office Co. Ltd; the report number is (2013) A436. According to USGAAP has no literature can be used for reach retained earnings contribute to paid in capital. Therefore, JHCC has made adjustment within consolidated financial statements, non-controlling interest of $1,639,185 will not recognized as paid in capital.

W.	Common stock

On November 20, 2013, JRSIS HEALTH CARE CORPORATION was incorporated in United States and the State of Florida. The general nature of the business shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida. The Company has been authorized to issue 100,000,000 shares with $0.001 par value, of which 12,000,000 shares are issued and outstanding.

On December 20, 2013, upon formation, the Company issued an aggregate of 12,000,000 shares of its common stock to the shareholders of JRSIS HEATH CARE LIMITED to exchange all common stock of JRSIS HEATH CARE LIMITED 50,000 shares, $1 per share.

F-18

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2013 AND 2012

(AMOUNTS IN USD)

X.	Non-controlling interests

Non-controlling interests represent the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. The Company’s accompanying consolidated financial statements include all assets, liabilities, revenues and expenses at their consolidated amounts, which include the amounts attributable to the Company and the non-controlling interest. The Company recognizes as a separate component of equity and earnings the portion of income or loss attributable to non-controlling interests based on the portion of the entity not owned by the Company.

The Company adopted the provisions of FASB authoritative guidance regarding non-controlling interests in consolidated financial statements. The guidance requires the Company to clearly identify and present ownership interests in subsidiaries held by parties other than the Company in the consolidated financial statements within the equity section. It also requires the amounts of consolidated net earnings attributable to the Company and to the non-controlling interests to be clearly identified and presented on the face of the consolidated statements of operations.

On December 23, 2012, in accordance with the "Foreign Investment Enterprise Law" under the People’s Republic of China (“PRC”), Runteng and Jiarun entered into an agreement that Runteng and the current owner of Jiarun will invest a total of $7,936,508(equivalent to RMB50,000,000), in which Runteng will contribute $5,555,556 (equivalent to RMB35,000,000) or 70% of the total capital and the current owner of Jiarun will contribute $2,380,952(equivalent to RMB15,000,000) or 30% of the total capital. On June 03, 2013, Mr. Junsheng Zhang, the owner of Jiarun Hospital raised Jiarun’s paid in capital to $2,403,736 (RMB15 Million), as of December 31, 2013, Jiarun has not yet received such investment amount from Runteng.

On February 28, 2013, Harbin Jiarun Hospital and Runteng Group has held board meeting. The board have agreed Mr. Junsheng Zhang, the owner of Jiarun Hospital to raise Jiarun’s paid in capital to RMB15Million ($2,403,736) with non-controlling interest of RMB10.15Million ($1,639,185) and cash of RMB4.35Million ($702,508) . Before the completion of the joint venture, the accumulated retained earnings of Jiarun Hospital will be dominated by Mr. Junsheng Zhang.

On June 01, 2013, Junsheng Zhang, the owner of Jiarun Hospital, entered into a supplemental agreement with Runteng for the attribution of accumulated retained earnings of Jiarun. In which, the retained earnings of Jiarun will be 100% attributed to Junsheng Zhang up to June 30, 2013. From July 1, 2013, the income of operations from Jiarun will be attributed to Runteng and Junsheng Zhang for 70% and 30% respectively.

On June 03, 2013, Mr. Junsheng Zhang, the owner of Jiarun Hospital Jiarun’s raised paid in capital to $2,403,736 (RMB15 Million) with Non-controlling interest of$1,639,185 (RMB10.15Million) and cash of$702,508 (RMB4.35Million), which has been certified by Heilongjiang Jinyuda Accountants Business Office Co. Ltd; the report number is (2013) A436.

Jiarun credited paid-in-capital for $2,403,736, it consists of Harbin Jiarun Hospital Co., Ltd incorporated in February 2006 with paid in capital of $62,043. On June 03, 2013, Mr. Junsheng Zhang, the owner of Jiarun Hospital raised Jiarun’s paid in capital to $2,341,693 with cash of $702,508 and Non-controlling interest of $1,639,185. According to USGAAP has no literature can be used for reach retained earnings contribute to paid in capital. Therefore, JHCC has made adjustment within consolidated financial statements, non-controlling interest of $1,639,185 will not recognized as paid in capital.

$702,508 are reflected under “Cash and cash equivalents” of the caption in our Consolidated Balance Sheet.

Agreement above has been submitted to the local government for approval on December 29, 2012.

Once the agreement is approved by the government, the current owner of Jiarun will contribute the paid-in capital with the existing paid-in-capital and registered funds to the entity; and Runteng will pay the paid-in capital in a two-year period as follows:

1) 20% of the investmentwill be paid before the issurance of the Joint Venture business license;

2) Remaining 80% of the investment will be paid within 2 years since the days of issuance of the changed Joint Venture business license;

On July 08, 2014, Jiarun have obtained joint venture business license. We have already completed “cooperation restructuring”. According to the amending of Article of Association (Joint venture investment agreement), Runteng has the obligation to pay $5,555,556 (35m RMB) within five years after the issuance of the joint venture business license. However, no interest is required to be paid. Up to completion of our legal structures, we are compliance with the Company Law of People’s Republic of China and all other requirements imposed by PRC authorities.

On June 01, 2013, Junsheng Zhang, the owner of Jiarun Hospital, entered into supplemental agreement with Runteng for the attribution of accumulated retained earnings of Jiarun. In which, the retained earnings of Jiarun will be attributed to Junsheng Zhang up to June 30, 2013. From July 1, 2013, the income of operations from Jiarun will be attributed to Runteng and Junsheng Zhang for 70% and 30% respectively.

According to the joint venture supplemental agreement, the comprehensive income of Jiarun will be attributable to the non-controlling interest up to June 30, 2013. From July 1, 2013, the comprehensive income from Jiarun will be attributable to retained earnings and non-controlling interest for 70% and 30% respectively (Exhibit 10.6 Supplementary Description Terms for the Articles of Harbin Jiarun Hospital Co., Ltd).

Based on our analysis of the guidance contained in FASB ASC 805-50-15 a., an example of transactions between entities under common control includes an entity that “charters” a newly formed entity and then transfers some or all of its net assets to that newly formed entity. In this situation, the Predecessor’s management (Jiarun) created the JHCC, and operating with the approval and at the direction of JHCC. For the purpose of contributing the’ net assets in the Predecessor, in exchange for equity in the JHCC.

On 20th of December, 2013, by and among JRSIS HEALTH CARE CORPORATION (the “JHCC”) and JRSIS HEALTH CARE LIMITED (the “JHCL”) and the shareholders of JHCL, Junsheng Zhang, Yanhua Xing and Weiguang Song has entered a share exchange agreement. JHCC desires to issue a total of 12,000,000 shares of its Common Stock (the “JHCC Shares”) to the Shareholders of JHCC, pro rata, in exchange for one hundred percent (100%) of the JHCL Shares owned by the Shareholders. At the Closing, the Shareholders shall allot and deliver to JHCC a total of 50,000 shares of the ordinary share of JHCL which represents one hundred percent (100%) of the issued and outstanding shares of JHCL. JHCL shall become a wholly-owned subsidiary of JHCC, and JHCC will effectively acquire all business and an assets of JHCL as now or hereafter existing, including all business and assets of any and all subsidiaries of JHCL., including Runteng Medical Group Company Limited, a Hong Kong registered investment company that holds a seventy percent (70%) ownership interest in Harbin Jiarun Hospital Company Ltd., a Heilongjiang registered company. The Company will account for the December 2013 exchange transaction in accordance with standards promulgated by the FASB regarding transactions between entities under common control, ASC 805-50-15.

JHCC as a parent company is subjecting ASC810-10-10, which states that consolidated financial statements are required for a fair presentation if one of the entities in the consolidated group directly or indirectly has a controlling financial interest in the other entities.

30% of Jiarun hospital interest held by Junsheng Zhang is subjecting to non-controlling interest (“NCIs”), which was stated under ASC810-10-45, the ownership interest in the subsidiary that are held by owners other than the parent is a non-controlling interest. On the other hand, 93% held by Junsheng Zhang is applying to our parent company JHCC.

According to ASC 810-10-50 requirements, we have separately disclosed amounts attributable to our parent and NCIs in the financial statements. As of December 31, 2012, the comprehensive income attributable to the parent and NCIs is $ Nil and $1,007,914 respectively. As of December 31, 2013, the comprehensive income attributable to the parent and NCIs is $473,836 and $ 2,671,064 respectively.

Y.	Subsequent Events

As of January 31, 2014, there were 1,589,000 shares of our common stock issued and outstanding held by 85 shareholders.

The Management of the Company determined that there were no other reportable subsequent events to be disclosed.

F-19

JRSIS HEALTH CARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN USD, EXCEPT SHARES)

(UNAUDITED)

	June 30,	December 31,
	2014	2013

Assets
Current Assets:
Cash and cash equivalents	$1,075,082	$631,288
Accounts receivable, net	449,870	271,427
Inventories	92,369	98,300
Other receivables	2,842	2,699
Prepayments	860,286	61,572
Advance to related parties	94,742	180,930
Deposits for capital leases - current portion	-	19,300
Total current assets	2,575,191	1,265,516

Construction in progress	15,578,995	15,346,873
Property and equipment, net	1,702,323	1,416,732
Deposits for capital leases	487,195	490,677
Total assets	$20,343,704	$18,519,798

Liabilities and shareholders’ equity
Current Liabilities:
Accounts payable	$114,636	$84,469
Deposits received	6,701	9,208
Due to related parties	4,816	-
Other payable	18,597	18,569
Payroll payable	29,463	26,975
Capital lease obligations - current portion	971,927	211,459
Total current liabilities	1,146,140	350,680

Capital lease obligations	14,598,853	15,024,218
Total liabilities	$15,744,993	$15,374,898

Shareholders’ equity
Common stock; $0.001 par value, 100,000,000 shares authorized; 13,589,000 and 12,000,000 issued and outstanding at June 30,2014 and December 31, 2013,respectively	13,589	12,000
Additional Paid-in capital	946,114	38,000
Retained earnings	772,450	399,977
Other comprehensive income	8,149	23,859
Total shareholders’ equity of the Company	1,740,302	473,836
Non-controlling interest	2,858,409	2,671,064
Total shareholders’ equity	4,598,711	3,144,900
Total liabilities and shareholders’ equity	$20,343,704	$18,519,798

The accompanying notes are an integral part of these consolidated financial statements.

F-20

JRSIS HEALTH CARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(AMOUNTS IN USD, EXCEPT SHARES)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenue:
Medicine	$766,939	$529,331	$1,549,381	$1,034,506
Patient services	769,845	546,278	1,516,993	1,071,686
Total revenue	1,536,784	1,075,609	3,066,374	2,106,192
Operating costs and expenses:
Cost of medicine sold	439,214	320,205	903,629	620,400
Medical consumables	118,122	68,067	215,640	132,657
Salaries and benefits	283,835	209,114	545,135	403,063
Office supplies	30,709	19,666	50,271	35,096
Vehicle expenses	7,224	11,988	20,572	23,659
Utilities expenses	14,252	13,529	38,370	37,141
Rentals and leases	41,852	41,193	84,173	81,760
Advertising and promotion expenses	593	1,067	2,535	1,067
Interest expense	248,295	3,666	499,129	6,876
Professional fee	16,956	2,473	79,702	46,483
Depreciation	37,672	26,687	70,491	53,505
Total operating costs and expenses	1,238,724	717,655	2,509,647	1,441,707
Earnings from operations before other income and income taxes	298,060	357,954	556,727	664,485
Other income	1,791	258	11,759	299
Earnings from operations before income taxes	299,851	358,212	568,486	664,784
Income tax	665	418	1,446	998
Net income	299,186	357,794	567,040	663,786
Less: net income attributable to non-controlling interests	95,153	357,794	194,567	663,786
Net income attributable to the Company	$204,033	$-	$372,473	$-
Comprehensive income:
Foreign currency translation adjustment attributable to non-controlling interests	1,323	22,573	(7,222)	27,681
Foreign currency translation adjustment attributable to the Company	2,965	-	(15,710)	-
Comprehensive income	$303,474	$380,367	$544,108	$691,467
Less: Comprehensive income attributable to non-controlling interests	96,476	380,367	187,345	691,467
Comprehensive income attributable to the Company	$206,998	$-	$356,763	$-
Basic and diluted earnings per share	$0.0150	$-	$0.0278	$-
Weighted average number of shares outstanding	13,589,000	-	13,394,789	-

The accompanying notes are an integral part of these consolidated financial statements.

F-21

JRSIS HEALTH CARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(AMOUNTS IN USD, EXCEPT SHARES)

(UNAUDITED)

	Six Months Ended June 30,
	2014	2013
Cash Flows From Operating Activities
Net income	$567,040	$663,786
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	70,491	53,505
Interest	496,619	6,549
Loss / (gain) on disposal of fixed assets	(1,831)	10,809

Changes in operating assets and liabilities:
Accounts receivable, net	(180,769)	2,857
Inventories	5,245	(13,363)
Advance to related parties	85,448	-
Prepayments and other current assets	15,068	(543,770)
Accounts payable	30,834	4,848
Due to related parties	4,666	(302,113)
Deposits received	(2,447)	1,960
Accrued expenses and other current liabilities	2,868	10,028
Net cash provided by (used in) operating activities	1,093,232	(104,904)

Cash Flows From Investing Activities
Purchases of fixed assets	(395,883)	(262,238)
Addition of construction in progress	(341,791)	-
Prepayment for fixed assets acquisition	(816,880)	(182,460)
Proceeds from disposal of fixed assets	30,924	84,508
Net cash used in investing activities	(1,523,630)	(360,190)

Cash Flows From Financing Activities
Proceeds from non-controlling shareholder	-	702,508
Proceeds from shareholders	909,703	13
Payments on capital lease obligation	(33,206)	(85,471)
Net cash provided by financing activities	876,497	617,050

Effect of exchange rate fluctuation on cash and cash equivalents	(2,305)	(5,967)

Net increase in cash and cash equivalents	443,794	145,989

Cash and cash equivalents, beginning of period	631,288	200,475

Cash and cash equivalents, ending of period	$1,075,082	$346,464

Supplemental disclosure of cash flow information
Cash paid for income taxes	(1,446)	(998)
Cash paid for interest	(496,619)	(6,549)

The accompanying notes are an integral part of these consolidated financial statements.

F-22

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(AMOUNTS IN USD)

(UNAUDITED)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

JRSIS HEALTH CARE CORPORATION (the “Company”) was incorporated on November 20, 2013 under the laws of the United States and the State of Florida. The general nature of the business shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

China Runteng Medical Group Co., Ltd ("CRMG"), which is a privately held Limited Liability Company registered in British Virgin Island (“BVI”) on February 25, 2013. The characteristics of a limited liability company registered in British Virgin Islands are similar to a corporation incorporated in the United States. CRMG was authorized to issue 50,000 shares of a single class each with par value of $1.00 per share to its sole shareholder Ms. Yanhua Xing. On November 20, 2013, China Runteng Medical Group Co., Ltd has changed its name to JRSIS HEALTH CARE LIMITED ("JHCL").

On March 7, 2013, China Runteng Medical Group Co., Ltd acquired all 100 issued and outstanding shares of Runteng Medical Group Co., Ltd (“Runteng”) through share exchanges to obtain 100% controlling interests of Runteng.

Runteng Medical Group Co., Ltd. is a privately held limited liability company registered in Hong Kong on September 17, 2012. The characteristics of a limited liability company registered in Hong Kong are similar to a corporation incorporated in the United States. Runteng was authorized to issue up to 10,000 shares with par value of $1HKD per share to its sole shareholder Ms. Yanhua Xing.

In December 2012, Runteng entered into agreements with Harbin Jiarun Hospital Co., Ltd ("Jiarun") to invest 70% in it:

Harbin Jiarun Hospital Co., Ltd ("Jiarun" or “Joint Venture”)

On December 23, 2012, in accordance with the "Foreign Investment Enterprise Law" under the People’s Republic of China (“PRC”), Runteng and Jiarun entered into an agreement that Runteng and the current owner of Jiarun will invest a total of $7,936,508(equivalent to RMB50,000,000), in which Runteng will contribute $5,555,556 (equivalent to RMB35,000,000)or 70% of the total capital and the current owner of Jiarun will contribute $2,380,952 (equivalent to RMB15,000,000) or 30% of the total capital. As of June 30, 2014, Jiarun has not yet received such investment amount from Runteng. According to the Article of Association (Joint venture investment agreement), Runteng has the obligation to pay 20% of $5,555,556 (35m RMB) before the issuance of the joint venture business license, the balance 80% of $5,555,556 shall be paid within two years after the issuance of the joint venture business license.

On July 08, 2014, Jiarun have obtained joint venture business license. We have already completed “cooperation restructuring”. According to the amending of Article of Association (Joint venture investment agreement), Runteng has the obligation to pay $5,555,556 (35m RMB) within five years after the issuance of the joint venture business license. However, no interest is required to be paid. Up to completion of our legal structures, we are compliance with the Company Law of People’s Republic of China and all other requirements imposed by PRC authorities.

On February 25, 2013, China Runteng Medical Group Co., Ltd issued 50,000 authorized shares of China Runteng Medical Group Co., Ltd at US$1.00 each to its sole shareholder Ms. Yanhua Xing. After the issuance, the total shares issued by JHCL were 50,000 with par value of US$1.00 per share.

On February 28, 2013, Harbin Jiarun Hospital and Runteng Group has held board meeting. The board have agreed Mr. Junsheng Zhang, the owner of Jiarun Hospital to raise Jiarun’s paid in capital to RMB15Million ($2,403,736) with non-controlling interest of RMB10.15Million ($1,639,185) and cash of RMB4.35Million ($702,508). Before the completion of the joint venture, the accumulated retained earnings of Jiarun Hospital will be dominated by Mr. Junsheng Zhang.

On June 01, 2013, Junsheng Zhang, the owner of Jiarun Hospital, entered into a supplemental agreement with Runteng for the attribution of accumulated retained earnings of Jiarun. In which, the retained earnings of Jiarun will be 100% attributed to Junsheng Zhang up to June 30, 2013. From July 1, 2013, the income of operations from Jiarun will be attributed to Runteng and Junsheng Zhang for 70% and 30% respectively.

On June 03, 2013, Mr. Junsheng Zhang, the owner of Jiarun Hospital raised Jiarun’s paid in capital to $2,403,736 (RMB15 Million) with non-controlling interest of$1,639,185 (RMB10.15Million) and cash of$702,508 (RMB4.35Million), which has been certified by Heilongjiang Jinyuda Accountants Business Office Co., Ltd; the report number is (2013) A436.

F-23

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(AMOUNTS IN USD)

(UNAUDITED)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION (CONTINUED)

Jiarun credited paid-in-capital for $2,430,736(equivalent to RMB15,000,000), it consists of Harbin Jiarun Hospital Co., Ltd incorporated in February 2006 with paid in capital of $62,043(equivalent to RMB500,000). On June 03, 2013, Mr. Junsheng Zhang, the owner of Jiarun Hospital raised Jiarun’s paid in capital $2,341,693 (equivalent to RMB14,500,000) with cash of $702,508(equivalent to RMB4,350,000) and non-control interest of $1,639,185 (equivalent to RMB10,150,000). Breakdown of received paid-in-capital:

	Jiarun’s Capital paid by
Receiving date	Cash	Equipment	Non-controlling interest	Total

February 20,2006	18,613	43,430	-	62,043
June 3,2013	702,508	-	1,639,185	2,341,693
Total	$721,121	$43,430	$1,639,185	$2,403,736

According to USGAAP has no literature can be used for reach retained earnings contribute to paid in capital. Therefore, JHCC has made adjustment within consolidated financial statements, non-controlling interest of $1,639,185 will not recognized as paid in capital.

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, “Consolidation”, the consolidated financial statements presented herein include the accounts of JHCC, JHCL, Runteng and its 70% owned subsidiary, Jiarun. All inter-company transactions and balances among the Company and its subsidiary are eliminated upon consolidation. In the opinion of management, all adjustments and normal recurring accruals considered necessary for a fair statement of the results for the period have been included.

On July 29, 2013, the Joint Venture Investment Agreement between Runteng and Junsheng Zhang has been approved by the Development and Reform Commission of Hulan District, Harbin City.

On July 29, 2013, the Joint Venture Investment Agreement between Runteng and Junsheng Zhang has been approved by the Harbin Investment Promotion Bureau; the Joint Venture Jiarun Hospital duration of operation is twenty years.

On July 29, 2013, Harbin Jiarun Hospital Company Ltd has obtained Certificate of Approval for Establishment of Enterprises with Investment of Taiwan, Hong Kong, Macao and Overseas Chinese in the People’s Republic of China; the Joint Venture Jiarun Hospital duration of operation is twenty years.

Runteng will pay to Jiarun as soon as Runteng obtain funding from any alternatives. On July 08, 2014, Jiarun have obtained joint venture business license. We have already completed “cooperation restructuring”. According to the amending of Article of Association (Joint venture investment agreement), Runteng has the obligation to pay $5,555,556 (35M RMB) within five years after the issuance of the joint venture business license.

On October 3, 2013, Ms. Yanhua Xing transferred 23,275 JHCL shares to Mr. Junsheng Zhang, 23,225 JHCL shares to Ms. Chunlan Tang, and 1,050 JHCL shares to Mr. Weiguang Song.

On November 8, 2013, Ms. Chunlan Tang transferred all 23,225 JHCL shares to Mr. Junsheng Zhang, Subsequently making Mr. Junsheng Zhang holdings 46,500 JHCL shares.

On November 20, 2013, JRSIS HEALTH CARE LIMITED has changed its name from China Runteng Medical Group Co., Ltd.

On 20 th of December, 2013, by and among JRSIS HEALTH CARE CORPORATION (the “JHCC”) and JRSIS HEALTH CARE LIMITED (the “JHCL”) and the shareholders of JHCL, Junsheng Zhang, Yanhua Xing and Weiguang Song has entered a share exchange agreement. JHCC desires to issue a total of 12,000,000 shares of its Common Stock (the “JHCC Shares”) to the Shareholders of JHCC, pro rata, in exchange for one hundred percent (100%) of the JHCL Shares owned by the Shareholders. At the Closing, the Shareholders shall allot and deliver to JHCC a total of 50,000 shares of the ordinary share of JHCL which represents one hundred percent (100%) of the issued and outstanding shares of JHCL. JHCL shall become a wholly-owned subsidiary of JHCC, and JHCC will effectively acquire all business and an assets of JHCL as now or hereafter existing, including all business and assets of any and all subsidiaries of JHCL, including Runteng Medical Group Company Limited, a Hong Kong registered investment company that holds a seventy percent (70%) ownership interest in Harbin Jiarun Hospital Company Ltd., a Heilongjiang registered company.

F-24

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(AMOUNTS IN USD)

(UNAUDITED)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION (CONTINUED)

Runteng as a parent company, is subjecting to ASC810-10-10, which states that consolidated financial statements are required for a fair presentation as it has a direct controlling financial interest in Jiarun. The unaudited consolidated financial statements are the historical financial information and operation results of Jiarun.

Based on our analysis of the guidance contained in FASB ASC 805-50-15 a, an example of transactions between entities under common control includes an entity that “charters” a newly formed entity and then transfers some or all of its net assets to that newly formed entity. In this situation, the Predecessor’s management (Jiarun) created the JHCC, and operating with the approval and at the direction of JHCC. For the purpose of contributing the net assets in the Predecessor, in exchange for equity in the JHCC.

F-25

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(AMOUNTS IN USD)

(UNAUDITED)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION (CONTINUED)

30% of Jiarun hospital interest held by Junsheng Zhang is subjecting to non-controlling interest (“NCIs”), which was stated under ASC810-10-45, the ownership interest in the subsidiary that are held by owners other than the parent is a non-controlling interest. 70% held by Runteng is applying to its holding Runteng.

On June 01, 2013, Junsheng Zhang, the owner of Jiarun Hospital, entered into supplemental agreement with Runteng for the attribution of accumulated retained earnings of Jiarun. In which, the retained earnings of Jiarun will be attributed to Junsheng Zhang up to June 30, 2013. From July 1, 2013, the income of operations from Jiarun will be attributed to Runteng and Junsheng Zhang for 70% and 30% respectively.

According to the joint venture supplemental agreement, the comprehensive income of Jiarun will be attributable to the non-controlling interest up to June 30, 2013. From July 1, 2013, the comprehensive income from Jiarun will be attributable to retained earnings and non-controlling interest for 70% and 30% respectively (Exhibit 10.6 Supplementary Description Terms for the Articles of Harbin Jiarun Hospital Co., Ltd).

According to ASC 810-10-50 requirements, we have separately disclosed amounts attributable to our parent and NCIs in the financial statements. As of June 30, 2014, the comprehensive income attributable to the Company and NCIs is$1,740,302 and $2,858,409 respectively. As of December 31, 2013, the comprehensive income attributable to the Company and NCIs is $473,836 and $2,671,064.

JRSIS HEALTH CARE CORPORATION, JRSIS HEALTH CARE LIMITED, Runteng, Jiarun is collectively referred as the “Company”. The Company provides full health care services in the Heilongjiang region in China through Harbin Jiarun Hospital Co., Ltd:

Harbin Jiarun Hospital Co., Ltd

Harbin Jiarun Hospital Co., Ltd is a privately held, for-profit hospital incorporated in Harbin city of Heilongjiang, China in February 2006. Jiarun is a private hospital serving patients on a municipal and county level and providing both Western and Chinese medical practices to the residents of Harbin.

On 20th of December, 2013, by and among JRSIS HEALTH CARE CORPORATION (the “JHCC”) and JRSIS HEALTH CARE LIMITED (the “JHCL”) and the shareholders of JHCL, Junsheng Zhang, Yanhua Xing and Weiguang Song have entered a share exchange agreement. JHCC desires to issue a total of 12,000,000 shares of its Common Stock (the “JHCC Shares”) to the Shareholders of JHCC, pro rata, in exchange for one hundred percent (100%) of the JHCL Shares owned by the Shareholders. At the Closing, the Shareholders shall allot and deliver to JHCC a total of 50,000 shares of the ordinary share of JHCL which represents one hundred percent (100%) of the issued and outstanding shares of JHCL. JHCL shall become a wholly-owned subsidiary of JHCC, and JHCC will effectively acquire all business and an assets of JHCL as now or hereafter existing, including all business and assets of any and all subsidiaries of JHCL., including Runteng Medical Group Company Limited, a Hong Kong registered investment company that holds a seventy percent (70%) ownership interest in Harbin Jiarun Hospital Company Ltd., a Heilongjiang registered company.

On December 23, 2012, in accordance with the "Foreign Investment Enterprise Law" under the People’s Republic of China (“PRC”), Runteng and Jiarun entered into an agreement that Runteng and the current owner of Jiarun will invest a total of $7,936,508(equivalent to RMB50,000,000), in which Runteng will contribute $5,555,556 (equivalent to RMB35,000,000)or 70% of the total capital and the current owner of Jiarun, Junsheng Zhang will contribute $2,380,952 (equivalent to RMB15,000,000) or 30% of the total capital. On May 21, 2013, the Joint Venture Investment Agreement between Runteng and Harbin Jiarun Hospital Company Ltd has been approved by the Ministry of Health of Heilongjiang.

F-26

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(AMOUNTS IN USD)

(UNAUDITED)

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION (CONTINUED)

The owners of Jiarun gaining control over the combined entity after the transaction, and the shareholders of the former public shell corporation continuing only as passive investors. Besides, Junsheng Zhang, the chairman, hold more than 50% of the voting ownership interest of each entity and as a controlling position for each entity. The transaction with Jiarun was treated as a transaction between entities under common control.

As stipulated in ASC 805-50-45-5, the previously-separate entities have been combined in our presentation of our financial statements and financial data for 2012, the basis of accounting as the financial statements for all periods included in the filing were presented on an historical cost basis. The previously-separate entities were Harbin Jiarun Hospital Co., Ltd (“Jiarun Hospital”), Runteng Medical Group Co., Ltd (“Runteng”), JRSIS Health Care Limited (“JHCL”) and JRSIS Health Care Corporation (“JHCC”).

The Company has also considered the need for the group’s financial statements before and after the combination transaction pursuant to ASC 805-50-45-5. The healthcare businesses of Jiarun Hospital that were contributed to the Company were controlled by Jiarun Hospital for all periods through December 31, 2011, and as such all such prior year data of the Company, as the receiving entity has been retrospectively adjusted.

NOTE 2. SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of presentation

The accompanying unaudited consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and are presented in U.S. Dollars.

F-27

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(AMOUNTS IN USD)

(UNAUDITED)

B.	Principles of consolidation

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, “Consolidation”, the unaudited consolidated financial statements presented herein include the accounts of JHCC, JHCL, Runteng, and its 70% owned subsidiary Jiarun. All inter-company transactions and balances among the Company and its subsidiary are eliminated upon consolidation. In the opinion of management, all adjustments and normal recurring accruals considered necessary for a fair statement of the results for the period have been included.

C.	Foreign currency

An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The functional currency of the Company is the Renminbi (“RMB’), except Runteng paid in capital the Hong Kong Dollar (“HKD"). The reporting currency of these unaudited consolidated financial statements is the United States dollar (“US Dollars” or “$”).

The financial statements of the company, which are prepared using the RMB, are translated into the Company’s reporting currency, the United States Dollar. Assets and liabilities are translated using the exchange rate at each reporting period end date. Revenue and expenses are translated using weighted average rates prevailing during each reporting period, and shareholders' equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income or expense.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Foreign currency exchange gains and losses resulting from these transactions are included in operations.

The exchange rates used for foreign currency translation are as follows:

		2014H1	2013H1	2013
		(RMB/HKD)	(RMB)	(RMB)
Assets and liabilities	period end exchange rate	6.1577/7.7516	6.1882	6.1140
Revenue and expenses	period weighted average	6.1441/7.7562	6.2479	6.1982
Capital related	historical rate			6.1921

D.	Use of estimates

The preparation of unaudited consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include valuation allowances for receivables and recoverability of carrying amount and the estimated useful lives of long-lived assets.

E.	Cash and cash equivalents

Cash and cash equivalents represent cash on hand; cash in bank with various financial institutions in the People’s Republic of China (“PRC”) and all highly-liquid investments with original maturities of three months or less at the time of purchase. Cash accounts are not insured or otherwise protected. Should any bank holding cash on deposits become insolvent, or if the Company is otherwise unable to withdraw funds, the Company would lose the cash on deposits with that particular bank or other financial institutions.

F.	Accounts receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts as needed. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

F-28

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(AMOUNTS IN USD)

(UNAUDITED)

F.	Accounts receivable (Continued)

The Company is a registered medical service vendor under the state social insurance system. The balances of this account represent amounts due from social insurance agencies for the medical service provided to the patients who are covered by insurance. In accordance with the agreements with social insurance agencies, credit terms granted to those agencies are 30 days after their confirmation on relevant claims. A general bad debt provision was made at year end for potential claims arising from medical disputes. As of June 30, 2014 and December 31, 2013, the Company has accounts receivable from social insurance agencies of $477,072and $298,823, respectively; and recorded bad debt provision of $27,202 and $27,396, respectively.

G.	Inventories

Inventories, consisting principally of medicines, are stated at the lower of cost or market using the first-in, first-out method (“FIFO”). This policy requires the Company to make estimates regarding the market value of inventory, including an assessment of excess or obsolete inventory. The Company determines excess or obsolete inventory based on an estimate of the future demand and estimated selling prices for its products.

	June 30,	December 31,
	2014	2013
Western medicine	$87,496	$94,507
Chinese herbal medicine	4,873	3,793
	$92,369	$98,300

H.	Construction in progress

Construction in progress represents the new hospital painting and decoration costs. And all direct costs relating to the polishing and decoration are capitalized as construction in progress. No depreciation is provided in respect of construction in progress.

The construction in progress of the Company were $15,578,995 and $15,346,873 as of June 30, 2014 and December 31, 2013, respectively.

	June 30,	December 31,
	2014	2013
Fire protection construction costs	$19,406	$19,545
Water pump costs	45,420	45,744
Building materials porcelain	16,240	16,356
Building	15,077,267	15,185,032
Wall decoration	37,027	37,291
Electric power survey and design fees	17,428	17,553
Public water work	25,172	25,352
Air-conditioning system	341,035	-
Total	$15,578,995	$15,346,873

I.	Property and equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to operations when incurred, while additions and betterments are capitalized. Depreciation is recorded on a straight-line basis reflective of the useful lives of the assets. When assets are retired or disposed, the asset’s original cost and related accumulated depreciation are eliminated from accounts and any gain or loss is reflected in income.

Buildings and improvement	10-40 years
Medical equipment	5-15 years

F-29

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(AMOUNTS IN USD)

(UNAUDITED)

I.	Property and equipment (Continued)

Transportation instrument	5-10 years
Office equipment	5-10 years
Electronic equipment	5-10 years
Software	5-10 years

	June 30,	December 31,
	2014	2013
Transportation equipment	$308,888	$231,141
Medical equipment	1,637,537	1,463,847
Electrical equipment	144,516	47,414
Office equipment and other	13,620	58,696
Buildings	47,096	-
Software	2,891	2,911
Total fixed assets at cost	2,154,548	1,804,010
Accumulated depreciation	(452,225)	(387,277)
Total fixed assets, net	$1, 702,323	$1,416,732

Depreciation expense was $70,491 and $53,505 for the six months ended June 30, 2014 and June 30, 2013, respectively. During the three months ended June 30, 2014 and 2013 was $37,672 and $26,687, respectively.

J.	Long-lived Assets

The primary components of the Company’s long-lived assets are discussed below. When events, circumstances or operating results indicate that the carrying values of certain long-lived assets and related identifiable intangible assets (excluding goodwill) that are expected to be held and used might be impaired under the provisions of FASB authoritative guidance regarding accounting for the impairment or disposal of long-lived assets, the Company considers the recoverability of assets to be held and used by comparing the carrying amount of the assets to the undiscounted value of future net cash flows expected to be generated by the assets. If assets are identified as impaired, the impairment is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets as determined by independent appraisals or estimates of discounted future cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

K.	Deposits received

Deposits received consist of the following two types of deposits:

·	Deposits received from patients before hospitalization. These deposits are recognized as revenue when patient services are provided to the patients or the balance is refunded to the patients at the time the patients check out of the hospital. Deposits received from patients were $Nil and $2,251 as of June 30, 2014 and December 31, 2013, respectively.

·	Deposits received from Bureau of civil affairs were $6,701 and $6,957 as of June 30, 2014 and December 31, 2013, respectively.

Deposits received consist of the following:

	June 30,	December 31,
	2014	2013
Bureau of civil affairs	$6,701	$6,957
Deposits from patients	$-	$2,251
	$6,701	$9,208

F-30

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(AMOUNTS IN USD)

(UNAUDITED)

L.	Capital lease obligations and deposit for capital leases

On December 23, 2010, Jiarun entered into a Lease Agreement to lease medical equipment from Hitachi, a third party, for a three-year period, in which Jiarun is required to make quarterly payments toward the lease. The Company was also required to pay a deposit up front, which the deposit will later be used to offset against the last quarterly payment. The medical equipment will be transferred to Jiarun upon the completion of the Agreement.

On September 3, 2012, Jiarun entered into a Lease Agreement to lease medical equipment from Hitachi, a third party, for a two-year period, in which Jiarun is required to make quarterly payments toward the lease. The Company also was required to pay a deposit up front, which the deposit will be later used to offset against the last quarterly payment. The medical equipment will be transferred to Jiarun upon the completion of the Agreement.

On June 5, 2013, Jiarun entered into a Lease Agreement to lease hospital building from Harbin Baiyi Real Estate Development Co., Ltd, which is owed by the owner of Jiarun, a related party. The Leasing terms consist of principal plus interest of 30 payments. Each payment will be made at annual basis and 7 million RMB for each payment will be paid upfront for each leasing period. The first payment shall commence on September 1 st, 2014, then the final payments to settle the total leasing amount. Both parties agreed for the leasee to pay 3 million RMB as deposit at the execution of the Leasing agreement, which will be deducted from the finally rental settlement. The lending interest rate was calculated at 6.55%, which is the benchmark interest rate announced from The People’s Bank of China. After the completion of all payments, the ownership of the lease item will be transferred to the Leasee (Jiarun hospital).

According to the Financial Leasing Contract, Jiarun has committed CNY 3 million ($490,677) of premium for lease which shall be paid in full prior to commencement of the leasing period to the Leasor. In accordance to accounting principles and treatment, this payment was booked as deposit in our accounts. The Leasor shall return the premium for lease to the Leasee at expiration of this Contract, or pledge this deposit as part of rents for the last period or periods in 2043.

ASC840-30-45-1 to 2 required us to separately disclose assets, obligations in Lessee’s financial statements. Especially it requiring assets to be recorded under capital leases and the accumulated amortization thereon shall be separately identified in the lessee’s balance sheet or in footnotes thereto. Obligation under capital leases shall be separately identified as such in the lessee’s balance sheet and shall be subject to the same considerations as other obligations in classifying them with current and noncurrent liabilities in classified balance sheets. ASC 840-30-45-3 the interest expense does not necessary classify as separate items in the income statement. However, unless the charge to income resulting from amortization of assets recorded under capital leases is included by the lessee with depreciation expense and the fact that it is so included is disclosed, the amortization charge shall be separately disclosed in the financial statements or footnotes thereto.

ASC 840-30-50-1 (a) to (d) specifies all of the information with capital leases shall be disclosed in the lessee’s financial statements or footnotes thereto, including the gross amount of assets recorded under capital leases, future minimum lease payments, the total of minimum sublease rentals and etc.

The leasing agreement for our hospital building contains the following provisions:

•	Rental payments of $1,144,913 per year, payable at the beginning of the month, September 2014.

•	An option allowing the lessor to extend the lease for thirty years beyond the last renewal option exercised by the company

•	A guarantee by the company that the lessor will realize $Nil, from selling the asset at the expiration of the lease This lease is a capital lease because its term (30 years) exceeds 75% of the building’s estimated economic life. In addition, the present value ($15,185,032) of the minimum lease payments exceeds 90% of the fair value of the building ($15,721,295).

•	Accumulated annual amounts resulting from applying an interesting rate 6.55% to the balance of the lease obligation at the beginning of each year. The lease obligation is increased by the amount of the prior year’s interest, the amount of the net rental payment at the beginning of each year; and this amount represents the guaranteed residual value at the end of the lease term.

These leases have been classified as capital leases. The cost of the medical equipment included in these leases is included in the consolidated balance sheets as property and equipment and construction in progress.

F-31

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(AMOUNTS IN USD)

(UNAUDITED)

L.	Capital lease obligations and deposit for capital leases (Continued)

The future minimum lease payments for annual capital lease obligation as of June 30, 2014 are as follows:

Year	Amounts
2014	$971,927
2015	818,046
2016	184,506
Thereafter	13,596,301
Total	$15,570,780

The Company recorded interest expense of $496,619 and $6,549 for the six months ended June 30, 2014 and 2013, respectively. During the three months ended June 30, 2014 and 2013 was $246,535 and $2,979, respectively.

M.	Income taxes

The Company adopts FASB ASC Topic 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In July 2006, the FASB issued FIN 48(ASC 740-10), Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109 (ASC 740), which requires income tax positions to meet a more-likely-than-not recognition threshold to be recognized in the financial statements. Under FIN 48(ASC 740-10), tax positions that previously failed to meet the more-likely-than-not threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability may be materially different from our estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities or deferred tax asset valuation allowance.

As a result of the implementation of FIN 48 (ASC 740-10), the company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48 (ASC 740-10). The Company recognized no material adjustments to liabilities or shareholder’s equity as a result of the implementation. The adoption of FIN 48 did not have a material impact on the Company’s unaudited consolidated financial statements.

Enterprise income tax is defined under the Provisional Regulations of PRC Concerning Income Tax on Enterprises promulgated by the PRC, income tax is payable by enterprises at a rate of 25% of their taxable income.

Jiarun's medical services have been exempt from enterprise income tax since March 1, 2006, which has been approved by the Local Taxation Bureau.

Jiarun was incorporated in accordance with the law of medical and health institutions, mainly provide medical services, with the "PRC Business Tax Tentative Regulations" Article 8 (3) medical service income tax-free provisions (hospital, clinics and other medical institutions to provide medical services shall be exempt from business tax). The Company's medical services have been exempted from business tax since March 1, 2006.

In considering the achievement of the hospital, it could not have been done without the support of local authorities, Jiarun hospital has paid income tax voluntary for $1,446 and $998 for six months ended June 30, 2014 and 2013, and for $665 and $418 during three months ended June 30, 2014 and 2013 respectively as a support to the local tax bureau's economical obligation.

F-32

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(AMOUNTS IN USD)

(UNAUDITED)

N. Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

As of June 30, 2014 and December 31, 2013, the Company has an accounts payable balance due to Heilongjiang Dahua Medicine Wholesale Co., Ltd owned by the owner of Jiarun, for the amount of $1,654 and $Nil, respectively.

During the six months ended June 30, 2014 and 2013, the Company had purchased from Heilongjiang Dahua Medicine Wholesale Co., Ltd for $152,879 and $110,282. During the three months ended June 30, 2014 and 2013, the Company had purchased from Heilongjiang Dahua Medicine Wholesale Co., Ltd for $75,119 and $63,611, respectively.

During the six months ended June 30, 2014 and 2013, Heilongjiang Dahua Medicine Wholesale Co., Ltd also paid $ 4,694 and $ 4,004 for the social insurance of Jiarun hospital staff. During the three months ended June 30, 2014 and 2013, Heilongjiang Dahua Medicine Wholesale Co., Ltd also paid $ 2,408 and $ 2,055 for the social insurance of Jiarun hospital staff.

As of June 30, 2014 and December 31, 2013, the Company has a balance due to Harbin Jiarun Pharmacy Co., Limited owned by the owner of Jiarun, of $Nil and $Nil, respectively.

During the six months ended June 30, 2014 and 2013, the Company had purchased from Harbin Jiarun Pharmacy Co., Limited for $115,439 and $102,138. During the three months ended June 30, 2014 and 2013, the Company had purchased from Harbin Jiarun Pharmacy Co., Limited for $51,508 and $53,070 respectively.

As of June 30, 2014 and December 31, 2013, the Company has a balance due to Heilongjiang Province Runjia Medical Equipment Company Limited owned by the owner of Jiarun of $Nil and $Nil.

During the six months ended June 30, 2014 and 2013, the Company had purchased from Heilongjiang Province Runjia Medical Equipment Company Limited for $18,123 and $Nil. During the three months ended June 30, 2014 and 2013, the Company had purchased from Heilongjiang Province Runjia Medical Equipment Company Limited for $18,153 and $Nil respectively.

As of June 30, 2014 and December 31, 2013, the Company has a balance due to Junsheng Zhang for the amount of $3,162 and $162.

The Company has a total balance due to related parties of $4,816 and $Nil as of June 30, 2014 and December 31, 2013, respectively.

As of June 30, 2014 and December 31, 2013, the shareholder of JHCL owed the company $50,000 and $50,000 for paid-in capital respectively.

On June 5, 2013, Jiarun entered into a Lease Agreement to lease new hospital building from Harbin Baiyi Real Estate Development Co., Ltd, which is owed by the owner of Jiarun, a related party. As of June 30, 2014, Harbin Baiyi Real Estate Development Co., Ltd received decoration fee paid in advance from the Company in the total amount of $3,330. As of June 30, 2014, the company has balance of deposits for capital leases and capital lease obligations of $ 487,195 and $ 14, 598,853 respectively.

As of December 31, 2013, Harbin Baiyi Real Estate Development Co., Ltd received decoration fee paid in advance from the Company in the total amount of $ 5,807. As of December 31, 2013, the company has balance of deposits for capital leases and Capital lease obligations of $490,677 and $15,024,218 respectively.

As of June 30, 2014 and December 31, 2013, Junsheng Zhang received rentals fee paid in advance from the Company in the total amount of $ 41,412 and $125,123.

O.	Prepayments

Prepayments consist of the following:

	June 30,	December 31,
	2014	2013

Heating fees	$-	$11,061
Deposits on medical equipment	858,275	43,507
Others	2,011	7,004
	$860,286	$61,572

F-33

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(AMOUNTS IN USD)

(UNAUDITED)

P.	Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. There was no contingency of this type as of June 30, 2014and December 31, 2013.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. There was no contingency of this type as of June 30, 2014 and December 31, 2013.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Q.	Segment and geographic information

The Company is operating in one segment in accordance with the accounting guidance FASB ASC topic 280, “Segment Reporting”. The company’s revenues are from customers in People’s Republic of China (“PRC”). All assets of the company are located in PRC.

R.	Revenue Recognition

The Company’s revenue consists of medicine sales and patient care revenue.

Medicine

Revenue from the sale of medicine is recognized when it is both earned and realized. The Company’s policy is to recognize the sale of medicine when the title of the medicine, ownership and risk of loss have transferred to the purchasers, and collection of the sales proceeds is reasonably assured, all of which generally occur when the patient receives the medicine.

Given the nature of this revenue source of the Company’s business and the applicable rules guiding revenue recognition, the revenue recognition practices for the sale of medicine do not contain estimates that materially affect results of operations nor any policy for return of products.

The revenue from medicine sales consists of the following:

	Three months ended June 30, 2014
	Jiarun	Eliminations	Consolidated
Medicine:
Western medicine	$670,828	-	$670,828
Chinese medicine	78,498	-	78,498
Herbal medicine	17,613	-	17,613
Total medicine	$766,939	-	$766,939

	Three months ended June 30, 2013
	Jiarun	Eliminations	Consolidated
Medicine:
Western medicine	$450,514	-	$450,514
Chinese medicine	66,155	-	66,155
Herbal medicine	12,662	-	12,662
Total medicine	$529,331	-	$529,331

	Six months ended June 30, 2014
	Jiarun	Eliminations	Consolidated
Medicine:
Western medicine	$1,345,220	-	$1,345,220
Chinese medicine	166,949	-	166,949
Herbal medicine	37,212	-	37,212
Total medicine	$1,549,381	-	$1,549,381

	Six months ended June 30, 2013
	Jiarun	Eliminations	Consolidated
Medicine:
Western medicine	$871,730	-	$871,730
Chinese medicine	132,761	-	132,761
Herbal medicine	30,015	-	30,015
Total medicine	$1,034,506	-	$1,034,506

F-34

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(AMOUNTS IN USD)

(UNAUDITED)

R.	Revenue Recognition (Continued)

Patient Services

In accordance with the medical licenses of Jiarun, the approved medical patient service scope of the Company include medical consulting, surgery, obstetrics and gynecology, pediatrics, anesthesia, clinic laboratory, medical imaging, and traditional Chinese medicine, etc.

Patient service revenue is recognized when it is both earned and realized. The Company’s policy is to recognize patient service revenue when the medical service has been provided to the patient and collection of the revenue is reasonably assured.

The Company provides services to both patients covered by social insurance and patients who are not covered by social insurance. The Company charges the same rates for patient services regardless of the coverage by social insurance.

Patients who are not covered by social insurance are liable for the total cost of medical treatment.

■	For out-patient medical services, revenue is recognized when the Company provides medical service to the patient. The Company collects payment when the patient checks out from the hospital, which is the same day the services are provided.

■	For in-patient medical services, the Company estimates the approximate fee the patients will spend in the hospital based on patients’ symptom. This is when the patients check in to the hospital. At that time, the Company collects the estimated fees from the patient and records the payment as deposits received.

During the in-patient services period, the Company recognizes revenue when the patient service is provided and deducts the cost of service from the deposit received. The Company records these transactions based on daily reports generated by the respective medical department. When medical services exceed patient deposits received the Company records revenue and accounts receivable when the patient services are provided.

When patients check out from the hospital, the Company calculates and determines the remaining deposit, if any, and refunds the unused portion of the deposit to the patients. In the case where the patients have a balance in accounts receivable during the in-patient period, accounts receivable are required to be paid in full at checkout.

Patients covered by social insurance will receive a portion or full medical services reimbursed or paid by the social insurance agencies via prepaid cards or insurance claim settlement process.

Settlement process

The Company is a registered medical service vendor under the state social insurance system for various social insurance agencies; the insurance agencies include “Social Medical Insurance funded by PRC and Heilongjiang Province” and “Heilongjiang Province New Rural Cooperative Medical Care System”. The Company utilizes an online system maintained by the social insurance agencies for patients’ who are covered by social insurance agencies.

■	The Company records patients’ information in the social insurance system at check in. The system determines the covered portion and amounts based on the information input to the system.

■	At the time of check out, the Company collects payment for services the patients are liable for and records accounts receivable from the social insurance agencies for the portion of services covered by the social insurances. In the case that the patients have made payment during the in-patient services period, the Company refunds any amount in excess of the portion they are liable for.

■	The Company is responsible for submitting supporting documents of patient services provided to the social insurance agencies for their review. The Company also requires reconciling its records with the social insurance agencies once a month. Once the social insurance agencies approve the reconciliation, the insurance agencies will settle the accounts receivable balance in the next month following the approval.

F-35

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(AMOUNTS IN USD)

(UNAUDITED)

R.	Revenue Recognition (Continued)

The revenue from patient services consists of the following:

	Three months ended June 30, 2014
	Jiarun	Eliminations	Consolidated
Patient services:
Medical consulting	$304,586	-	$304,586
Medical treatment	437,832	-	437,832
Others	27,427	-	27,427
Total patient services	$769,845	-	$769,845

	Three months ended June 30, 2013
	Jiarun	Eliminations	Consolidated
Patient services:
Medical consulting	$165,595	-	$165,595
Medical treatment	378,000	-	378,000
Others	1,783	-	1,783
Total patient services	$546,278	-	$546,278

	Six months ended June 30, 2014
	Jiarun	Eliminations	Consolidated
Patient services:
Medical consulting	$606,070	-	$606,070
Medical treatment	883,099	-	883,099
Others	27,824	-	27,824
Total patient services	$1,516,993	-	$1,516,993

	Six months ended June 30, 2013
	Jiarun	Eliminations	Consolidated
Patient services:
Medical consulting	$322,053	-	$322,053
Medical treatment	742,290	-	742,290
Others	7,343	-	7,343
Total patient services	$1,071,686	-	$1,071,686

S.	Fair Value Measurement

The Company applies the provisions of ASC Subtopic 820-10, Fair Value Measurements, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining the fair value for the assets and liabilities required or permitted to be recorded, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that is observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

There were no transfers between level 1, level 2 or level 3 measurements for the six months ended June 30, 2014 and 2013 and for the three months ended June 30, 2014 and 2013.

Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are reflected in the accompanying consolidated financial statements at amounts that approximate fair value because of the short-term nature of these instruments. The fair value of the Company’s capital lease obligations also approximate carrying value as they bear interest at current market rates.

F-36

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(AMOUNTS IN USD)

(UNAUDITED)

T	Recently accounting pronouncements

From time to time, new accounting standards issued by the Financial Accounting Standards Board (“FASB”) are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

U	Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base. The majority of sales are either cash receipt in advance or cash receipt upon delivery. During six and three months ended June 30, 2014 and June 30, 2013 no customer accounted for more than 10% of net revenue respectively. As of June 30, 2014 and December 31, 2013, 3 and 2 customers accounted for more than 5% of net accounts receivable, respectively. For those credit sales, the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

V.	Paid-in capital

On February 25, 2013, China Runteng Medical Group Co., Ltd was incorporated in British Virgin Islands under BVI’s Companies Ordinance. The Company has been authorized to issue 50,000 shares with par value of US$1.00 per share. The total issued and outstanding share as of December 31, 2013 is 50,000 shares, which was issued as founder’s shares at the time of incorporation with no consideration were given. On March 7, 2013, CRMG has acquired all 100% issued and outstanding shares of Runteng Medical Group Company Limited, obtained 100% controlling interest of Runteng Medical Group Company Limited. A Hong Kong registered company that holds a seventy percent (70%) ownership interest in Harbin Jiarun Hospital Company Ltd., a Heilongjiang registered company.

On May 21, 2013, the Joint Venture Investment Agreement between Runteng and Harbin Jiarun Hospital Company Ltd has been approved by the Ministry of Health of Heilongjiang; the approval certificate will be due on May 21, 2015. On June 03, 2013, Mr. Junsheng Zhang, the owner of Jiarun Hospital raised Jiarun’s paid in capital to $2,403,736 (RMB15 Million) with non-controlling interest of $1,639,185 (RMB10.15Million) and cash of$702,508 (RMB4.35Million), which has been certified by Heilongjiang Jinyuda Accountants Business Office Co. Ltd; the report number is (2013) A436. According to USGAAP has no literature can be used for reach retained earnings contribute to paid in capital. Therefore, JHCC has made adjustment within consolidated financial statements, non-controlling interest of $1,639,185 will not recognized as paid in capital.

W.	Common stock

On November 20, 2013, JRSIS HEALTH CARE CORPORATION was incorporated in United States and the State of Florida. The general nature of the business shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida. The Company has been authorized to issue 100,000,000 shares with $0.001 par value, of which 12,000,000 shares are issued and outstanding.

On December 20, 2013, upon formation, the Company issued an aggregate of 12,000,000 shares of its common stock to the shareholders of JRSIS HEATH CARE LIMITED to exchange all common stock of JRSIS HEATH CARE LIMITED 50,000 shares, $1 per share.

On January 23, 2014, JRSIS HEALTH CARE CORPORATION issued 1,589,000 common shares by private offering to 85 shareholders at a price of US$0.5725 per share, including both non-related and related person, three persons are defined as related person. The approximate dollar value of the amount involved in the transaction is US$909,703, including US$ 81,295 value of the amount of the related person's interest in the transaction.

1. Lanying Zhang, the sister of the Chairman, is not an employee of the Company and does not earn annual salary from the Company. The approximate dollar value of the amount involved in the transaction is US$22,900.

2. Pinxia Jin, the cousin of the Chairman, is not an employee of the Company and does not earn annual salary from the Company. The approximate dollar value of the amount involved in the transaction is US$57,250.

F-37

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(AMOUNTS IN USD)

(UNAUDITED)

W.	Common stock (Continued)

3. Ms. Xing Yanhui, a director of the Company since 2012. This relationship was reviewed by the Corporate Governance under the Company’s related party transaction policy. The approximate dollar value of the amount involved in the transaction is US$1,145.

The Company recognizes that related party transactions can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the Company’s best interests and those of our shareholders.

X.	Non-controlling interests

Non-controlling interests represent the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. The Company’s accompanying consolidated financial statements include all assets, liabilities, revenues and expenses at their consolidated amounts, which include the amounts attributable to the Company and the non-controlling interest. The Company recognizes as a separate component of equity and earnings the portion of income or loss attributable to non-controlling interests based on the portion of the entity not owned by the Company.

The Company adopted the provisions of FASB authoritative guidance regarding non-controlling interests in consolidated financial statements. The guidance requires the Company to clearly identify and present ownership interests in subsidiaries held by parties other than the Company in the consolidated financial statements within the equity section. It also requires the amounts of consolidated net earnings attributable to the Company and to the non-controlling interests to be clearly identified and presented on the face of the consolidated statements of operations.

On December 23, 2012, in accordance with the "Foreign Investment Enterprise Law" under the People’s Republic of China (“PRC”), Runteng and Jiarun entered into an agreement that Runteng and the current owner of Jiarun will invest a total of $7,936,508(equivalent to RMB50,000,000), in which Runteng will contribute $5,555,556 (equivalent to RMB35,000,000) or 70% of the total capital and the current owner of Jiarun will contribute $2,380,952(equivalent to RMB15,000,000) or 30% of the total capital. On June 03, 2013, Mr. Junsheng Zhang, the owner of Jiarun Hospital raised Jiarun’s paid in capital to $2,403,736 (RMB15 Million), as of June 30, 2014, Jiarun has not yet received such investment amount from Runteng.

On February 28, 2013, Harbin Jiarun Hospital and Runteng Group has held board meeting. The board have agreed Mr. Junsheng Zhang, the owner of Jiarun Hospital to raise Jiarun’s paid in capital to RMB15Million ($2,403,736) with non-controlling interest of RMB10.15Million ($1,639,185) and cash of RMB4.35Million ($702,508). Before the completion of the joint venture, the accumulated retained earnings of Jiarun Hospital will be dominated by Mr. Junsheng Zhang.

On June 01, 2013, Junsheng Zhang, the owner of Jiarun Hospital, entered into a supplemental agreement with Runteng for the attribution of accumulated retained earnings of Jiarun. In which, the retained earnings of Jiarun will be 100% attributed to Junsheng Zhang up to June 30, 2013. From July 1, 2013, the income of operations from Jiarun will be attributed to Runteng and Junsheng Zhang for 70% and 30% respectively.

On June 03, 2013, Mr. Junsheng Zhang, the owner of Jiarun Hospital raised Jiarun’s paid in capital to $2,403,736 (RMB15 Million) with non-controlling interest of$1,639,185 (RMB10.15Million) and cash of$702,508 (RMB4.35Million), which has been certified by Heilongjiang Jinyuda Accountants Business Office Co. Ltd; the report number is (2013) A436.

Jiarun credited paid-in-capital for $2,403,736, it consists of Harbin Jiarun Hospital Co., Ltd incorporated in February 2006 with paid in capital of $62,043. On June 03, 2013, Mr. Junsheng Zhang, the owner of Jiarun Hospital raised Jiarun’s paid in capital to $2,341,693 with cash of $702,508 and Non-controlling interest of $1,639,185. According to USGAAP has no literature can be used for reach retained earnings contribute to paid in capital. Therefore, JHCC has made adjustment within consolidated financial statements, non-controlling interest of $1,639,185 will not recognized as paid in capital.

$702,508 are reflected under “Cash and cash equivalents” of the caption in our Consolidated Balance Sheet.

Agreement above has been submitted to the local government for approval on December 29, 2012.

Once the agreements are approved by the government, the current owners of Jiarun will contribute the paid-in capital with the existing paid-in-capital and registered funds to the entity; and Runteng will pay the paid-in capital in a two-year period as follows:

1) 20% of the investment ($1,111,111) will be paid within 3 months prior to issurance of the Joint Venture business license;

2) Remaining 80% of the investment will be paid within 2 years since the days of issuance of the changed Joint Venture business license;

On July 08, 2014, Jiarun have obtained joint venture business license. We have already completed “cooperation restructuring”. According to the amending of Article of Association (Joint venture investment agreement), Runteng has the obligation to pay $5,555,556 (35m RMB) within five years after the issuance of the joint venture business license. However, no interest is required to be paid. However, no interest is required to be paid. Up to completion of our legal structures, we are compliance with the Company Law of People’s Republic of China and all other requirements imposed by PRC authorities.

On June 01, 2013, Junsheng Zhang, the owner of Jiarun Hospital, entered into supplemental agreement with Runteng for the attribution of accumulated retained earnings of Jiarun. In which, the retained earnings of Jiarun will be attributed to Junsheng Zhang up to June 30, 2013. From July 1, 2013, the income of operations from Jiarun will be attributed to Runteng and Junsheng Zhang for 70% and 30% respectively.

F-38

JRSIS HEALTH CARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(AMOUNTS IN USD)

(UNAUDITED)

X.	Non-controlling interests (Continued)

According to the joint venture supplemental agreement, the comprehensive income of Jiarun will be attributable to the non-controlling interest up to June 30, 2013. From July 1, 2013, the comprehensive income from Jiarun will be attributable to retained earnings and non-controlling interest for 70% and 30% respectively (Exhibit 10.6 Supplementary Description Terms for the Articles of Harbin Jiarun Hospital Co., Ltd).

Based on our analysis of the guidance contained in FASB ASC 805-50-15 a., an example of transactions between entities under common control includes an entity that “charters” a newly formed entity and then transfers some or all of its net assets to that newly formed entity. In this situation, the Predecessor’s management (Jiarun) created the JHCC, and operating with the approval and at the direction of JHCC. For the purpose of contributing the net assets in the Predecessor, in exchange for equity in the JHCC.

On 20th of December, 2013, by and among JRSIS HEALTH CARE CORPORATION (the “JHCC”) and JRSIS HEALTH CARE LIMITED (the “JHCL”) and the shareholders of JHCL, Junsheng Zhang, Yanhua Xing and Weiguang Song has entered a share exchange agreement. JHCC desires to issue a total of 12,000,000 shares of its Common Stock (the “JHCC Shares”) to the Shareholders of JHCC, pro rata, in exchange for one hundred percent (100%) of the JHCL Shares owned by the Shareholders. At the Closing, the Shareholders shall allot and deliver to JHCC a total of 50,000 shares of the ordinary share of JHCL which represents one hundred percent (100%) of the issued and outstanding shares of JHCL. JHCL shall become a wholly-owned subsidiary of JHCC, and JHCC will effectively acquire all business and an assets of JHCL as now or hereafter existing, including all business and assets of any and all subsidiaries of JHCL., including Runteng Medical Group Company Limited, a Hong Kong registered investment company that holds a seventy percent (70%) ownership interest in Harbin Jiarun Hospital Company Ltd., a Heilongjiang registered company. The Company will account for the December 2013 exchange transaction in accordance with standards promulgated by the FASB regarding transactions between entities under common control, ASC 805-50-15.

JHCC as a parent company is subjecting ASC810-10-10, which states that consolidated financial statements are required for a fair presentation if one of the entities in the consolidated group directly or indirectly has a controlling financial interest in the other entities.

30% of Jiarun hospital interest held by Junsheng Zhang is subjecting to non-controlling interest (“NCIs”), which was stated under ASC810-10-45, the ownership interest in the subsidiary that are held by owners other than the parent is a non-controlling interest. On the other hand, 93% held by Junsheng Zhang is applying to our parent company JHCC.

According to ASC 810-10-50 requirements, we have separately disclosed amounts attributable to our parent and NCIs in the financial statements. As of June 30, 2014, the comprehensive income attributable to the parent and NCIs is $1,740,302 and $2,858,409, respectively. As of December 31, 2013, the comprehensive income attributable to the parent and NCIs is $473,836 and $2,671,064, respectively.

Y.	Subsequent Events

The Management of the Company determined that there were no other reportable subsequent events to be disclosed.

F-39

(RESALE PROSPECTUS OFFERING PAGE)

JRSIS HEALTH CARE CORPORATION

1,589,000 SHARES OF COMMON STOCK

   OFFERING PRICE $0.5725 PER SHARE

We are also registering for resale 1,589,000 shares of our common stock by selling stockholders (the "Resale Offering"). The selling security holders will offer and sell our common stock at a fixed price of $0.5725 per share, until a public market emerges for our common stock and, thereafter, at prevailing market prices. We will not receive any proceeds from the sale of shares by the selling stockholders.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 15 BEFORE INVESTING IN OUR COMMON STOCK.

There is currently no public market for our common stock and we have not applied for listing or quotation on any public market. We intend to seek a market maker to file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the Over-the-Counter Bulletin Board. We do not currently have a market maker who is willing to list quotations for our common stock, and there can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. You should rely only on the information contained in this prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, JRSIS HEALTH CARE CORPORATION or the shares of our common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is September 23, 2014

54

[RESALE PROSPECTUS ALTERNATE PAGE]

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 15. All references to “we,” “us,” “our,”, “Company” or similar terms used in this prospectus refer to JRSIS HEALTH CARE CORPORATION.  Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending December 31. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock.

Corporate Background and Business Overview

JRSIS HEALTH CARE CORPORATION was incorporated in the State of Florida on November 20, 2013. Our corporate address is 1 st – 7 th Floor, Industrial and Commercial Bank Building, Xingfu Street, Hulan Town, Hulan District, Harbin City, Heilongjiang Province, China 150025. Our telephone number is 0086-451-56888933.

On December 20, 2013, we acquired One Hundred Percent (100%) of the issued and outstanding capital stock of JRSIS Health Care Limited, a privately held Limited Liability Company registered in the British Virgin Islands (“JHCL”) for Twelve Million (12,000,000) shares of our common stock. JHCL, through its wholly owned subsidiary, Runteng Medical Group Co., Ltd (“Runteng”), holds majority ownership in Harbin Jiarun Hospital Co., Ltd, a company duly incorporated, organized and validly existing under the laws of China (“Jiarun”). We provide full scale medical services in the Heilongjiang region in China. As the parent company, we rely on Jiarun to conduct One Hundred Percent (100%) of our businesses and operations.

Established in February 2006, Harbin Jiarun Hospital Co., Ltd is a privately held, full medical service hospital established in Harbin City of Heilongjiang, China. Jiarun is serving in a municipal and county level and providing both Western and Chinese medical practices to the citizens of Harbin. Strategically located in the heart of Harbin, the Hospital is operating in over 3,200 square meters of space spread out over 7 stories for residential and walk-in clinic patients, emergency treatments, radiology and day to day management. With over 150 open medical beds and 185 medical staffers (consisting of 68 licensed doctors and 19 surgeons, 15 drug management, 81 nurses, 2 dentists) and supported by 40 non-medical employees, the Hospital is capable of serving as much as 4,315 inpatients and 263 thousand outpatients on an annual basis. Beds are provided to hospitalized patients, who usually have more serious health condition, may also need surgery, the treatment cycle will generally be days, weeks, or even months. On average, the hospital normally intakes much higher number of outpatients (patient who stays within the hospital for medical and/or healthcare services for less than 24 hours) than of inpatients (patient whose stays exceed 24 hours) on an annual basis. For the fiscal year ended December 31, 2013, the Hospital has serviced 249,540 outpatients while only servicing total of 4,100 inpatients for the same fiscal year. For the fiscal year 2012, the hospital has serviced 150,670 outpatients and 3,620 inpatients in total. While outpatients do stay far less time within the facility, they do however, require medical beddings to allow for various medical procedures to be performed on them from time to time, thus consuming some of the available beds.

On November 10, 2013, Jiarun Hospital entered into a Rental Agreement to lease current hospital building from Junsheng Zhang, the owner of Jiarun hospital, the renting agreement for the current hospital building contains the following provisions:

•	Rental payments of RMB85, 000 per month.

•	The renting period is from January 1, 2014 to September 30, 2014

•	Jiarun Hospital is responsible for paying and undertaking all expenses incurred during the rental period, expenses are include: water charge, electricity charge, gas fee, telephone costs, cleaning, heating fee and property management fee, as well as other taxes and expenses.

•	The building is to be used solely for Harbin Jiarun Hospital Co., Ltd.’s operations.

•	During the rental period, the building maintenance costs will be beared by Jiarun Hospital.

We intend to terminate the existing rental agreement with the present owner of Jiarun hospital building when the new facility is completed and immediately to conduct our operations solely from the new facility, as the new facility is considerably larger than current hospital.

The current hospital building has over 3,200m 2 in space spread out in 7 stories. It is working close to its maximum capacity. Current organic growth is limited by operation capacity. The hospital is expanding operation capacity through the cash generated from operations and through current owner contributions. To date Harbin Baiyi Real Estate Development Co., Ltd, (which is the same owner of Jiarun Hospital), has already completed construction of the new building. The management has entered into a leasing agreement with Harbin Baiyi Real Estate Development Co., Ltd. for the new medical facility which has over 24,000 m 2 (increase from 3,200m 2 ) in space spread out in 26 floors in the heart of Harbin City that will contain over 500 open beds and 10-15 operating rooms. Therefore, JRSIS anticipates the sales rate will increase around 64% (compare to the year 2013) in the first year after to use the new medical facility.

Harbin is the capital city of province of Heilongjiang, China's most North-easterly province. The province has a population of 39 million and Harbin's population is registered to be 10 million. We are located in Hulan district of Harbin, which has a population of 800,000 people [http://www.hulan.gov.cn/hlgk/]

We are competing with two government-owned hospitals in the Hulan district of Harbin city. One is operating in over 8300 m 2 of space, contain about 200 open beds and about 370 employees; The other one is operating in over 21,000m 2 of space, contain about 300 open beds and about 580 employees .

By offering services that are based on its competitive advantages. Here’s what our employees and customers said the hospital does the best:

-	Provides the one high-quality emergency, primary care, and retail pharmacy within its service area
-	Staffs the hospital with personnel who have superior knowledge to support efficient operations
-	Offers the best care possible by maintaining its full staff of highly-experienced nurses
-	Providing advanced medical facilities and comfortable environments
-	Maintaining the highest level of professional healthcare
-	Maintaining competitive prices for medical treatment and drugs and medications

The hospital industry today constantly face pressure from all sides to provide the highest quality healthcare services while implementing strict cost controls and meeting increasing regulatory requirements. In order to solve this difficult problems, Jiarun has created hospital-wide labour union empowered to analyze problems and to develop, implement, and sustain solutions designed jointly by the labour union and the top management group aiming to improve productivity and service quality throughout the hospital.

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Equipped with over 93 pieces of the latest medical equipment, the Hospital provides well rounded medical services to all of its patients. From less complicated services such as Dentistry to highly sophisticated operations such as General Surgery, the Hospital’s staff are prepared to provide immediate medical treatment services throughout all 24 hours of the day. For the year 2013, the Hospital has conducted about 4,100 inpatients, representing approximately 91% of the hospital’s maximum medical capacity.

The Hospital is currently run by a staff of 185 medically trained personnel and supported by 40non- medical staff for day to day office work. In the year 2013, the Hospital had served 4,100 inpatients while providing clinical services to as much as 250 thousand outpatients. Of the many services provided by the Hospital, Internal Medicine and Surgery Performance account for as much as 57.37% of Jiarun’s revenue source.

It is common in China, we generate revenues from providing both medical treatment and the sale of medicine, respectively making up of 49% and 51% of the total revenues for the six months ended June 30, 2014, 52% and 48% of the total revenues for the period year ended December 31, 2013.

Medical Services

The hospital offers a comprehensive range of services—from heart surgery to emergency services to radiology and women’s health. Continuum of care includes wellness programs, inpatient and outpatient services and rehabilitation. The hospital provides modern facilities and cutting-edge equipment, as well as highly skilled and experienced personnel ready to attend to patient medical and healthcare needs. We offer comprehensive healthcare services including: Treatment, X-ray, Electrocardiographic, Surgery, Bed, Body checking, Inspection, Clinic, Ultrasound, Material, Oxygen and others. Breakdown of patient service revenue as fallowing:

	For six Months Ended Jun 30, 2014	For the Year Ended Dec 31, 2013

Patient services
Bed	$44,177	$63,652
Electrocardiographic	40,301	45,329
Treatment	276,396	348,799
X-ray	274,840	451,117
Surgery	153,987	316,353
Test	377,017	492,886
Inspection	19,561	31,474
Clinic	33,003	53,631
Ultrasound	103,321	162,216
Material	122,073	167,033
Anesthesia	31,340	50,781
Other	40,977	83,473
Total	$1,516,993	$2,266,744

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The types of products that we sell include western medicine, Chinese medicine and herbal medicine.

The hospital needs to confirm that the patients are prescribed with the right medication, at the right dosage, and at the right time. Pharmacists work throughout the hospital. Hospital can help patient to understand complicated drug therapies, explain why certain laboratory tests are required, and let patient know about the risks and benefits of the medications. Thus, allowing the patient to understand the needs to purchase medicines from hospital thereby generating sales revenue to the hospital.

The revenue from medicine sales as the following:

	For six Months Ended Jun 30, 2014	For the Year Ended Dec 31, 2013
Medicine:
Western medicine	$1,345,220	$1,760,281
Chinese medicine	166,949	266,064
Herbal medicine	37,212	58,147
Total medicine	$1,549,381	$2,084,492

On a three (3) year basis, Jiarun’s revenue has been growing at a compound rate of approximately 28.00% annually and the Hospital anticipates this trend will slow down but will remain in the high double digits as long as Jiarun’s facility operates at current level of patient and services efficiency. However, accounting for the fact that the hospital is working close to its maximum capacity, this growth trend may only extend for only 2 years unless physical capacity of the hospital is increased. In consideration of this future growth cap, the management has entered into a leasing agreement with Harbin Baiyi Real Estate Development Co., Ltd. for a new 26 floors medical facility in the heart of Harbin City that will contain over 500 open beds and 10-15 operating rooms. The hospital completed the building construction in November of 2013, and it is in the process of decorating, with an anticipated completion date in the third quarter of 2014.

For the long run, we intend to implement two primary strategies to expand and grow the size of our hospital:

We are expanding our hospital operation capacity through the cash generated from operations and through current owner contributions. To date Baiyi has completed the construction of the new building. The new hospital facility is presently undergoing painting and decoration. This is expected to be finished in third quarter of 2014 so that the Hospital can be prepared for expanded medical service operations to commence towards the third quarter of 2014. Therefore, additional sophisticated equipment and professional staffs are a must for us to utilize fully of the new facility.

In April 2014, Jiarun has spent 1.5m RMB in purchasing additional clinicar, as a sign that Jiarun is promoting its business by providing mobile clinical free medicine services. The Mobile Clinic will provide free medical services around Jiarun Hospital community. With the Jiarun new hospital building is put into use, Jiarun will be able to further improve its healthcare services ability and expand its service coverage area to additional communities and towns.

Harbin Baiyi Real Estate Development Co., Ltd completed the construction of a new 26 floors medical facility in the heart of Harbin City. The owner of Harbin Baiyi Real Estate Development Co., Ltd is also the owner of Jiarun hospital. The new hospital facility was constructed by Baiyi where which the land itself was also purchased by Baiyi in 2011. The management concluded to separate the purchase of the land and the construction of the facility from Jiarun and place all ownership to Baiyi as in accordance to the regulatory rules in PRC, Baiyi will have a much better advantage in obtaining financing facilities for the development and construction of the hospital facility than of Jiarun. In accordance to PRC bank regulation, banks are highly limited to accept buildings as collateral for obtaining banking or financing facilities if the borrower operates within the hospital industry.

Further to the PRC banking restriction, Jiarun was not able to generate sufficient capital to support the new building construction plus land costs. However, the management was about to come up with sufficient funding to complete the purchase and construction as they have more funding channel to support the new hospital facility construction, such as shopping center profit, medicine retail and trading profits and etc.

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The following diagram illustrates our corporate structure upon completion of this Offering.

We don’t have any materially changes to our corporate structure upon completion of the new facility.

Business Strategy

We intend to implement two primary strategies to expand and grow the size of our hospital:

(i) We are expanding our hospital operation capacity through the cash generated from operations and through current owner contributions. To date we have already completed construction of the new building. The building is presently undergoing painting and decoration. The new hospital building decoration include outside and inside wall painting, floor coverings, pipeline, electricity, furniture, lift, air-conditioning, central heating installation, purchase medical equipment and installation, purchase beds and doors and so on.

After the new facility is completed, the hospital intends to use the proceeds to hire additional professional staffs and purchase additional medical equipment that are more advance and updated. All medical personnel will be expected to understand and be specialized in some medical technology. Furthermore, the Hospital will expect these personnel to uphold the highest medical ethics mentality and demonstrate top level medical services.

(ii) We have plans to acquire similar sized hospitals in second tier cities throughout China.

In the past two decades, numerous cities in China have experienced unprecedented economic growth. This economic phenomenon triggered the rise of a classification system based on “tiers” that aims to rank cities throughout China in terms of their population size, development of services, infrastructure and cosmopolitan nature. Although the tier system is often criticized for being inexact and lacking standardized criteria, it can serve as a useful reference for companies that are trying to structure their China strategy.

To be considered in the second tier, a city should have a population of at least three million and a minimum GDP equivalent to USD 2,000 per capita. [http://www.chinasourcingblog.org]

With more than 30 years working and business experience in health and medical services industry, management believes that we have strong opportunities to acquire other similar and/or smaller size hospitals in second tier cities throughout China. We intend to actively pursue acquisition opportunities as they arise. Currently we have no written agreements for hospital acquisition targets, and there can be no assurance that we will be able to locate any suitable target or negotiate definitive terms with them.

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From January 1, 2012 to December 31, 2012, we have generated revenues of $3,481,100, with assets of $1,614,754 as of December 31, 2012, and we have incurred net income of $1,145,094.  For the year ended December 31, 2013, we have generated revenues of 4,351,236, with assets of 18,519,798 and we have incurred net income of $1,322,692. For six months ended of June 30, 2014, we have generated revenues of $3,066,374, with assets of $20,343,704, and we have generated net income of $567,040. Based on our financial history since January 01, 2011, our independent auditor has expressed no doubt to our ability to continue as a going concern.

Since our incorporation, we have made significant purchases of medical equipment and other assets necessary for the operation of the Hospital.

Except as described above, we have not been involved in any mergers, acquisitions or consolidations.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

We have three (3) executive officers who also serve as three (3) of our four (4) directors. They are Junsheng Zhang, Lihua Sun and Xuewei Zhang. None of our officers live in the United States.

Implications of Being an Emerging Growth Company

As a company with less than $1 billion in revenue in our last fiscal year, we are defined as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.  We will retain “emerging growth company” status until the earliest of:

¨	The last day of the fiscal year during which our annual revenues are equal to or exceed $1 billion;

¨	The last day of the fiscal year following the fifth anniversary of our first sale of common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, which we refer to in this document as the Securities Act;

¨	The date on which we have issued more than $1 billion in nonconvertible debt in a previous three-year period; or

¨	The date on which we qualify as a large accelerated filer under Rule 12b-2 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., an issuer with a public float of $700 million that has been filing reports with the U.S. Securities and Exchange Commission (“SEC”) under the Exchange Act for at least 12 months).

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As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to SEC reporting companies.  For so long as we remain an emerging growth company we will not be required to:

¨	Have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Wall Street Reform and Consumer Protection Act of 2002;

¨	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

¨	Submit certain executive compensation matters to stockholder non-binding advisory votes;

¨	Submit for stockholder approval golden parachute payments not previously approved;

¨	Disclose certain executive compensation related items, as we will be subject to the scaled disclosure requirements of a smaller reporting company with respect to executive compensation disclosure; and

¨	Present more than two years of audited financial statements and two years of selected financial data in this registration statement and future filings, instead of the customary three years for audited financial statements and five years for selected financial data.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result, our financial statements may not be comparable to companies that comply with public company effective dates.   The decision to opt out is irrevocable.

Because the worldwide market value of our common stock held by non-affiliates, or public float, is below $75 million, we are also a “smaller reporting company” as defined under the Exchange Act.  Some of the foregoing reduced disclosure and other requirements are also available to us because we are a smaller reporting company and may continue to be available to us even after we are no longer an emerging growth company under the JOBS Act but remain a smaller reporting company under the Exchange Act.  As a smaller reporting company we are not required to:

¨	Have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and

¨	Present more than two years of audited financial statements in our registration statements and annual reports on Form 10-K and present any selected financial data in such registration statements and annual reports filings made by the Company on the EDGAR Company Search page of the Securities and Exchange Commission's Web site, the address for which is www.sec.gov. The public may read and copy any materials the Company files with the SEC at the SEC's Public.

Summary of the Offering

Shares of common stock being offered by us:	1,589,000 shares of our common stock.
Offering price:	$0.5725 per share of common stock.
Number of shares outstanding before the offering:	12,000,000
Number of shares outstanding after the offering, if all the shares are sold:	13,589,000
Use of Proceeds:	We will not receive any proceeds of the offering by the selling stockholders.

Risk Factors:	See “Risk Factors” beginning on page15 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.
Dividend Policy:	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Summary Financial Data

The following selected financial information for the period from (January 01, 2012) through our fiscal year ended December 31, 2013 is derived from our audited annual financial statements and for the six months ended June 30, 2014 is derived from our unaudited interim financial statements. The information contained in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the financial statements and accompanying notes included in this prospectus.

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JRSIS HEALTH CARE CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30, 2014	December 31,	December 31,
	(Unaudited)	2013	2012
Assets
Current Assets:
Cash and cash equivalents	$1,075,082	$631,288	$200,475
Accounts receivable, net	449,870	271,427	206,165
Inventories	92,369	98,300	60,455
Other receivables	2,842	2,699	2,137
Prepayments	860,286	61,572	54,059
Advance to related parties	94,742	180,930	-
Deposits for capital leases - current portion	-	19,300	19,501
Total current assets	2,575,191	1,265,516	542,792

Construction in progress	15,578,995	15,346,873	-
Property and equipment, net	1,702,323	1,416,732	1,053,280
Deposits for capital leases	487,195	490,677	18,682
Total assets	$20,343,704	$18,519,798	$1,614,754

Liabilities and shareholders’ equity
Current Liabilities:
Accounts payable	$114,636	$84,469	$45,435
Deposits received	6,701	9,208	5,969
Due to related parties	4,816	-	301,324
Other payable	18,597	18,569	168
Payroll payable	29,463	26,975	44,455
Capital lease obligations - current portion	971,927	211,459	135,365
Total current liabilities	1,146,140	350,680	532,716
Capital lease obligations	14,598,853	15,024,218	74,124
Total liabilities	$15,744,993	15,374,898	606,840

Shareholders’ equity
Common stock; $0.001 par value, 100,000,000 shares authorized; 13,589,000 and 12,000,000 issued and outstanding at June 30,2014 and December 31,2013.respectively	13,589	12,000	-
Additional paid-in capital	946,114	38,000	-
Retained earnings	772,450	399,977	-
Other comprehensive income	8,149	23,859	-
Total shareholders’ equity of the Company	1,740,302	473,836	-
Non-controlling interest	2,858,409	2,671,064	1,007,914
Total shareholders’ equity	4,598,711	3,144,900	1,007,914
Total liabilities and shareholders’ equity	$20,343,704	$18,519,798	$1,614,754

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JRSIS HEALTH CARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2014 (Unaudited)	2013 (Unaudited)	2013	2012
Revenue:
Medicine	$1,549,381	$1,034,506	$2,084,492	$1,767,902
Patient services	1,516,993	1,071,686	2,266,744	1,713,198
Total revenue	3,066,374	2,106,192	4,351,236	3,481,100
Operating costs and expenses:
Cost of medicine sold	903,629	620,400	1,247,915	1,029,180
Medical consumables	215,640	132,657	307,493	192,502
Salaries and benefits	545,135	403,063	890,780	692,620
Office supplies	50,271	35,096	65,472	75,482
Vehicle expenses	20,572	23,659	60,353	42,335
Utilities expenses	38,370	37,141	67,474	49,124
Rentals and leases	84,173	81,760	165,667	132,915
Advertising and promotion expenses	2,535	1,067	5,344	13,103
Interest expense	499,129	6,876	12,765	14,200
Professional fee	79,702	46,483	93,776	-
Depreciation	70,491	53,505	116,378	92,294
Total operating costs and expenses	2,509,647	1,441,707	3,033,417	2,333,755
Earnings from operations before other income and income taxes	556,727	664,485	1,317,819	1,147,345
Other income	11,759	299	6,857	(264)
Earnings from operations before income taxes	568,486	664,784	1,324,676	1,147,081
Income tax	1,446	998	1,984	1,987
Net income	567,040	663,786	1,322,692	1,145,094
Less: net income attributable to non-controlling interests	194,567	663,786	922,715	1,145,094
Net income attributable to the Company	$372,473	$-	$399,977	$-
Comprehensive income:
Foreign currency translation adjustment
Foreign currency translation adjustment attributable to non-controlling interests	(7,222)	27,681	37,927	138,998
Foreign currency translation adjustment attributable to the Company	(15,710)	-	23,859	-
Comprehensive income	$544,108	$691,467	$1,384,478	$1,284,092
Less: Comprehensive income attributable to non-controlling interests	$187,345	$691,467	$960,642	$1,284,092
Comprehensive income attributable to the Company	356,763	-	423,836	-
Basic and diluted earnings per share	$0.0278	$-	$0. 2897	$-
Weighted average number of shares outstanding	13,394,789	-	1,380,822	-

The biggest risks and uncertainties

Investing in JRSIS HEALTH CARE CORPORATION involves a high degree of risk. You should carefully consider the biggest risks and uncertainties summarized below, the risks described under “Risk Factors” beginning on page 15 of, and the other information contained in, this prospectus before you decide whether to invest our company. The biggest risks associated with our business are as follows:

Like most providers of medical services, we are subject to potential litigation.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and SEC regulations promulgated there under, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from potential revenue generating activities to compliance activities.

If we fail to properly manage the employment of our doctors and nurses, we may be subject to penalties including fines, loss of licenses, or an order to cease practice against our medical centers, which could materially and adversely affect our business.

Our business is heavily regulated. Failure to comply with applicable regulations and any changes in government policies or regulations could result in penalties, loss of licenses, additional compliance costs or other adverse consequences;

Our business exposes us to liability risks that are inherent in the operation of complex medical equipment, which may experience failures or cause injury either because of defects, faulty maintenance or repair, or improper use.

Our business exposes us to liability risks that are inherent in the operation of complex medical equipment, which may experience failures or cause injury either because of defects, faulty maintenance or repair, or improper use. Extended downtime of our medical equipment could result in lost revenues, dissatisfaction on the part of customers and damage to our reputation. Any injury caused by our medical equipment in our medical centers due to equipment defects, improper maintenance or improper operation could subject us to liability claims. Regardless of their merit or eventual outcome, such liability claims could result in significant legal defense costs for us, harm our reputation, and otherwise have a material adverse effect on our business, financial condition and results of operations.

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[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

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[RESALE PROSPECTUS ALTERNATE PAGE]

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of January 31, 2014, and as adjusted to reflect the sale of shares of common stock offered by this Prospectus by (i) each of our named executive officers (other than our former Chief Executive Officer who no longer beneficially owns any of our securities), (ii) each of our directors, (iii) all current executive officers and directors as a group, (iv) all persons, including groups, known to us to own beneficially more than five percent (5%) of any class of our voting stock, and (v) the selling stockholders.

As of June 30, 2014, we had 13,589,000 shares of common stock outstanding.

Except as specifically indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or rights held by that person that are currently exercisable or exercisable, convertible or issuable within 60 days of January 31, 2014, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name of Selling Stockholder and Position, Office or Material Relationship with JRSIS HEALTH CARE	Common Shares owned by the Selling	Percent beneficially owned before	Total Shares to be Registered Pursuant	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding)
CORPORATION	Stockholder	Offering	to this Offering	# of Shares	% of Class

Liping Tang	64,000		64,000	-
Jun Li	14,000		14,000	-
Wenyan Li	10,000		10,000	-
Fangqi Ding	14,000		14,000	-
Fangwei Ding	14,000		14,000	-
Yaohua Jiang	70,000		70,000	-
Xifeng Zhao	10,000		10,000	-
Zhongqiang Wang	20,000		20,000	-
Chenghua Sun	2,000		2,000	-
Xiaohui Sun	2,000		2,000	-
Ying Tang	2,000		2,000	-
Guozhi Wang	2,000		2,000	-
Liru Zhao	4,000		4,000	-
Jie Yang	4,000		4,000	-
Liqing Li	4,000		4,000	-
Aihua Chu	6,000		6,000	-
Lidong Sun	2,000		2,000	-
Ying Jiang	2,000		2,000	-
Shujuan Zhong	10,000		10,000	-
Xuemei Bao	6,000		6,000	-
Daiying Wu	4,000		4,000	-
Bo Zhang	4,000		4,000	-
Dan Yang	4,000		4,000	-
Chunling Jing	8,000		8,000	-
Caihong Feng	4,000		4,000	-
Yong Qi	4,000		4,000	-
Shichun Zong	4,000		4,000	-
Li Wang (1)	12,000		12,000	-
Wenshui Zhao (2)	40,000		40,000	-
Yongquan Li (3)	20,000		20,000	-
Yanyan Sheng (4)	4,000		4,000	-
Jie Liu (5)	6,000		6,000	-
Yinghong Zhao (6)	2,000		2,000	-
Haiyan Xu (7)	2,000		2,000	-
Jingbo Xue (8)	10,000		10,000	-
Guifeng Wang (9)	4,000		4,000	-
Minghui Ouyang (10)	4,000		4,000	-
Fangfang Dong (11)	4,000		4,000	-
Zhennan Gao (12)	4,000		4,000	-
Weinan Li (13)	2,000		2,000	-
Dongmei Wu (14)	2,000		2,000	-
Hongxu Zhang (15)	8,000		8,000	-
Zhongjie Chen (16)	2,000		2,000	-
Xingming Li (17)	2,000		2,000	-
Zhaojun Li (18)	10,000		10,000	-
Hang Ma (19)	2,000		2,000	-
Gang Han	50,000		50,000	-
Zhiwei Zhou	50,000		50,000	-
Jianghua Ren	20,000		20,000	-
Yigang Jiang	4,000		4,000	-
Qingli Meng	10,000		10,000	-
Yongfeng Guo	250,000		250,000	-
Dan Huang	60,000		60,000	-
Lanying Zhang (20)	40,000		40,000	-
Chongqing Wang	20,000		20,000	-
Pinxia Jin (21)	100,000		100,000	-
Lihong Xing	20,000		20,000	-
Shanchuan Ma	20,000		20,000	-
Xin Yuan	30,000		30,000	-
Chunjuan Wu	4,000		4,000	-
Xuelian Kong	2,000		2,000	-
Jing Yu (22)	4,000		4,000	-
Jianbo Sha	8,000		8,000	-
Yonggang Hu	10,000		10,000	-
Ding Li	40,000		40,000	-
Li Chen	40,000		40,000	-
Yongqiang Bai	100,000		100,000	-
Xinhua Zhang	100,000		100,000	-
Xiuyun Chen (23)	6,000		6,000	-
Fangbing Mu	20,000		20,000	-
Xinli Sun	20,000		20,000	-
Wenlei Wu	20,000		20,000	-
Haoyuan Zhang	6,000		6,000	-
Xiying Ma	3,000		3,000	-
Hongying Zeng	2,000		2,000	-
Pinggao Hu	30,000		30,000	-
Na Li	2,000		2,000	-
Jie Zou	10,000		10,000	-
Jisheng Yang	4,000		4,000	-
Xiaowei Chen	6,000		6,000	-
WU YUBEN	10,000		10,000	-
Guoping Song	20,000		20,000	-
HU YANGMEI	10,000		10,000	-
Zezeng Yu	2,000		2,000	-
XING YANHUI (24)	2,000		2,000	-

Total	1,589,000		1,589,000

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Except as set forth below, the selling stockholder has not held any position or office with us or any of our affiliates, nor has had any other material relationship (other than as a purchaser of securities) with us or any of our affiliates or predecessors within the past three years. Furthermore, none of the selling stockholders are a registered broker-dealer or an affiliate of a registered broker-dealer.

Material relationship which the selling security holder

(1)	Li Wang is an employee of Jiarun
(2)	Wenshui Zhao is an employee of Jiarun
(3)	Yongquan Li is an employee of Jiarun
(4)	Yanyan Sheng is an employee of Jiarun
(5)	Jie Liu is an employee of Jiarun
(6)	Yinghong Zhao is an employee of Jiarun
(7)	Haiyan Xu is an employee of Jiarun
(8)	Jingbo Xue is an employee of Jiarun
(9)	Guifeng Wang is an employee of Jiarun
(10)	Minghui Ouyang is an employee of Jiarun
(11)	Fangfang Dong is an employee of Jiarun
(12)	Zhennan Gao is an employee of Jiarun
(13)	Weinan Li is an employee of Jiarun
(14)	Dongmei Wu is an employee of Jiarun
(15)	Hongxu Zhang is an employee of Jiarun
(16)	Zhongjie Chen is an employee of Jiarun
(17)	Xingming Li is an employee of Jiarun
(18)	Zhaojun Li is an employee of Jiarun
(19)	Hang Ma is an employee of Jiarun
(20)	Lanying Zhang is the sister of our Chairman of the company
(21)	Pinxia Jin is the cousin of our Chairman of the company
(22)	Jing Yu is an employee of Jiarun
(23)	Xiuyun Chen is an employee of Jiarun
(24)	Xing Yanhui is a member of our Board of Director.

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[RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION

We are registering 1,589,000 shares of common stock for resale by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The selling security holders will offer and sell our common stock at a fixed price of $0.5725 per share, until a public market emerges for our common stock and, thereafter, at prevailing market prices.   These sales may be affected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

• On any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

• In the over-the-counter market;

• In transactions otherwise than on these exchanges or systems or in the over-the-counter market;

• Through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

• Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• An exchange distribution in accordance with the rules of the applicable exchange;

• Privately negotiated transactions;

• Short sales made after the date the Registration Statement is declared effective by the Commission;

• Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

• A combination of any such methods of sale; and

• Any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer, donate and pledge the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

66

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding, or 200,000 shares immediately after this offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Rule 144 is not available for resale of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock estimated to be $116,404.9 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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Dealer Prospectus Delivery Obligation

Until 90 days from the effective date of this Registration Statement, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

JRSIS HEALTH CARE CORPORATION

8,000,000

 Shares

 of

 Common Stock

PROSPECTUS

September 23, 2014

68

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$589.90
Transfer Agent Fees	$500
Legal, accounting fees and expenses (1)	$113,965
Edgar filing, printing and engraving fees (1)	$1,350
Total (1)	$116,404.90

(1) Estimated.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Florida Revised Statutes and by our Bylaws.

Under the Florida Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Florida law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Florida law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities since our inception on November 20, 2013. All of these shares were exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act, or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates issued in such transactions and there were no investors who are citizens or residents of the United States.. We relied on information from purchasers that they were accredited investors and/or such investors were provided adequate information and were otherwise determined to be suitable.  In all cases, there was no public solicitation. The issuances of the securities described below were affected without the involvement of underwriters .

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On December 20, 2013, we acquired One Hundred Percent (100%) of the issued and outstanding capital stock of JRSIS Health Care Limited, a privately held Limited Liability Company registered in the British Virgin Islands (“JHCL”) for Twelve Million (12,000,000) shares of our common stock paid to the three shareholders of JHCL. Only one of the three shareholders of JHCL is also our officers and directors and the shares were issued as follows:

Junsheng Zhang	11,160,000 shares
Yanhua Xing	588,000 shares
Weiguang Song	252,000 shares

On January 23, 2014, we issued the following shares of unregistered securities in transactions not involving a private offering to the following 85 foreign investors pursuant to an exemption from registration under Section 4(2) of the Securities Act, or Regulation S promulgated thereunder.

Shareholder	Shares Purchased	Consideration Paid	Date of Purchase
Liping Tang	64,000	36,640	23-Jan-14
Jun Li	14,000	8,015	23-Jan-14
Wenyan Li	10,000	5,725	23-Jan-14
Fangqi Ding	14,000	8,015	23-Jan-14
Fangwei Ding	14,000	8,015	23-Jan-14
Yaohua Jiang	70,000	40,075	23-Jan-14
Xifeng Zhao	10,000	5,725	23-Jan-14
Zhongqiang Wang	20,000	11,450	23-Jan-14
Chenghua Sun	2,000	1,145	23-Jan-14
Xiaohui Sun	2,000	1,145	23-Jan-14
Ying Tang	2,000	1,145	23-Jan-14
Guozhi Wang	2,000	1,145	23-Jan-14
Liru Zhao	4,000	2,290	23-Jan-14
Jie Yang	4,000	2,290	23-Jan-14
Liqing Li	4,000	2,290	23-Jan-14
Aihua Chu	6,000	3,435	23-Jan-14
Lidong Sun	2,000	1,145	23-Jan-14
Ying Jiang	2,000	1,145	23-Jan-14
Shujuan Zhong	10,000	5,725	23-Jan-14
Xuemei Bao	6,000	3,435	23-Jan-14
Daiying Wu	4,000	2,290	23-Jan-14
Bo Zhang	4,000	2,290	23-Jan-14
Dan Yang	4,000	2,290	23-Jan-14
Chunling Jing	8,000	4,580	23-Jan-14
Caihong Feng	4,000	2,290	23-Jan-14
Yong Qi	4,000	2,290	23-Jan-14
Shichun Zong	4,000	2,290	23-Jan-14
Li Wang	12,000	6,870	23-Jan-14
Wenshui Zhao	40,000	22,900	23-Jan-14
Yongquan Li	20,000	11,450	23-Jan-14
Yanyan Sheng	4,000	2,290	23-Jan-14
Jie Liu	6,000	3,435	23-Jan-14
Yinghong Zhao	2,000	1,145	23-Jan-14
Haiyan Xu	2,000	1,145	23-Jan-14
Jingbo Xue	10,000	5,725	23-Jan-14
Guifeng Wang	4,000	2,290	23-Jan-14
Minghui Ouyang	4,000	2,290	23-Jan-14
Fangfang Dong	4,000	2,290	23-Jan-14
Zhennan Gao	4,000	2,290	23-Jan-14
Weinan Li	2,000	1,145	23-Jan-14
Dongmei Wu	2,000	1,145	23-Jan-14
Hongxu Zhang	8,000	4,580	23-Jan-14
Zhongjie Chen	2,000	1,145	23-Jan-14
Xingming Li	2,000	1,145	23-Jan-14
Zhaojun Li	10,000	5,725	23-Jan-14
Hang Ma	2,000	1,145	23-Jan-14
Gang Han	50,000	28,625	23-Jan-14
Zhiwei Zhou	50,000	28,625	23-Jan-14
Jianghua Ren	20,000	11,450	23-Jan-14
Yigang Jiang	4,000	2,290	23-Jan-14
Qingli Meng	10,000	5,725	23-Jan-14
Yongfeng Guo	250,000	143,125	23-Jan-14
Dan Huang	60,000	34,350	23-Jan-14
Lanying Zhang	40,000	22,900	23-Jan-14
Chongqing Wang	20,000	11,450	23-Jan-14
Pinxia Jin	100,000	57,250	23-Jan-14
Lihong Xing	20,000	11,450	23-Jan-14
Shanchuan Ma	20,000	11,450	23-Jan-14
Xin Yuan	30,000	17,175	23-Jan-14
Chunjuan Wu	4,000	2,290	23-Jan-14
Xuelian Kong	2,000	1,145	23-Jan-14
Jing Yu	4,000	2,290	23-Jan-14
Jianbo Sha	8,000	4,580	23-Jan-14
Yonggang Hu	10,000	5,725	23-Jan-14
Ding Li	40,000	22,900	23-Jan-14
Li Chen	40,000	22,900	23-Jan-14
Yongqiang Bai	100,000	57,250	23-Jan-14
Xinhua Zhang	100,000	57,250	23-Jan-14
Xiuyun Chen	6,000	3,435	23-Jan-14
Fangbing Mu	20,000	11,450	23-Jan-14
Xinli Sun	20,000	11,450	23-Jan-14
Wenlei Wu	20,000	11,450	23-Jan-14
Haoyuan Zhang	6,000	3,435	23-Jan-14
Xiying Ma	3,000	1,718	23-Jan-14
Hongying Zeng	2,000	1,145	23-Jan-14
Pinggao Hu	30,000	17,175	23-Jan-14
Na Li	2,000	1,145	23-Jan-14
Jie Zou	10,000	5,725	23-Jan-14
Jisheng Yang	4,000	2,290	23-Jan-14
Xiaowei Chen	6,000	3,435	23-Jan-14
WU YUBEN	10,000	5,725	23-Jan-14
Guoping Song	20,000	11,450	23-Jan-14
HU YANGMEI	10,000	5,725	23-Jan-14
Zezeng Yu	2,000	1,145	23-Jan-14
XING YANHUI	2,000	1,145	23-Jan-14
Total	1,589,000	909,703

70

Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

3.1	Articles of Incorporation of Registrant
3.2	Bylaws of the Registrant
3.3	BVI-Registration Form on November 08, 2013
3.4	Certificate of Incumbency on November 22, 2013
3.5	BVI-Registration Form on January 14, 2014
3.6	Certificate of Incumbency on January 22, 2014
3.7	20131009-COI-China Runteng Medical Group Co., Ltd
5.1	Opinion and Consent of Co-Securities Counsel
10.1	House Leasing Contract
10.2	Financial Leasing Contract
10.3	Supplier Agreement
10.4	Share Exchange Agreement
10.5	Agreement on Modification to Contract and Articles of Association
10.6	Supplementary Description Terms for the Articles of Harbin Jiarun Hospital Co., Ltd
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Form of Subscription Agreement
99.2	Capital Verification Report

Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida on September 23, 2014.

JRSIS HEALTH CARE CORPORATION.

By:	/s/ Junsheng Zhang
Name: Junsheng Zhang
Title: Chairman of the board and Director

By:	/s/ Xuewei Zhang
Name: Xuewei Zhang
Title: Chief Financial Officer,
Principal Accounting
Officer and Director

By:	/s/ Lihua Sun
Name: Lihua Sun
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Junsheng Zhang	Chairman of the board, Director	September 23, 2014

/s/ Xuewei Zhang	Chief Financial Officer and Director	September 23, 2014

/s/ Lihua Sun	Chief Executive Officer and Director	September 23, 2014

/s/ Yanhui Xing	Director	September 23, 2014

72